UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Aramark

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NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2018 Annual Meeting of Shareholders Wednesday, January 31, 2018 at 10:00am EST Philadelphia Marriott Downtown 1201 Market Street Philadelphia, PA 19107

DEAR FELLOW SHAREHOLDERS:

Every day at Aramark, we focus on delivering excellence to the customers, consumers and communities we are privileged to serve across the globe. Our mission to Enrich and Nourish Lives is carried out daily by our associates who are committed to dreaming and doing – never losing sight of the importance of delighting people wherever they learn, work, play and recover.

I am pleased to report that 2017 was another successful year as we made further strides on our transformative journey while delivering strong results – led by a double-digit increase in adjusted earnings per share for the fourth consecutive year. Our performance was driven by maintaining a clear-eyed focus on our winning strategy:

●  Accelerating Growth

●  Activating Productivity

●  Attracting Talent

●  Achieving Portfolio Optimization

At Aramark, everything begins with the principle that the ‘Consumer Sets the Table,’ meaning that we must understand, anticipate and meet their needs centered on:

Quality – providing products featuring superior ingredients that are sourced and prepared the right way

Health & Wellness – developing a variety of items that are fresh and good for you, led by our groundbreaking Healthy for Life partnership with the American Heart Association

Convenience – capitalizing on technology to enable speed of service that fits within today’s busy and fast-paced schedules

Personalization – tailoring and customizing our offerings to be relevant to individual tastes and preferences

Eric J. Foss Chairman, President and Chief Executive Officer

We also continued our progress in building a sound corporate governance structure that is the foundation of financial integrity, shareholder transparency and sustainable results. Our commitment to solicit shareholder feedback ensures ongoing dialogue that results in adopting best practices and continuous improvement. Our outreach efforts this year included approaching shareholders representing over two-thirds of our stock ownership and led to several important actions:

•	Implementing proxy access by-laws
•	Adding return on invested capital as a performance metric for our long-term performance awards
•	Increasing the weighting of performance awards

In addition, we advanced in the areas of Board composition and diversity, as well as in compensation practices. We remain committed to evolving our governance structure as our company, the industry and our shareholder base evolve. You can rely on our vigilance around accountability, transparency and open dialogue with shareholders as a hallmark of our governance practices.

Finally, we announced two strategic, financially compelling transactions that will drive meaningful growth and enhance our competitive position across our portfolio. We have acquired Avendra, the leading hospitality procurement service provider in North America that manages nearly $5 billion in annual purchasing spend. We also entered into an agreement to acquire AmeriPride, one of the largest uniform rental and linen supply companies in North America. These transactions meet our objective to enhance scale and capability in our core business, and represent the next step in our commitment to creating sustainable value for our shareholders. We look forward to welcoming the hard working team members of Avendra and AmeriPride to the Aramark family.

Looking forward, I remain confident in the outlook for our company. Thank you for your investment in Aramark and your ongoing interest. Our success is fueled by your confidence in us, and we count on your support to enable our future success.

I am pleased to invite you to attend Aramark’s Annual Meeting of Shareholders on Wednesday, January 31, 2018, at 10:00 am/EST at the Philadelphia Marriott Downtown (1201 Market Street, Philadelphia, PA 19107). It will be my pleasure to welcome you and provide details about our 2017 performance and our dedication to delivering long-term shareholder value. Whether or not you are able to attend, your voice is important, and we hope that you will cast your vote at your earliest convenience. Thank you.

Chairman, President and Chief Executive Officer

Notice of 2018 Annual Meeting of Shareholders

DATE AND TIME:

Wednesday, January 31, 2018 at 10:00 am (Eastern Standard Time)

PLACE:

Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania 19107

ITEMS OF BUSINESS:

PROPOSAL 1.	To elect the 11 director nominees listed in the proxy statement to serve until the 2019 annual meeting of shareholders and until their respective successors have been duly elected and qualified;

PROPOSAL 2.	To consider and vote upon a proposal to ratify the appointment of KPMG LLP as Aramark’s independent registered public accounting firm for the fiscal year ending September 28, 2018;

PROPOSAL 3.	To hold a non-binding advisory vote on executive compensation; and

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE:

The Board of Directors has fixed December 8, 2017, as the record date for the meeting. This means that only shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

HOW TO VOTE:

Shareholders of record can vote their shares by using the Internet or the telephone or by attending the meeting in person and voting by ballot. Instructions for voting by using the Internet or the telephone are set forth in the Notice of Internet Availability that has been provided to you. Shareholders of record who received a paper copy of the proxy materials also may vote their shares by marking their votes on the proxy card provided, signing and dating it, and mailing it in the envelope provided, or by attending the meeting in person and voting by ballot.

By Order of the Board of Directors,

Stephen R. Reynolds
Executive Vice President, General Counsel and Secretary

December 21, 2017

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about December 21, 2017. You should read the entire proxy statement carefully before voting. For more information regarding the Company’s 2017 performance, please review Aramark’s Annual Report.

MISSION & STRATEGY

Aramark’s mission is to “Deliver experiences that enrich and nourish lives.” This mission is anchored in our core values which guide our execution in the marketplace:

•	Sell and Serve with Passion. Placing clients and consumers at the center of all that we do by listening and responding to their needs with service focused on quality and innovation.

•	Set Goals. Act. Win! Maintaining a culture of accountability where performance matters and exhibiting leadership that achieves and exceeds expectations through our execution.

•	Front-Line First. Providing our front-line employees with tools and training that empower them to deliver excellence at the point of service to thousands of consumers and clients every day.

•	Integrity and Respect Always. The highest ethical standards are the cornerstone of the Aramark brand and help us earn the trust of our key constituents.

We strive to accomplish this mission through a repeatable business model founded on five principles of excellence—selling, service, execution, marketing and operations. We operate our business with social responsibility, focusing on initiatives that support our diverse workforce, advance consumer health and wellness, protect our environment, and strengthen our communities. Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, as well as an employer of choice by the Human Rights Campaign and DiversityInc.

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Total Shareholder Return - ARMK vs. S&P 5001 Adjusted Operating Income $M2

2017 BUSINESS PERFORMANCE HIGHLIGHTS

As we evaluate our compensation approach for the year, we note that Aramark reported another record year in 2017. We delivered a 14% increase in constant currency adjusted earnings per share (“EPS”) (28% increase in GAAP EPS), the fourth consecutive year of double-digit adjusted EPS growth. We also achieved improvements in numerous other financial metrics*, a 30 basis point improvement in our leverage ratio to 3.5x and a 36% increase in our free cash flow generation. We continued to execute against a focused strategy to accelerate growth, activate productivity, attract the best talent and achieve portfolio optimization, and our strong results this year reflect the success of this strategy.

*See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Total Shareholder Return of 110% since our IPO vs. 41% for the S&P 500. Our cost and productivity initiatives have improved adjusted operating income and margins…

…which have accelerated adjusted earnings per share growth, allowing us to increase the financial flexibility of the Company for the long run.

1 As of the end of fiscal 2017

2 Constant currency as reported in each respective year

3 The 53rd week is estimated to have increased Fiscal 2014 adjusted EPS by $0.02

4 As of the end of the relevant fiscal year

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Adjusted Earnings Per Share2 Net Debt to Covenant Adjusted EBITDA

CURRENT BOARD OF DIRECTORS

DIRECTOR	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS
Eric J. Foss	59	Chairman, President and Chief Executive Officer, Aramark
Pierre-Olivier Beckers-Vieujant	57	Honorary President and Chief Executive Officer, Delhaize Group	Audit and Corporate Practices Nominating and Corporate Governance
Lisa G. Bisaccia	61	Executive Vice President and Chief Human Resources Officer, CVS Health Corporation	Compensation and Human Resources Nominating and Corporate Governance
Richard W. Dreiling	64	Former Chairman and Chief Executive Officer, Dollar General Corporation	Compensation and Human Resources Finance
Irene M. Esteves	58	Former Chief Financial Officer, Time Warner Cable Inc.	Audit and Corporate Practices Finance (Chair)
Daniel J. Heinrich	61	Former Chief Financial Officer, The Clorox Company	Audit and Corporate Practices (Chair) Finance
Sanjeev K. Mehra Lead Director	58	Former Advisory Director and Vice Chairman, Global Private Equity, Merchant Banking Division, Goldman, Sachs & Co.	Compensation and Human Resources Nominating and Corporate Governance (Chair)
Patricia B. Morrison	58	Executive Vice President, Customer Support Services & Chief Information Officer, Cardinal Health, Inc.	Audit and Corporate Practices Finance
John A. Quelch	66	Dean and Vice Provost, University of Miami School of Business Administration	Audit and Corporate Practices Nominating and Corporate Governance
Stephen I. Sadove	66	Former Chairman and Chief Executive Officer, Saks Incorporated	Compensation and Human Resources (Chair) Nominating and Corporate Governance

CORPORATE GOVERNANCE

We are committed to strong corporate governance practices, which promote the long-term interests of shareholders, strengthen financial integrity, and foster attractive Company performance as demonstrated by the following:

Key Governance Practices

•	11 Director Nominees, of Which 10 Are Independent

•	Diversity of Skills, Experience and Backgrounds of Directors and Robust Director Nominee Selection Process

•	Annual Election of All Directors

•	Independent Audit, Compensation, Nominating and Corporate Governance and Finance Committees

•	Alignment of Director and Shareholder Interests through Director Equity Grants, which, in 2018, comprise 62% of base annual compensation

•	Independent Lead Director

•	Annual Board Self-Assessment and Board Skills and Experience Assessment

•	Executive Sessions of Independent Directors Held at Each Regularly Scheduled Board Meeting

•	Adoption of Proxy Access

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SHAREHOLDER ENGAGEMENT

Over the past few years, in response to shareholder feedback, the Board has incorporated the enhancements to our executive compensation program and corporate governance practices that are depicted in the timeline below.

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SHAREHOLDER ENGAGEMENT & CORPORATE GOVERNANCE ENHANCEMENTS TIMELINE FEBRUARY Adopted a clawback policy NOVEMBER Granted 3-year adjusted EPS ‘cliff vesting’ performance awards NOVEMBER Added free cash flow metric to management bonus plan FEBRUARY Eliminated liberal share recycling AUGUST Implemented proxy access by-laws NOVEMBER Performance awards weighting increased to 50% Granted 3-year adjusted EPS & ROIC ‘cliff-vesting’ performance awards

EXECUTIVE COMPENSATION

Our Executive Compensation Programs

Our compensation programs are designed to support our overall commitment to continued growth and the provision of quality and innovative services to our clients and customers in order to ensure continued shareholder value creation. Our programs are focused on three important goals:

Align with Shareholder Interests: Align each executive’s interests with shareholders’ interests by requiring significant stock ownership, tying substantial portions of pay to performance, paying a significant portion of compensation in equity and subjecting equity compensation to performance conditions and multi-year vesting periods;

Performance Based: Tie significant portions of compensation to performance in order to achieve our short-term and long-term business goals; and

Market Competitiveness: Attract and retain key executives with the capability to lead the business forward by providing innovative and effective service to our clients and customers.

Percentage of Variable NEO Compensation “At Risk” The charts below highlight the significant percentage of the CEO’s compensation and the average compensation of our other named executive officers (“NEOs”) as a group for fiscal 2017 that is variable and “at-risk.”

CEO PAY MIX OTHER NEO PAY MIX Salary and other Annual cash incentive Equity Awards Total pay at risk

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VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL	BOARD’S RECOMMENDATION
Proposal 1. Election of 11 Director Nominees (page 8)	FOR Each Director Nominee
Proposal 2. Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2018 (page 26)	FOR
Proposal 3. Advisory Approval of Executive Compensation (page 29)	FOR

2018 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Wednesday, January 31, 2018 at 10:00 am EST

Record Date:	December 8, 2017

Place:	Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, PA 19107

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Corporate Governance Matters

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to elect 11 director nominees listed below to serve on the Board for a one-year term. Information about the Board and each director nominee is included in this section.

Voting Recommendation

The Board recommends that you vote “FOR” each director nominee listed below. After consideration of the individual qualifications, skills and experience of each of our director nominees and, where applicable, his or her prior contributions to the Board, it believes a Board composed of the 11 director nominees would be well-balanced and effective.

The Board, upon recommendation from the Nominating and Corporate Governance Committee (the “Nominating Committee”), has nominated 11 directors for election at the Annual Meeting. Each of the directors elected at the annual meeting will hold office until the annual meeting of shareholders to be held in 2019 or until his or her successor has been elected and qualified, or until his or her earlier death, resignation, removal or disqualification. Each of Messrs. Foss, Beckers-Vieujant, Dreiling, Heinrich, Mehra, Quelch, and Sadove, and Mses. Bisaccia, Esteves and Morrison currently serves as a member of the Board of Directors. Mr. Darden is a new director nominee for our 2018 Annual Meeting of Shareholders.

Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the meeting, one or more of the director nominees has become unavailable to serve, shares represented by proxies will be voted for the remaining director nominees and for any substitute director nominee or nominees designated by the Board of Directors, unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve. Proxies cannot be voted for a greater number of persons than the director nominees listed.

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The Board of Directors recommends a vote “FOR” each nominee for Director

DIRECTOR NOMINEES

The following information describes certain information regarding our director nominees as of December 21, 2017.

Director Nominee Composition

Director Nominee Skills, Experience, and Background

The Board regularly reviews the skills, experience, and background that it believes are desirable to be represented on the Board and, in conjunction with the Board’s refreshment process described below, has recently re-evaluated these skills and qualifications to better align with the Company’s strategic vision and business and operations. The following is a description of some of these skills, experience, and background:

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Strategic Leadership Experience driving strategic direction and growth of an organization Operations Management Expertise Experience or expertise in managing the operations of a business or major organization Industry Background Knowledge of or experience in one or more of the Company’s specific industries (e.g., food, facilities management, and uniform services) Public Company Board Service Experience as a board member of another publicly-traded company. Financial Acumen & Expertise Experience or expertise in financial accounting and reporting or the financial management of a major organization Corporate Finance & M&A Experience Experience in corporate lending or borrowing, capital markets transactions, significant mergers or acquisitions, private equity, or investment banking Senior Management Leadership Experience serving in a senior leadership role of a major organization (e.g., Chief Financial Officer, General Counsel, President, or Division Head) Technology Background or Expertise Experience or expertise in information technology or the use of digital media or technology to facilitate business objectives CEO Leadership Experience serving as the Chief Executive Officer of a major organization International Experience Experience doing business internationally

The following is a summary of some of the skills, experience, and background that our director nominees bring to the Board:

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SKILLS, EXPERIENCE AND BACKGROUND STRATEGIC LEADERSHIP CORPORATE FINANCE & M&A EXPERIENCE SENIOR MANAGEMENT LEADERSHIP INTERNATIONAL EXPERIENCE TECHNOLOGY BACKGROUND OR EXPERTISE FINANCIAL ACUMEN & EXPERTISE PUBLIC COMPANY BOARD SERVICE INDUSTRY BACKGROUND CEO LEADERSHIP OPERATIONS MANAGEMENT EXPERTISE

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Eric J. Foss Director since: 2012 Age: 59 Chairman, President and Chief Executive Officer, Aramark Biography: Eric J. Foss has been our Chairman of the Board since February 2015 and our President and Chief Executive Officer (“CEO”) since May 2012. Before joining us, Mr. Foss served as Chief Executive Officer of Pepsi Beverages Company from February 2010 until December 2011. Prior to that Mr. Foss served as Chairman and Chief Executive Officer of The Pepsi Bottling Group from 2008 until 2010; President and Chief Executive Officer from 2006 until 2007; and Chief Operating Officer from 2005 until 2006. Mr. Foss serves on the board of CIGNA Corporation and previously served on the board of UDR, Inc. Mr. Foss also serves on the board of directors of privately-held Catalyst Inc. Skills & Qualifications: Having served as our CEO since May 2012, Mr. Foss’s extensive knowledge of the Company and its wide-ranging operations are invaluable to the Board. In addition, Mr. Foss’s experience on strategic and operational matters that he obtained prior to joining Aramark as a public company Chief Executive Officer is greatly valued by the Board. Mr. Foss also brings to the Board a long career focused on retail strategies and consumer preference matters. Experience Highlights: CEO Leadership, Strategic Leadership, Operations Management Expertise, Public Company Board Service Non-Independent Director Aramark Committees: None Other Public Boards: CIGNA Corporation CIG Pierre-Olivier Beckers-Vieujant Director since: 2015 Age: 57 Honorary President and Chief Executive Officer, Delhaize Group Biography: Pierre-Olivier Beckers-Vieujant most recently served as President and Chief Executive Officer of Delhaize Group, an international food retailer, from January 1999 to November 2013 and prior to that held numerous positions with that company since 1983. He currently serves on the board of directors of The D’Ieteren Group. Mr. Beckers-Vieujant previously served as a director of Delhaize America, Inc. and Delhaize Belgium. He has been President of the Belgian Olympic Interfederal Committee since December 2004 and was elected to the International Olympic Committee in July 2012. Mr. Beckers-Vieujant also serves as a director of The Bata Shoe Company and Belron, which are privately-held. Skills & Qualifications: Mr. Beckers-Vieujant has over 20 years of experience internationally and in the U.S., bringing valuable experience to the Board from his years leading an employee-intensive business in the food industry. A former public company Chief Executive Officer, Mr. Beckers-Vieujant brings important leadership insights and strategic perspective to the Board. Experience Highlights: CEO Leadership–Former, Industry Experience, Operations Management Expertise, International Experience Independent Director Aramark Committees: Audit & Corporate Practices; Nominating & Corporate Governance Other Public Boards: The D’Ieteren Group

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Lisa G. Bisaccia Director since: 2016 Age: 61 Executive Vice President and Chief Human Resources Officer, CVS Health Corporation Biography: Lisa G. Bisaccia has been Executive Vice President and Chief Human Resources Officer for CVS Health Corporation since 2015. From 2010 to 2015, Ms. Bisaccia served as Senior Vice President and Chief Human Resources Officer for CVS Health Corporation. Prior to that, Ms. Bisaccia served as Vice President, Human Resources, Retail division of CVS from 2008 to 2009 and Vice President, Compensation, Benefits and HR Operations/Technology from 2004 to 2008. Prior to joining CVS, Ms. Bisaccia was with Fleetboston Financial Corporation serving in various compensation and benefits roles. Skills & Qualifications: Ms. Bisaccia’s significant experience in human resources, in particular in a high headcount business, has been an excellent addition to the Board. Ms. Bisaccia’s strategic and operations leadership also is of great value to the Board. Experience Highlights: Senior Management Leadership, Human Resources Experience, Strategic Leadership, Operations Management Expertise Independent Director Aramark Committees: Compensation & Human Resources; Nominating & Corporate Governance Other Public Boards: None Calvin Darden Director since: New Nominee Age: 67 Former Senior Vice President, U.S. Operations, United Parcel Service, Inc. Biography: Calvin Darden is currently Chief Executive Officer and Chairman of Darden Petroleum & Energy Solutions, LLC, a national distributor and regional provider of refined petroleum products and bio fuels founded by Mr. Darden in 2015. From 1995 to 2005, Mr. Darden served as Senior Vice President, U.S. Operations of United Parcel Service, Inc. Mr. Darden had a 33-year career with UPS where he served in a variety of senior leadership roles. Mr. Darden currently serves as a director of Target Corporation and Cardinal Health, Inc. Mr. Darden served on the board of directors of Coca-Cola Enterprises, Inc. (now known as Coca-Cola European Partners Plc) from 2003 to 2016. Skills & Qualifications: Mr. Darden’s expertise in supply chain networks, logistics and other operational matters would be highly valuable to the Board. In addition, Mr. Darden’s senior management experience for many years in a high-headcount business with a significant customer service element would provide important insights to the Board. Mr. Darden’s service on a number of public company boards would also be valuable to the Board as it relates to governance and similar matters. Experience Highlights: Operations Management Expertise, Senior Management Leadership, Strategic Leadership, Public Company Board Service Independent Director Aramark Committees: New Nominee Other Public Boards: Cardinal Health, Inc., Target Corporation

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Richard Dreiling Director since: 2016 Age: 64 Former Chairman and Chief Executive Officer, Dollar General Corporation Experience Highlights: CEO Leadership – Former, Strategic Leadership, Operations Management Expertise, Public Company Board Service Independent Director Aramark Committees: Compensation & Human Resources; Finance Other Public Boards: Kellogg Company, Lowe’s Companies, Inc., PulteGroup, Inc. Biography: Richard Dreiling is the former Chairman and Chief Executive Officer of Dollar General Corporation, serving as Chief Executive Officer from January 2008 to June 2015 and Chairman of the board of directors from December 2008 until January 2016. Before joining Dollar General, Mr. Dreiling served as Chief Executive Officer, President and a director of Duane Reade Holdings, Inc. and Duane Reade Inc., from November 2005 until January 2008, and as Chairman of the Board of Duane Reade from March 2007 until January 2008. Prior to that, Mr. Dreiling, beginning in March 2005, served as Executive Vice President – Chief Operating Officer of Longs Drug Stores Corporation, an operator of a chain of retail drug stores on the West Coast and Hawaii, after having joined Longs in July 2003 as Executive Vice President and Chief Operations Officer. From 2000 to 2003, Mr. Dreiling served as Executive Vice President – Marketing, Manufacturing and Distribution at Safeway, Inc. Prior to that, Mr. Dreiling served from 1998 to 2000 as President of Vons, a southern California food and drug division of Safeway. Mr. Dreiling is a director of Kellogg Company, Lowe’s Companies, Inc., and PulteGroup, Inc. Skills & Qualifications: Mr. Dreiling’s over 40 years of retail industry experience at all operating levels has added significant value to the Board. Mr. Dreiling has served as Chief Executive Officer of a large public company and brings to the Board very valuable insight and leadership attributes as a result of that experience. Irene M. Esteves Director since: 2015 Age: 58 Former Chief Financial Officer, Time Warner Cable Inc. Biography: Irene M. Esteves most recently served as Chief Financial Officer of Time Warner Cable Inc. from July 2011 to May 2013. She previously served as Executive Vice President and Chief Financial Officer of XL Group plc. Prior to that position, Ms. Esteves was Senior Vice President and Chief Financial Officer of Regions Financial Corporation. She currently serves as a director of R.R. Donnelley & Sons Company and Spirit AeroSystems Holdings Inc. and previously served as a director of Level 3 Communications, Inc., Timberland Co., Johnson Diversey Inc., and tw telecom inc. Skills & Qualifications: Ms. Esteves’ experience as a public company CFO and her over 20 years of experience overseeing global finance, risk management, and corporate strategy for U.S. and multi-national companies make her well qualified to serve on the Board. The Board has determined Ms. Esteves to be an audit committee financial expert and her accounting experience and skills are important to the Company. Experience Highlights: Senior Management Leadership, Financial Acumen & Expertise, Corporate Finance & M&A, Strategic Leadership Independent Director Aramark Committees: Audit & Corporate Practices; Finance Other Public Boards: R.R. Donnelley & Sons Company and Spirit AeroSystems Holdings Inc.

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Daniel J. Heinrich Director since: 2013 Age: 61 Former Chief Financial Officer, The Clorox Company Biography: Daniel J. Heinrich most recently served as Chief Financial Officer at The Clorox Company from 2003 to 2011. He started with Clorox in 2001 as Vice President and Controller and served in that role until 2003. Prior to joining Clorox he was Senior Vice President and Treasurer of Transamerica Finance Corporation from 1996 to 2001; Senior Vice President, Controller and Treasurer of Granite Management Company from 1994 to 1996; Senior Vice President, Controller and Chief Accounting Officer of First Nationwide Bank from 1986 to 1994; and in public accounting at Ernst & Young LLP from 1978 to 1986. Mr. Heinrich serves as a director of Edgewell Personal Care, Inc. (formerly Energizer Holdings, Inc.), Ball Corporation, and privately-held E. & J. Gallo Winery. Skills & Qualifications: The Board greatly values Mr. Heinrich’s extensive financial and business background and his tenure as a public company CFO. The Board has determined Mr. Heinrich to be an audit committee financial expert and his accounting experience and skills are important to the Company. In addition, Mr. Heinrich brings to the Board significant experience on information technology issues. Experience Highlights: Senior Management Leadership, Financial Acumen & Expertise, Corporate Finance & M&A Public Company Board Service Independent Director Aramark Committees: Audit & Corporate Practices (Chairman); Finance Other Public Boards: Edgewell Personal Care, Inc., Ball Corporation Sanjeev K. Mehra Director since: 2007 Age: 58 Former Advisory Director and Vice Chairman, Global Private Equity, Merchant Banking Division, Goldman, Sachs & Co. Experience Highlights: Financial Acumen & Expertise, Corporate Finance & M&A, Strategic Leadership, International Experience Independent Director Aramark Committees: Compensation & Human Resources; Nominating & Corporate Governance (Chairman) Other Public Boards: None Biography: Sanjeev Mehra most recently served as an Advisory Director of Goldman, Sachs & Co.’s Principal Investment Area of its Merchant Banking Division from March 2016 to July 2017. He was previously a Managing Director of the same group from 1996 and Vice Chairman of its Global Private Equity Group until March 2016. Mr. Mehra previously served as a director of First Aviation Services, Inc., Max Financial Services, Ltd., Interline Brands, Inc., Hawker Beechcraft, Inc., Burger King Holdings, Inc., KAR Auction Services, Inc., and SunGard. Skills & Qualifications: Mr. Mehra’s experience in private equity at Goldman, Sachs & Co. provides the Board with additional financial acumen and board leadership experience and perspective. Mr. Mehra is the Board’s Lead Director and his experience on the boards of a number of other public companies and his service on the Board since 2007 are invaluable in that role.

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Patricia Morrison Director since: 2017 Age: 58 Executive Vice President, Customer Support Services & Chief Information Officer, Cardinal Health, Inc. Experience Highlights:
Senior Management Leadership, Technology Background and Expertise, Operations Management Expertise Independent Director Aramark Committees: Audit & Corporate Practices; Finance Other Public Boards: Splunk, Inc. Biography: Patricia Morrison currently serves as the Executive Vice President of Customer Support Services and Chief Information Officer of Cardinal Health, Inc. Prior to joining Cardinal Health, Ms. Morrison was Chief Executive Officer of Mainstay Partners, a technology advisory firm, from 2008 to 2009. Previously, Ms. Morrison was Executive Vice President and Chief Information Officer for Motorola, where she oversaw all strategic, operational and financial aspects of the company’s information technology architecture, systems, tools, processes and infrastructure. Earlier in her career Ms. Morrison held the role of Chief Information Officer with GE Electrical Distribution. After four years with GE, she was the Chief Information Officer at Quaker Oats which was later acquired by PepsiCo in 2001.
Skills & Qualifications: Ms. Morrison has broad expertise in managing complex, multi-business shared services. A respected and experienced technology professional, Ms. Morrison is recipient of the Fisher-Hopper Prize for Lifetime Achievement in CIO Leadership. Ms. Morrison brings valuable information technology and shared services experience to the Board. John A. Quelch Director since: 2016 Age: 66
Dean and Vice Provost, University of Miami School of Business Administration Biography: John A. Quelch has been Dean and Vice Provost at the University of Miami School of Business Administration since July 2017. From January 2013 to June 2017, Dr. Quelch was the Charles Edward Wilson Professor of Business Administration at Harvard Business School and Professor in Health Policy and Management at Harvard School of Public Health. Between February 2011 and January 2013, Dr. Quelch served as Dean, Vice President and Distinguished Professor of International Management at the China Europe International Business School in Shanghai. From July 2001 through January 2011, he was Professor and Senior Associate Dean at the Harvard Business School. From July 1998 through June 2001, he was Dean of the London Business School. Dr. Quelch currently serves as a director of Alere, Inc. and privately-held Luvo, Inc. and previously served as a director of Propel Media, Inc., and WPP plc. Skills & Qualifications: Dr. Quelch’s international business experience and academic credentials have been an excellent addition to the Board. In particular, Dr. Quelch’s work in the areas of marketing and strategic thought have been a valuable asset. An expert in public health, Dr. Quelch provides important insights on public health matters affecting the Company or its business. Experience Highlights: Senior Management Leadership, Strategic Leadership, International Experience, Public Company Board Service Independent Director Aramark Committees: Audit & Corporate Practices; Nominating & Corporate Governance Other Public Boards:
Alere, Inc.

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Stephen I. Sadove Director since: 2013 Age: 66
Former Chairman and Chief Executive Officer, Saks Incorporated
Biography: Stephen Sadove is currently head of Stephen Sadove & Associates and a founding partner of JW Levin Partners. He served as Chief Executive Officer of Saks Incorporated from 2006 until November 2013 and Chairman and CEO from 2007 until November 2013. He was Chief Operating Officer of Saks from 2004 to 2006. Prior to joining Saks in 2002, Mr. Sadove was with Bristol-Myers Squibb Company from 1991 until 2002, first as President, Clairol from 1991 to 1996, then President, Worldwide Beauty Care from 1996 to 1997, then President, Worldwide Beauty Care and Nutritionals from 1997 to 1998, and finally, Senior Vice President and President, Worldwide Beauty Care. He was employed by General Foods Corporation from 1975 until 1991 in various managerial roles, most recently as Executive Vice President and General Manager, Desserts Division from 1989 until 1991. Mr. Sadove currently serves as a director of Colgate-Palmolive Company, Park Hotels & Resorts Inc. and Ruby Tuesday, Inc. and privately-held Buy It Mobility.
Skills & Qualifications: Mr. Sadove’s extensive knowledge of financial and operational matters in the retail industry, including as to technology matters, and his experience as a public company Chief Executive Officer are highly valuable to the Board. In addition, Mr. Sadove’s service on a number of public company boards provides important insights to the Board on governance and similar matters.
Experience Highlights:
CEO Leadership – Former, Operations Management Expertise, Strategic Leadership, Public Company Board Service
Independent Director
Aramark Committees:
Compensation & Human Resources; Nominating & Corporate Governance; Stock
Other Public Boards:
Colgate-Palmolive Company, Park Hotels & Resorts Inc., Ruby Tuesday, Inc.

CORPORATE GOVERNANCE

Board Structure and Leadership

The Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and five standing committees: the Audit and Corporate Practices Committee (the “Audit Committee”), the Compensation Committee, the Nominating Committee, the Finance Committee and the Stock Committee. The Board is currently led by Mr. Foss, our Chairman, President and Chief Executive Officer.

The Board, upon the recommendation of the Nominating Committee, has determined that, at this time, combining the positions of Chairman and Chief Executive Officer as part of a governance structure that includes a lead independent director (the “Lead Director”) is the best board organization for Aramark. Aramark has a strong and effective Board that works very well together and 10 of the 11 Board nominees, if elected, will be independent directors. The Board’s committees are composed solely of, and chaired by, independent directors. Our independent directors meet at each regularly scheduled Board meeting in separate executive sessions, without Mr. Foss present, chaired by Mr. Mehra, the Lead Director.

The role of the Lead Director is to: (i) preside at all meetings of the Board at which the Chairman and Chief Executive Officer is not present, including executive sessions, (ii) in collaboration with the Chairman and Chief Executive Officer, establish agendas and materials for Board meetings, and in consultation with other directors, establish agendas for executive sessions, (iii) serve as principal liaison between the independent directors and the Chairman and Chief Executive Officer (however, all independent directors are encouraged to communicate directly with the Chairman), (iv) call meetings of independent directors, (v) if requested by shareholders, ensure that he is available for consultation and direct communication, (vi) with the Chairman of the Nominating Committee, if applicable, participate in the Board’s annual self-evaluation and provide Board-related performance feedback to the Chairman and Chief Executive Officer, (vii) with the Chairman of the Compensation Committee, participate in the annual discussion of the Chairman and Chief Executive Officer’s performance feedback and leadership succession and (viii) perform other duties as the Board may specify on a situational basis.

Aramark’s strong Board, with a proactive Lead Director and independent committee chairs, ensures that the Board, and not the Chairman alone, determines the Board’s areas of focus. The Chairman is guided by the strong independent directors, including the Lead Director. In addition, having the Chief Executive Officer also serve as Chairman creates a bridge to management that helps provide the Board with the management support that it needs.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.aramark.com), the Board will consider all relevant facts and circumstances in making an independence determination. Our Corporate Governance Guidelines provide that none of the following relationships will disqualify any director or nominee from being considered “independent” and such relationships will be deemed to be an immaterial relationship with Aramark:

•	A director’s or a director’s immediate family member’s ownership of five percent or less of the equity of an organization that has a relationship with Aramark;

•	A director’s service as an executive officer or director of or employment by, or a director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from Aramark for property or services in an amount which, in any fiscal year, is less than the greater of $1 million or two percent of such other company’s consolidated gross revenues; or

•	A director’s service as an executive officer of a charitable organization that received annual contributions from Aramark and its Foundation that have not exceeded the greater of $1 million or two percent of the charitable organization’s annual gross revenues (Aramark’s automatic matching of employee contributions will not be included in the amount of Aramark’s contributions for this purpose).

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The policy of the Board is to review the independence of all directors at least annually. The Nominating Committee undertook its annual review of director independence and made a recommendation to the Board of Directors regarding director independence. In making its independence determinations, the Nominating Committee and the Board considered various transactions and relationships between Aramark and the directors or between Aramark and certain entities affiliated with a director, including in each case, Todd M. Abbrecht, Lawrence T. Babbio, Jr. and Leonard S. Coleman, Jr., who each served as a director during a portion of fiscal 2017. The Nominating Committee and the Board considered that each of Messrs. Abbrecht, Mehra, and Quelch and Mses. Bisaccia and Morrison are or were employed by organizations that do business with Aramark, where (i) each of such transactional relationships was for the purchase or sale of goods and services in the ordinary course of Aramark’s business, and the amount received by Aramark or such company in each of the previous three years did not exceed the greater of $1 million and 1% of either Aramark’s or such organization’s consolidated gross revenues or (ii) in the case of transactions with Goldman Sachs and its affiliates, of which Mr. Mehra was an advisory director during fiscal 2017 and an employee during fiscal 2016, also included Goldman Sachs and its affiliates’ participation as a lender in the ordinary course of business in the Company’s revolving credit facility, along with approximately 15 other lenders, for which Goldman’s lending commitment and associated interest payments was less than 1% of the consolidated gross revenues of Goldman Sachs. As a result of this review, the Board affirmatively determined that each of Messrs. Beckers-Vieujant, Darden, Dreiling, Heinrich, Mehra, Quelch and Sadove, Mses. Bisaccia, Esteves and Morrison is independent and Messrs. Abbrecht, Babbio, and Coleman was independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards. In addition, at the committee level, the Board has also determined that each member of the Audit Committee is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Compensation Committee and Stock Committee is independent for purposes of applicable NYSE standards and that each member of the Stock Committee also qualifies as an outside director for purposes of Section 162(m) under the Internal Revenue Code and as a non-employee director for purposes of Section 16 of the Exchange Act.

Board Assessment

The Board is focused on enhancing its performance through a rigorous assessment process of the effectiveness of the Board and its committees in order to increase shareholder value. We have designed our Board evaluation process to solicit input and perspective from all of our directors on various matters, including:

•	the effectiveness of the Board and its operations;

•	the Board’s leadership structure;

•	board composition, including the directors’ capabilities, experiences and knowledge;

•	the quality of Board interactions; and

•	the effectiveness of the Board’s committees.

As set forth in its charter, the Nominating Committee oversees the Board and committee evaluation process. Annually, the Chairman, President and Chief Executive Officer, the Lead Director and the Nominating Committee determine the appropriate form of evaluation and consider the design of the process to ensure it is both meaningful and effective. In 2017, the Board engaged an independent third party to conduct the evaluation of the Board and the Audit, Compensation, Nominating and Finance Committees and intends to do so in the future from time to time.

The independent third party interviewed each director and then summarized and presented to the full Board the feedback from these interviews. As a result of this Board assessment process, the Board is satisfied that it and the committees are operating effectively to carry out their responsibilities and achieve the right balance between oversight of the business and involvement in management operations.

Board Committees and Meetings

The Board held seven meetings during fiscal 2017. During fiscal 2017, each director attended at least 75% of the aggregate of all Board meetings and all meetings of committees on which he or she served, in each case with respect to the portion of fiscal 2017 that they each served. All Aramark directors standing for election and new nominees are expected to attend the annual meeting of shareholders and all of the directors standing for election attended the 2017 Annual Meeting.

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Each of our five standing committees operates under a written charter approved by the Board. The charters of each of our standing committees are available in the Investor Relations section of our website at www.aramark.com.

The current composition of each Board committee is set forth below:

DIRECTOR	AUDIT COMMITTEE*	COMPENSATION COMMITTEE	FINANCE COMMITTEE	NOMINATING COMMITTEE	STOCK COMMITTEE
Eric J. Foss
Pierre-Olivier Beckers-Vieujant	X			X
Lisa G. Bisaccia		X		X
Richard W. Dreiling		X	X		X
Irene M. Esteves	X#		Chair
Daniel J. Heinrich	Chair#		X
Sanjeev K. Mehra, Lead Director		X		Chair
Patricia B. Morrison	X		X
John A. Quelch	X			X
Stephen I. Sadove		Chair		X	X
Meetings in 2017	9	6	6	5

#	Qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K
*	All members of the Audit Committee are financially literate within the meaning of the NYSE listing standards

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Committee	Responsibilities
Audit and Corporate Practices Committee

•  Prepares the audit committee report required by the U.S. Securities and Exchange Commission (the “SEC”) to be included in our proxy statement

•  Assists the Board in overseeing and monitoring the quality and integrity of our financial statements

•  Oversees the Company’s management of enterprise risk and monitors our compliance with legal and regulatory requirements

•  Oversees the work of the internal auditors and the qualifications, independence, and performance of our independent registered public accounting firm

Compensation and Human Resources Committee

•  Sets our compensation program and compensation of our executive officers and directors

•  Monitors our incentive and equity-based compensation plans and reviews our contribution policy and practices for our retirement benefit plans

•  Prepares the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC

Nominating and Corporate Governance Committee

•  Identifies individuals qualified to become new members of the Board, consistent with criteria approved by the Board of Directors

•  Reviews the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders

•  Identifies Board members qualified to fill vacancies on any Board committee and recommends that the Board appoint the identified member or members to the applicable committee

•  Reviews and recommends to the Board corporate governance principles applicable to us

•  Oversees the evaluation of the Board and, to the extent not considered by another committee, management, and handles such other matters that are specifically delegated to the Committee by the Board from time to time

Finance Committee

•  Reviews our long-term business direction and goals and the strategy for maintaining that direction and achieving those goals

•  Reviews with management and recommends to the Board our overall financial plans, including capital expenditures, acquisitions and divestitures, securities issuances, incurrences of debt and the performance of our retirement benefit plans and recommends to the Board specific transactions involving these matters

•  Approves certain financial commitments and acquisitions and divestitures by the Company up to specified levels

Stock Committee

•  Authorized by the Board to administer or grant approvals under our equity and incentive compensation plans and to approve specific equity transactions or incentive awards involving our officers and directors and the Company

•  Approves performance targets under our Senior Executive Bonus Plan and equity compensation plans

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Oversight of Risk Management

Aramark’s management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of Aramark’s risk management.

Our Audit Committee periodically reviews our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. In addition, our Audit Committee reviews risks related to compliance with ethical standards, including our Business Conduct Policy, the Company’s approach to enterprise risk management and operational risks, including those related to information security and system disruption. Through its regular meetings with management, including the accounting, finance, legal, and internal audit functions, our Audit Committee reviews and discusses the risks related to its areas of oversight and reports to the Board with regard to its review. Our Finance Committee focuses on financial risks associated with the Company’s capital structure and acquisitions and divestitures that the Company is considering. Our Compensation Committee oversees compensation-related risk management, as discussed further in this proxy statement under “Compensation Matters-Compensation Discussion and Analysis-Compensation Risk Disclosure.” Our Nominating Committee oversees risks associated with board structure and other corporate governance policies and practices. Our Finance, Compensation and Nominating Committees also regularly report their findings to the Board.

Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit, the Compensation, the Nominating and the Finance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. In addition, the Board receives periodic detailed operating performance reviews from management. Our vice president of internal audit reports functionally and administratively to our chief financial officer and directly to the Audit Committee. We believe that the leadership structure of the Board provides appropriate risk oversight of our activities.

Management Succession Planning

The Board’s responsibilities include succession planning for the Chief Executive Officer and other executive officer positions. The Compensation Committee oversees the development and implementation of our succession plans. At least once annually, the Chief Executive Officer provides the Board with an assessment of senior managers and their potential to succeed to the position of Chief Executive Officer. This assessment is developed in consultation with the Lead Director and the Chair of the Compensation Committee. The Compensation Committee is also responsible for follow-up actions with respect to succession planning as may be delegated by the Board from time to time. High potential executives meet regularly with the members of the Board.

Executive Sessions

From time to time, and, consistent with our Corporate Governance Guidelines, at least semi-annually, the Board meets in executive session without members of management present. Mr. Mehra, as Lead Director, presides at these executive sessions.

Code of Conduct

We have a Business Conduct Policy that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on the Investor Relations section of our website at www.aramark.com. Our Business Conduct Policy contains a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

Committee Charters and Corporate Governance Guidelines

The charters of the Compensation Committee, the Nominating Committee, the Audit Committee, the Finance Committee and the Stock Committee and our Corporate Governance Guidelines are available under the Investor Relations section of our website at www.aramark.com. Please note that all references to our website in this Proxy Statement are intended to be inactive textual references only.

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Copies of our Business Conduct Policy, the charters of the Compensation Committee, the Nominating Committee, the Audit Committee, the Finance Committee and the Stock Committee and our Corporate Governance Guidelines also are available at no cost to any shareholder who requests them by writing or telephoning us at the following address or telephone number:

Aramark

1101 Market Street

Philadelphia, PA 19107

Attention: Investor Relations

Telephone: (215) 409-7287

Director Nomination Process

The Nominating Committee does not set specific, minimum qualifications that directors must meet in order for the Nominating Committee to recommend them to the Board. Rather, it believes that each director and director candidate should be evaluated based on his or her individual merits, taking into account Aramark’s needs and the composition of the Board. In nominating a slate of directors, the Nominating Committee’s objective is to select individuals with skills and experience that can be of assistance in operating our business. All candidates are evaluated in the same manner regardless of who recommended such candidate for nomination. When reviewing the qualifications of potential director candidates, the Nominating Committee considers:

•	whether individual directors possess the following personal characteristics: integrity, education, accountability, business judgment, business experience, reputation and high performance standards, and

•	all other factors it considers appropriate, which may include accounting and financial expertise; industry knowledge; corporate governance background; executive compensation background; strategic leadership experience; senior management experience; prior public company board service; international experience or background; age, gender and ethnic and racial background; civic and community relationships; existing commitments to other businesses; potential conflicts of interest with other pursuits; legal considerations, such as antitrust issues; and the size, composition and combined expertise of the existing Board.

The Board believes that, as a whole, it should strive to possess the following core competencies: accounting and finance, management, crisis response, industry knowledge, international leadership and strategy/vision, among others. While the Board does not have a formal policy with regard to diversity, the Nominating Committee and the Board strive to ensure that the Board is composed of individuals who together possess a breadth and depth of experience relevant to the Board’s oversight of Aramark’s business and strategy.

In our most recent director candidate search, a third-party director search firm was retained by the Nominating Committee to assist in identifying and evaluating candidates for board membership who best satisfy Aramark’s criteria for directors. Messrs. Mehra and Foss vetted the candidates proposed by our third-party director search firm and determined which candidates should be reviewed by the Nominating Committee. The Nominating Committee then discussed the finalist candidates and the Chairman of the Nominating Committee reported on such candidates to the Board. Individual members of the Board were given the opportunity to meet with the candidates either in person or by phone. Following that process, and upon recommendation by the Nominating Committee, the Board nominated Calvin Darden for election to the Board.

Proxy Access

In August 2017, the Board approved an amendment and restatement of the Company’s By-laws to implement proxy access. Our By-laws, as amended, permit a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least 3% of the Company’s outstanding common shares, to nominate and include in the Company’s annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our By-laws. Shareholder requests to include shareholder-nominated directors in the Company’s proxy materials for the 2019 Annual Meeting of Shareholders must be received by the Corporate Secretary no earlier than October 3, 2018 and no later than November 2, 2018.

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Board Refreshment

The Board and the Nominating Committee regularly consider the long-term make up of our Board and how the members of our Board change over time. The Board and Nominating Committee also consider the skills, experience, and backgrounds needed for the Board as our business and the industries and sectors in which we do business evolve. The Board and Nominating Committee also understand the importance of Board Refreshment and aim to strike a balance between the knowledge that comes from longer-term service on the board with the new experience, ideas and energy that can come from adding directors to the Board. Assuming the election of this year’s proposed director nominees, since Mr. Foss joined the Company as Chief Executive Officer, and in connection with the exit of the private equity sponsors and the Company’s initial public offering, we will have added 9 new independent directors to the Board and have had 8 directors step down or not stand for re-election. We believe the average tenure for our director nominees of approximately 3.6 years reflects the new and independent Board that is well-positioned to continue the Company’s growth as a public company.

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HOW WE THINK ABOUT BOARD REFRESHMENT: + Skills, Expertise & Experience + Retirement Age + Annual Board Evaluation = Board Evolution BOARD REFRESHMENT Under Eric J. Foss’s leadership 9 New Directors Elected 3 Women Directors Elected 2 Ethnically Diverse Directors Elected 9 Independent Directors Added

DIRECTOR COMPENSATION

Annual Cash Compensation for Board Service

In fiscal 2017, each non-employee director received compensation at an annual rate of $100,000 for service on the Board, payable quarterly in arrears. The Lead Director was eligible to receive an additional annual retainer of $50,000, and the chairpersons of the Audit Committee, Compensation Committee, Nominating Committee and Finance Committee were eligible to receive an additional annual retainer of $20,000, provided, in each case, that such committee chairperson was a non-employee director. Directors who join the Board during the fiscal year or serve as a committee chairperson for a portion of the fiscal year receive a prorated amount of the relevant annual cash compensation.

In 2017, Messrs. Mehra, Heinrich and Sadove and Ms. Esteves each received additional fees for serving as Lead Director and/or chairing the Nominating, Audit, Compensation or Finance Committee.

Annual Deferred Stock Unit Grant

Under the Company’s current director compensation policy, which has been in effect since January 1, 2016, non-employee directors are eligible for an annual grant of deferred stock units (“DSUs”) with a value of $160,000 on the date of the annual meeting of shareholders and directors have the right to elect whether the DSUs granted will deliver shares on: (i) the vesting date of the DSUs or (ii) the first day of the seventh month after the date the director ceases to serve on the Board.

In accordance with the director compensation policy, each member of the Board who was not an employee of the Company received a grant of approximately $160,000 worth of DSUs under the Amended and Restated 2013 Management Stock Incentive Plan (the “2013 Stock Plan”) in February 2017. These DSUs will vest on the day prior to the Company’s first annual meeting of shareholders that occurs after the grant date, subject to the director’s continued service on the Board through the vesting date, and will be settled in shares of the Company’s common stock pursuant to each director’s election as described above. Directors who are appointed to the Board during the year will be entitled to a prorated grant of DSUs. All DSUs accrue dividend equivalents from the date of grant until the date of settlement.

Ownership Guidelines

Effective November 11, 2015, the Board of Directors has adopted a minimum ownership guideline, providing that each director must retain at least five times the value of the annual cash retainer in shares of common stock or DSUs, and that the required level of ownership be attained five years after the later of the date of approval of the guidelines and the director’s start date.

Director Deferred Compensation Plan

Non-employee directors are able to elect with respect to all or a portion of their cash board retainer fees to (i) to receive all or a portion of such cash fees in the form of DSUs or (ii) to defer all or a portion of such cash fees under our 2005 Deferred Compensation Plan. The DSUs that a director elects to receive in lieu of cash fees will be awarded under our 2013 Stock Plan and will be fully vested on grant and settled in shares of our common stock on the first day of the seventh month after the director ceases to serve on the Board. Cash amounts that a director elects to defer under the unfunded 2005 Deferred Compensation Plan are credited at an interest rate based on Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 4.38% beginning January 1, 2017. From October 1, 2016 until December 31, 2016, we credited amounts deferred with an interest rate equal to 5.34%. The 2005 Deferred Compensation Plan permits participants to select a payment date and payment schedule at the time they make their deferral election, subject to a three-year minimum deferral period. All or a portion of the amount then credited to a deferral account may be withdrawn, if the withdrawal is necessary in light of a severe financial hardship.

The interest rate for 2005 Deferred Compensation Plan will be adjusted on January 1, 2018, based on the Moody’s Long Term Corporate Baa Bond Index rate for October 2017 which was 4.32%.

Other Benefits

All directors are eligible for an annual matching contribution to a college or other non-profit organization in an amount up to $10,000 and directors are also eligible for matching contributions in an amount up to $10,000 in response to natural disasters through the Company’s community involvement efforts to the same extent as employees of the Company.

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Director Compensation Table for Fiscal 2017

The following table sets forth compensation information for our non-employee directors in 2017. Messrs. Abbrecht, Babbio and Coleman did not stand for re-election at our 2017 Annual Meeting of Shareholders in February 2017, and Ms. Morrison joined the Board of Directors on February 1, 2017.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensa- tion(4) ($)	Total ($)
Todd M. Abbrecht	40,879	—	—	—	2,667	43,546
Lawrence T. Babbio Jr.	40,879	—	—	—	20,423	61,302
Pierre-Olivier Beckers-Vieujant	100,003	159,997	—	—	—	260,000
Lisa G. Bisaccia	100,003	159,997	—	63	15,000	275,063
Leonard S. Coleman Jr.	34,066	—	—	—	30,423	64,489
Richard W. Dreiling	100,003	159,997	—	—	—	260,000
Irene M. Esteves	113,245	159,997	—	—	10,000	283,242
Daniel J. Heinrich	120,003	159,997	—	—	12,499	292,499
Sanjeev K. Mehra	170,003	159,997	—	—	2,667	332,667
Patricia B. Morrison	66,212	159,997	—	—	10,000	236,209
John A. Quelch	100,003	159,997	—	—	10,000	270,000
Stephen I. Sadove	113,245	159,997	—	—	22,499	295,740

(1)	Includes base director fees at an annual rate of $100,000, as well as a Lead Director fee of at an annual rate of $ 50,000 for Mr. Mehra and Committee chairperson fees at an annual rate of $20,000 for each of Messrs. Abbrecht, Babbio, Heinrich, Mehra and Sadove and Ms. Esteves. With regard to Messrs. Abbrecht, Babbio, Sadove and Ms. Esteves, their chairperson fees were prorated based on the amount of time each Director served as a chairperson. Messrs. Dreiling, Mehra and Quelch and Ms. Esteves elected to defer 100% of their cash retainers (inclusive of fees) into DSUs. Ms. Bisaccia elected to defer her cash retainer (inclusive of fees), 50% into DSUs and 50% into the 2005 Deferred Compensation Plan.

(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the 4,825 DSUs granted on February 1, 2017 (which had a grant date fair value of $33.16 per DSU). As of the end of fiscal 2017, directors held the following deferred stock units (including dividend equivalent units), all of which are vested except for those granted on February 1, 2017:

Name	DSUs and Equivalents	Name	DSUs and Equivalents
Pierre-Olivier Beckers-Vieujant	13,912.2165	Sanjeev K. Mehra	27,596.6704
Lisa G. Bisaccia	13,176.1723	Patricia B. Morrison	4,864.0917
Richard W. Dreiling	13,832.7509	John A. Quelch	13,832.7509
Irene M. Esteves	18,341.4769	Stephen I. Sadove	20,017.2174
Daniel J. Heinrich	20,017.2174

For additional information on the valuation assumptions and more discussion with respect to the deferred stock units, refer to Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 29, 2017.

(3)	Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set.

(4)	The following are included in this column:

(a)	Charitable contributions of $10,000 made in the name of or on behalf of each of Messrs. Coleman, Heinrich, Quelch and Sadove and Mses. Bisaccia, Esteves and Morrison in accordance with the Company’s director charitable contribution matching program. Additionally, includes contributions for disaster relief of $10,000 made in the name of or on behalf of Mr. Sadove and $5,000 in the name of or on behalf of Ms. Bisaccia.

(b)	The dollar value of dividend equivalents accrued on deferred stock units granted prior to February 5, 2014 (the date the Company announced the payment of its first quarterly dividend), where dividends were not factored into the grant date fair value required to be reported for such awards. The total value of dividend equivalents accrued on deferred stock units for the directors during fiscal 2017, in each case for awards granted prior to February 5, 2014, is as follows: for Mr. Abbrecht, $2,667, for Mr. Babbio, $20,423, for Mr. Coleman, $20,423, for Mr. Heinrich, $2,499, for Mr. Mehra, $2,667, and for Mr. Sadove, $2,499. For awards granted on or after February 5, 2014, the value of dividend equivalents allocated to deferred stock units in the form of additional units with the same vesting terms as the original awards is not included in this column because their value is factored into the grant date fair value of awards. Additional units awarded in connection with dividend adjustments are subject to vesting and delivery conditions as part of the underlying awards.

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Audit Committee Matters

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to ratify the appointment of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for fiscal 2018, which ends September 28, 2018. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee and the Board submit the selected firm to the Company’s shareholders as a matter of good corporate governance.

Voting Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2018.

The Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for fiscal 2018. Although action by the shareholders on this matter is not required, the Audit Committee values shareholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek shareholder ratification of this selection. If the shareholders do not ratify the appointment of KPMG, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Company has been advised that representatives of KPMG are scheduled to attend the Annual Meeting, and they will have an opportunity to make a statement if the representatives desire to do so. It is expected that the KPMG representatives will also be available to respond to appropriate questions.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of KPMG LLP as our independent registered public accounting firm, unless you specify otherwise.

The Audit Committee assists the Board in its oversight of the Company’s independent registered public accounting firm, which assistance includes the responsibility to appoint, compensate, retain, and oversee the firm. The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee reviews the independent registered public accounting firm’s qualifications, independence, and performance at least annually. In connection with this review, the Audit Committee considers whether there should be a regular rotation of the independent registered public accounting firm to assure continuing auditor independence. Further, in conjunction with the mandated rotation of the independent audit firm’s lead engagement partner, the Audit Committee is involved in the selection of the independent audit firm’s lead engagement partner.

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The Board recommends that you vote “FOR” the ratification of the appointment of KPMG

The Audit Committee has appointed KPMG as the Company’s independent registered public accounting firm for fiscal 2018. KPMG has served as the Company’s independent registered public accounting firm since 2002. The Audit Committee believes that the continued retention of KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. In addition to KPMG’s independence, the Audit Committee considered:

• KPMG’s capabilities, expertise, and historical performance on the Company’s audits;	• KPMG’s compliance with regulations; and
• The effectiveness of KPMG’s processes, including its quality control, timeliness, and responsiveness and interaction with management;	• KPMG’s efforts towards efficiency, including with respect to process improvements and fees.

Benefits of KPMG’s tenure as the Company’s independent registered public accounting firm include:

Increased Audit Quality

After years of experience as the

Company’s independent auditor, KPMG

has gained institutional knowledge of and

deep expertise in the Company’s global

operations and businesses, accounting

policies and practices, and internal control

over financial reporting that increases the

quality of their audit.

Competitive Fees KPMG’s fees are competitive with their peers because of their familiarity with the Company and its businesses.

Avoid Transition to New Auditor

Engaging a new independent auditor
would likely result in additional costs

and require a significant time

commitment from management, which

could distract management from its

focus on other areas, such as financial

reporting and internal controls.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Set forth below is information relating to the aggregate fees billed by KPMG for professional services rendered for each of the last two fiscal years as well as a description of each fee category.

	FISCAL 2016	FISCAL 2017
Audit Fees	$6,427,405	$5,696,880
Audit-related Fees	$110,076	$234,582
Tax Fees	$266,740	$565,450
All Other Fees	—	—
TOTAL	$6,804,221	$6,496,912

Audit fees include the audit of annual financial statements, the review of quarterly financial statements, the performance of statutory audits, procedures and comfort letters related to registration statements.

Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. Audit-related fees include: retirement plan audits, accounting consultations for proposed transactions and certain reports.

Tax fees include domestic and international tax consulting.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining KPMG’s independence and concluded that it was.

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee annually reviews and pre-approves the services that may be provided by the Company’s independent registered public accounting firm without obtaining further specific pre-approval from the Audit Committee. The Audit Committee has also adopted a Pre-Approval Policy that contains a list of pre-approved services, which the Audit Committee may revise from time to time, based on subsequent determinations. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee, or in his absence or unavailability, to another specified member of the Audit Committee. The chairman of the Audit Committee or such specified member will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the audit fees, audit-related fees and tax fees were pre-approved by the Audit Committee or the chairman of the Audit Committee.

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REPORT OF AUDIT AND CORPORATE PRACTICES COMMITTEE

The Audit Committee represents and assists the Board and is composed solely of directors who satisfy the independence and financial literacy requirements, and the heightened independence criteria applicable to audit committee members, of the NYSE Rules and applicable securities laws. In addition, the Board has determined that each of Daniel J. Heinrich and Irene M. Esteves is an audit committee financial expert as defined under the rules of the SEC.

The Audit Committee operates under a written charter approved and adopted by the Board, which sets forth its duties and responsibilities. This charter can be found on the Company’s website at www.aramark.com under the Investor Relations section. This charter is reviewed annually and updated as appropriate to reflect the Audit Committee’s evolving role, changes in regulatory requirements and oversight practices, and investor feedback.

The Audit Committee’s purpose is to assist the Board in its oversight of:

•	The performance of the Company’s internal audit function;

•	The qualifications, independence, and performance of the independent auditors;

•	The Company’s compliance with legal and regulatory requirements; and

•	The accounting, reporting, and financial practices of the Company, including the quality and integrity of the Company’s financial statements.

The Audit Committee met nine times in fiscal 2017 and fulfilled each of its duties and responsibilities as outlined in its charter. The Audit Committee regularly conferred with KPMG, the Company’s internal auditors, and senior management in separate executive sessions to discuss any matters that the Audit Committee, KPMG, the Company’s internal auditors, or senior management believed should be discussed privately with the Audit Committee. The Audit Committee has direct access to KPMG and the Company’s internal auditors, which each report directly to the Audit Committee.

2017 Audited Financial Statements and Internal Controls

The Company’s management has primary responsibility for establishing and maintaining effective internal control over financial reporting and preparing the Company’s financial statements and disclosures. KPMG, the Company’s independent registered public accounting firm for fiscal 2017, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the performance of these responsibilities by KPMG and management, including the processes by which these responsibilities are fulfilled.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and KPMG the Company’s audited financial statements as of and for the fiscal year ended September 29, 2017. The Audit Committee also discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees.” Finally, the Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2017 filed with the SEC.

Members of the Audit and Corporate Practices Committee:

Daniel J. Heinrich, Chairman

Pierre-Olivier Beckers-Vieujant

Irene M. Esteves

Patricia B. Morrison

John A. Quelch

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Compensation Matters

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL SUMMARY

What Are You Voting On?

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote on a non-binding, advisory basis to approve the compensation paid to our Named Executive Officers, as disclosed in this proxy statement.

Voting Recommendation

The Board recommends that you vote “FOR” this proposal, because it believes that the Company’s compensation policies and practices effectively achieve the Company’s primary goals of attracting and retaining key executives, rewarding achievement of the Company’s short-term and long-term business goals, and aligning our executives’ interests with those of our shareholders to create long-term sustainable value.

This proposal calls for the approval of the following resolution:

“RESOLVED, the shareholders of the Company hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on the next page. This advisory proposal, commonly referred to as a “say on pay” proposal, is not binding on the Board. However, the Board takes shareholder feedback seriously and it and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to approve, on a non-binding basis, the compensation paid to our named executive officers, unless you specify otherwise.

The Board has adopted a policy of providing for annual “say on pay” votes, so the next “say on pay” vote will take place at the Company’s 2019 annual meeting.

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The Board recommends that you vote “FOR” approval of executive compensation

COMPENSATION DISCUSSION AND ANALYSIS

2017 Company Financial Highlights

Aramark delivered strong results in fiscal 2017, increasing constant currency adjusted earnings per share by 14%. The Company also reduced its net debt to covenant adjusted EBITDA leverage ratio by 30 basis points to 3.5x. Free cash flow improved 36% versus the prior year to $520 million.

This performance supported an increase in our quarterly shareholder dividend from 10.3 cents per share to 10.5 cents per share and we continue to reinvest in the business to drive long-term shareholder value.

See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Compensation paid in fiscal 2017 and the new long-term incentives granted in fiscal 2018 reflect Aramark’s strong fiscal 2017 performance and are consistent with the Compensation Committee’s philosophy for compensation described on page 31.

Shareholder Engagement and Corporate Governance Enhancements

After the Company’s return to the public market in fiscal 2014, the Board and the senior management team developed a more robust shareholder engagement program. Following the exit of the Company’s private equity sponsors, investment funds affiliated with one or more of GS Capital Partners, CCMP Capital Advisors, J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus, LLC, as controlling shareholders in 2015 and the valuable feedback received in connection with the Company’s recent annual meetings, the Board and senior management have further increased their effort in this regard.

In 2017, we approached many of our large investors, whose holdings represented over two-thirds of the outstanding shares of Aramark common stock, to discuss governance matters, including the results of the most recent “say on pay” vote, and any other feedback or concerns the shareholder might have. We engaged in substantive discussions with several of these shareholders. Management then reported the feedback to the Board, including the Compensation Committee. The Board and the Compensation Committee considered the feedback, the favorable results of our annual shareholder vote on executive compensation for the previous fiscal year and the review of our practices against published guidelines.

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58% 3 - year TSR 14% Constant currency adjusted earnings per share 36% Free cash flow

Which Executives are Covered

As required by SEC rules, this compensation discussion and analysis provides information regarding our executive compensation programs for the following executive officers (the “named executive officers” or “NEOs”) in fiscal 2017:

NAME	TITLE
Eric J. Foss	Chairman, President and Chief Executive Officer
Stephen P. Bramlage	Executive Vice President and Chief Financial Officer
Lynn B. McKee	Executive Vice President, Human Resources
Stephen R. Reynolds	Executive Vice President, General Counsel and Secretary
Harrald Kroeker	Senior Vice President, Integration

Executive Compensation Philosophy

Our executive compensation program supports one of the anchors of our transformation strategy – attracting and retaining the best talent – which in turn supports the two other anchors of the Company’s strategy: accelerating growth and activating productivity.

The program includes three key goals:

1.	Align with Shareholder Interests: Align the interests of our executives with those of our shareholders by requiring significant stock ownership, tying significant portions of pay to performance, paying a significant portion of compensation in equity and subjecting equity compensation to multi-year performance conditions and vesting periods;

2.	Performance Based: Tie significant portions of compensation to performance and our short-term and long-term business goals; and

3.	Market Competitiveness: Attract and retain key executives with the capability to lead the business forward.

1. Align with Shareholder Interests

The Compensation Committee promotes alignment of our NEOs’ and other executives’ interests with those of our shareholders in a number of ways, including through awards of long term equity incentives, stock ownership guidelines, restrictions on hedging and pledging and a clawback policy.

Significant Portions of Compensation are Paid in Equity. For 2017, 67% of total compensation awarded to the CEO and 54% of total compensation awarded to all other NEOs was paid in long-term equity incentives. The long-term equity incentives encourage a focus on long-term performance because the ultimate value of the awards will depend upon the value of Company stock and, in certain cases, Company performance, over a period of several years.

Stock Ownership Requirements. Our named executive officers are subject to stock ownership guidelines requiring that they obtain and maintain ownership of Aramark stock equal to a multiple of their base salaries.

•	Mr. Foss: Required to hold stock valued at six times base salary

•	Other NEOs: Required to hold stock valued at three times base salary

Current executives must comply with our stock ownership guidelines within five years after November 10, 2015 (the date of the adoption of the timing requirement) or, if later, five years after joining the Company. See page 45 below for more details.

Restrictions on Hedging and Pledging. We restrict hedging and pledging of Aramark stock and none of our named executive officers have engaged in any hedging or pledging of their Aramark stock. See page 45 below for more details.

Clawback Policy. In fiscal 2015, the Compensation Committee and our Board approved an incentive compensation recoupment, or “clawback”, policy.

The policy provides that, if the Compensation Committee or the Board determines that an executive officer or other direct report of the CEO was overpaid incentive compensation as a result of reported financial or operating results that were misstated and that such person has engaged in misconduct that contributed to the misstatement, the Company may seek to recover the amount of any overpayment or cancel such excess incentive compensation.

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Incentive compensation covered by the policy includes annual cash incentives and performance based long-term incentives such as PSUs and performance restricted stock. The policy became effective for annual cash incentives paid and long-term performance awards granted after February 3, 2015.

2. Performance Based

Our business requires management to lead employees to deliver exceptional, value-driven experiences to our clients and customers. To motivate strong performance and promote retention, we make a significant percentage of our NEO compensation variable and “at-risk”, tying each NEO’s compensation to the Company’s performance, the executive’s continued employment with us and the performance of the Company’s common stock.

CEO Compensation and Company Performance The graph below shows the total compensation of our CEO versus the performance of the Company (as measured by adjusted EPS).

For fiscal 2017, our CEO’s total compensation decreased despite the improved performance of the Company (as measured by adjusted EPS). See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

(1)	Constant currency as reported in each respective year
(2)	Total Compensation is as presented in the “Total” column of the Summary Compensation Table.

Annual Cash Incentive

In fiscal 2017, all of our NEOs participated in the Senior Executive Bonus Plan. Under that plan, our Compensation Committee primarily uses performance under the Management Bonus Plan, which is applicable to our other executives and employees, as the main factor in determining actual bonuses awarded. If no bonus would have been earned using the criteria under the Management Bonus Plan, it is unlikely the NEOs would be awarded a payout under the Senior Executive Bonus Plan.

In 2017, the Management Bonus Plan was comprised of 90% company-wide financial objectives and 10% individual functional or business objectives.

Company-wide financial objectives under the Management Bonus Plan for 2017 consisted of the following:

PERFORMANCE METRIC	TARGET ($ millions)
Adjusted EBIT (40%)	$994.9
Adjusted Sales (25%)	$14,817.2
Free Cash Flow (25%)	$320.0*

*	Free Cash Flow target, adjusted for accounting rule change, was approximately $370.0 million, which did not have an impact on achievement.

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Adjusted EPS1 VS. CEO total compensation2 Adjusted EPS Total compensation

The Compensation Committee establishes these performance targets consistent with the Company’s long-term expectations for the business, which include:

•	Mid-to-high single-digit growth in adjusted operating income or adjusted EBIT;

•	Organic or adjusted sales growth of three percent to five percent; and

•	Low double digit percentage growth of adjusted earnings per share.

For the Compensation Committee to award each of the NEOs his or her annual cash incentive based on performance under the Management Bonus Plan, the Company would need to (1) achieve one or more of the financial objectives identified above at least at a threshold level and/or (2) the individual would have to achieve his or her functional or business objectives. Further, the Compensation Committee may use negative discretion to further reduce the annual cash incentives earned under the Senior Executive Bonus Plan to levels below what the Management Bonus Plan payouts would provide. Any payout under the Senior Executive Bonus Plan cannot exceed a pre-established percentage of adjusted EBIT, set in advance for each executive.

See “Company Performance Data Relevant to Compensation Actions” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for more information on the operation of our annual cash incentive programs.

All of our named executive officers were granted annual cash incentive awards for fiscal 2018 under the Senior Executive Bonus Plan. “See “Personal Performance Assessment and Specific Compensation Actions for the Named Executives” below for more information on fiscal 2017 awards and payments and fiscal 2018 awards.

Long Term Incentives

For our NEOs, long term incentives generally consist of performance restricted stock or PSUs, restricted stock units, and stock options.

In fiscal 2017, our NEOs received grants of equity awards, 40% of which were in the form of performance restricted stock, 40% in the form of time-vesting stock options and 20% in the form of time-vesting restricted stock units (“RSUs”). Approximately 9% of the awards granted to Mr. Foss (based on grant date fair value) was also subject to a relative total shareholder return performance condition. Each NEO also holds unvested equity awards granted in prior years, which vest over a period of three or four years from the date of grant (in some circumstances, subject to performance vesting conditions).

Time-Vesting Stock Options and RSUs. The time-vesting stock options and RSUs granted in fiscal 2017 will vest ratably over a period of four years, subject to the NEOs’ continued employment with us through such period.

Performance Stock. Since fiscal 2014, we have granted performance restricted stock or PSUs as a component of our compensation program. The performance restricted stock granted in fiscal 2017 will vest at the end of fiscal 2019, subject to the Company achieving the threshold level of performance of a cumulative adjusted EPS target for the 2017-2019 fiscal years. Subject to continued employment through such date, between 50% of the target number of awards (for achievement of threshold performance) and 200% of the target number of awards (for achievement of maximum performance or greater) are eligible to vest.

The following table shows the performance period for our outstanding performance stock or PSUs as of the end of fiscal 2017 and the grants made in early fiscal 2018, the grant date, the potential payment date and the performance measures and potential payout for each cycle.

Percentage Of Total Equity Awards	Performance Period	Grant Date	Payment Date (If Earned)	Performance Measures	Potential Payout
40%	Fiscal 2015	November 2014	November 2015, 2016, 2017	Adjusted EPS	50% (Threshold) – 200% (Maximum)
40%	Fiscal 2018	November 2015	November 2018	Adjusted EPS	50% (Threshold) – 200% (Maximum)
40%	Fiscal 2017-2019	November 2016	November 2019	Adjusted EPS	50% (Threshold) – 200% (Maximum)
50%	Fiscal 2018-2020	November 2017	November 2020	Adjusted EPS (50%) ROIC (50%)	50% (Threshold) – 200% (Maximum)

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Mr. Foss’s Performance Awards. Approximately 9% of Mr. Foss’s stock options, restricted stock units, and performance restricted stock granted in fiscal 2017 (based on grant date fair value) will vest and payout at the end of fiscal 2019 if the Company’s relative total shareholder return is among the top five total shareholder returns of the Company’s peer group over the three-year performance period of fiscal 2017-2019, and in the case of the performance restricted stock, also subject to the Company achieving the cumulative adjusted EPS target for fiscal years 2017-2019 similar to the performance restricted stock described in the paragraph above (vesting at 50% for threshold performance and up to 200% for maximum performance). The Compensation Committee included this additional performance requirement on this portion of the grants to Mr. Foss to increase the performance orientation of Mr. Foss’s long term incentives and further align these long term incentives with shareholder interests.

See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for more information on the operation of our fiscal 2017 equity grants.

In November 2017, the Compensation Committee approved fiscal 2018 grants of time-vesting stock options and restricted stock units and PSUs, where the PSUs have a performance target based on a cumulative adjusted EPS target and return on invested capital (“ROIC”), each weighted at 50%, for the 2018, 2019 and 2020 fiscal years (with corresponding performance multipliers ranging from 0%-200% on each such weighted portion of the award) and such performance stock units are not scheduled to vest until the end of fiscal 2020, subject to the achievement of the threshold level of performance. The Committee chose ROIC as an additional performance metric in order to incentivize the efficient use of capital. Approximately 12% of Mr. Foss’s fiscal 2018 grants of stock options, restricted stock units and performance stock units are also subject to an additional performance vesting requirement that the Company’s relative total shareholder return is at least at threshold performance level as compared among total shareholder returns of the Company’s peer group over the three-year performance period of fiscal 2018-2020 (and with a corresponding TSR performance multiplier ranging from 0% – 100% of the total award shares).

3. Market Competitiveness

Our compensation program is structured to enable us to maintain our competitive position for key executive talent. To establish our market competitive compensation practices, our Compensation Committee refers, in part, to peer group data and a subset of the Willis Towers Watson 2016 CDB General Industry Executive Compensation Survey – U.S. that is size-adjusted based on Aramark’s revenue (211 companies from the overall survey of 484 companies) (“Survey Data” and together with the Company’s applicable peer group data, “Market Practice”).

Additionally, our Compensation Committee considers executives’ current compensation or compensation from prior employment to determine the amount necessary to attract or retain such individuals. We motivate retention, in part, through long term incentives with multi-year vesting schedules. Our stock options, restricted stock units, performance stock units and performance restricted stock generally vest in or over three or four years, which encourages our executives to remain with us for extended periods of time.

Compensation Actions in Relation to Fiscal 2017

Overview of the Compensation Components

The principal components of Aramark’s executive compensation program are base salary, an annual cash incentive and long term incentives. We also provide employee benefits, post-employment benefits and a limited number of perquisites.

Base Salary – Base salary reflects the value of the position and the attributes the executive brings to Aramark, including tenure, experience and skill level. Salary levels for our executives are reviewed at least annually.

Annual Cash Incentive – The annual cash incentive bonus is designed to drive and reward performance and is based on financial objectives, individual performance goals and objectives established by the Compensation Committee.

Our named executive officers are entitled to earn an annual cash incentive under our Senior Executive Bonus Plan, under which a bonus pool is established each year and funded with a percentage of adjusted EBIT. Under that plan, our Compensation Committee primarily uses performance under the Management Bonus Plan, which is applicable to our other executives and employees, as the main factor in determining actual bonuses awarded. Payout under the Management Bonus Plan is based on achievement against specified financial objectives and functional or business objectives set at the beginning of each year.

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For fiscal 2017, the metrics under the Management Bonus Plan included adjusted EBIT, adjusted sales, free cash flow and functional objectives specific to each executive’s function. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Annual Cash Incentive” for more information on the operation of our annual cash incentive programs.

Long Term Incentives – Long term equity incentives are granted in order to align our executives’ interests with those of our shareholders, encouraging them to focus on long-term performance and to motivate retention.

Long term equity incentives were generally issued to senior executives in the following mix in fiscal 2017:

•	40% in performance restricted shares,

•	20% in time-vesting restricted stock units; and

•	40% in time-vesting stock options.

November 2016 Grants In early fiscal 2017, the Compensation Committee granted time-vesting stock options, time-vesting restricted stock units and performance restricted stock with a performance target based on a cumulative adjusted EPS target for the 2017- 2019 fiscal years, eligible to cliff vest at the end of fiscal 2019, in order to ensure a continued long-term focus on the part of the senior executives.

Approximately 9% of the grants made to Mr. Foss are also subject to an additional performance vesting requirement that the Company’s relative total shareholder return be one of the top five of the Company’s peer group over the three-year performance period consisting of the 2017- 2019 fiscal years. The Compensation Committee included this specific performance condition based on relative total shareholder return to increase the performance orientation of Mr. Foss’s long term incentives and the alignment of these long term incentives with shareholder interests. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Equity Incentive Awards” for more information on the operation of our fiscal 2017 equity grants.

November 2017 Grants

Annual Grants

In early fiscal 2018, the Compensation Committee granted time-vesting stock options, time-vesting restricted stock units and PSUs with performance targets based on cumulative adjusted EPS and ROIC targets for the 2018-2020 fiscal years (with 50% weighting for each such performance goal and corresponding performance multiples ranging from 0% – 200% of each such portion of the award), eligible to cliff vest at the end of fiscal 2020, in order to ensure a continued long-term focus on the part of the senior executives.

For fiscal 2018, the Compensation Committee’s approach to long-term equity incentives was generally consistent with fiscal 2017, except the percentage of PSUs was increased to 50%, the percentage of time-vesting stock options was lowered to 30% and an additional performance metric for ROIC was added to the PSUs to increase the performance-based orientation of such awards and to better align incentives with business goals, including the efficient use of capital.

Approximately 12% of the grants made to Mr. Foss is also subject to an additional performance condition that the Company’s total shareholder return be a certain percentile relative to the total shareholder return of the Peer Group during a three-year performance period consisting of fiscal 2018-2020. The payout for these awards based on the percentile of relative total shareholder return achieved is as follows (with linear interpolation for percentile achievement in between the stated levels shown below).

Relative TSR Percentile	TSR Multiplier
90th Percentile or Above	100%
75th Percentile	67%
55th Percentile	33%
Below 55% Percentile	0%

New Retirement Vesting Provisions

Beginning for grants in fiscal 2018, the award agreements provide that if the NEO has been employed by the Company for at least five years, is at least 62 years old and gives the Company at least one year’s written notice

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of his or her intent to retire (such a retirement, a “Retirement with Notice”), then upon such Retirement with Notice all of the remaining tranches of such equity incentives will continue to vest on their original schedules (with the vesting of performance-based equity incentives to remain subject to the achievement of the relevant performance condition), in the case of Mr. Foss, and the next two tranches (or one tranche if only one unvested tranche is remaining) of such equity incentives will continue to vest in the case of the other NEOs. Additionally, in the event of a Retirement with Notice, vested stock options will remain exercisable for up to three years following the later of such Retirement with Notice or applicable vesting date. The Compensation Committee made this change to the forms of award agreements in order to incentivize senior executives to remain with the Company until at least age 63 and to encourage such executives to provide advance notice of their retirement to ensure orderly succession for senior roles. The new Retirement with Notice feature applicable beginning with fiscal 2018 awards applies in addition to the regular retirement vesting features which continue to apply in a manner similar to the prior fiscal year’s awards. In addition, the new form of award agreements for the NEOs provide that if the NEO breaches his or her restrictive covenants under his or her employment agreement, the NEO will forfeit any unvested portion of the award and be required to return to the Company the pre-tax value of any vested or delivered awards.

Other Compensation Components – The Compensation Committee provides additional benefits to the NEOs that it believes are customary for executives of similar rank to enable our executives to focus on our business and enhance their commitment to us.

Savings Incentive Retirement Plan: We make available a non-qualified savings plan intended as a substitute for those employees ineligible to participate in our 401(k) plan because of certain legal requirements.

Severance Arrangements and Payments upon a Change of Control: Our executives are entitled to certain payments and benefits in connection with certain terminations of employment. These provisions are intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and our other constituents without concern over whether the transactions may jeopardize the executive’s own employment.

Equity awards granted since the IPO and agreements with our NEOs that provide for other payments in connection with a change of control contain a “double trigger” in order for the executive to receive compensation, meaning that awards will be accelerated only if the executive’s employment is terminated in connection with the change of control. For more information about change of control and severance payments for our named executive officers, see the disclosure under “Potential Post-Employment Benefits.”

Perquisites: We provide our NEOs with other benefits that we believe are reasonable and encourage retention. The costs of these benefits constitute a small percentage of each named executive officer’s total compensation. We believe that these benefits enable our executives to focus on our business and enhance their commitment to us.

These benefits are reflected in the All Other Compensation column in the Summary Compensation Table and include:

•	premiums paid on life insurance;

•	a survivor income protection plan (entitling a surviving spouse or domestic partner and dependent children to receive the executive’s full base salary for one year after the executive’s death and one half of the executive’s base salary for the subsequent nine years, or alternatively, an amount equal to his or her base salary upon retirement or death for a participant who is at least 65 years old and has attained five years of employment – currently, only Ms. McKee participates under this plan);

•	disability insurance and excess health insurance;

•	receipt of a car allowance and no cost parking at a garage near Company offices;

•	an executive physical;

•	financial planning services; and

•	personal use of Company tickets or the Company box and related items at sporting or other events.

Our Compensation Committee has also established a policy, which it has determined to be in our business interest, that directs the CEO to use the Company’s aircraft for all air travel, whether personal or business, whenever possible. Under the policy, the CEO may also designate other members of senior management to use the Company aircraft for air travel.

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Mr. Foss reimburses the Company for the amount by which the aggregate incremental cost to the Company attributable to his personal use of the Company’s aircraft exceeds $250,000 per fiscal year. Some of Mr. Foss’s business use of the corporate aircraft in fiscal 2017 included flights to attend outside board meetings at the companies or organizations for which he served as a director. We believe that Mr. Foss’s service on these boards, and his ability to conduct Company business while traveling to these board meetings, provides benefits to us and therefore deem it to be business use. Mr. Foss has a car and driver that we provide to him. Much of his use of the Company-provided car and driver, which generally enables him to make efficient use of travel time, is business use, although Mr. Foss utilizes the car and driver for commuting to and from the office, which is considered personal use, and for other limited personal use.

Company Performance Data Relevant to Compensation Actions

As mentioned in the Summary above, Aramark operational and financial performance was strong in 2017.

In awarding annual cash incentives for the NEOs, the Compensation Committee first calculated the maximum amount that could have been awarded to these executives under the Senior Executive Bonus Plan based on the Company’s fiscal 2017 adjusted EBIT and each executive’s percentage bonus opportunity determined by the Compensation Committee at the beginning of fiscal 2017. The Compensation Committee then calculated what the NEOs would have received under the Management Bonus Plan if each had been a participant in the plan.

Specific performance metrics under the Management Bonus Plan in 2017 and the Company’s achievement against those metrics are as follows:

Incentive Pay Component	Performance Metric and Weight(1)	Threshold	Target	Maximum	Achievement (Percent of Target)
		($ millions)
Annual Cash Incentive	Adjusted EBIT (40%)	$945.2	$994.9	$1,044.7	$980.5 (98.6%)
	Adjusted Sales (25%)	$13,335.5	$14,817.2	$16,298.9	$14,672.9 (99.0%)
	Free Cash Flow (25%)	$256.0	$320.0	$384.0	$519.6 (162.4%)
	Factors Specific to Executive’s Function (10%)		Varies based on NEO’s function		See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Annual Cash Incentive”

(1)	Represents performance metrics under the Management Bonus Plan, which is referenced by the Compensation Committee as a basis for payments under the Senior Executive Bonus Plan.

The performance metrics above are intended to incentivize executives to achieve results consistent with the Company’s long-term framework for its financial performance which consists of mid to high single digit growth in adjusted operating income or adjusted EBIT, 3% to 5% organic or adjusted sales growth, and low double digit percentage growth in adjusted EPS.

The relative weighting of adjusted EBIT, adjusted sales, and free cash flow for purposes of determining the annual cash incentives of the NEOs reflects the fact that all three performance measures are important with more weight given to adjusted EBIT and lesser but equal weight given to each of adjusted sales and free cash flow.

Following the end of fiscal 2017, in evaluating the operation of the Senior Executive Bonus Plan and the results the NEOs would have achieved if they had participated in the Management Bonus Plan, the Compensation Committee analyzed the performance under the Management Bonus Plan for senior management against the performance under the Management Bonus Plan for other employees, who did not have Free Cash Flow as a Company performance metric. Identifying that high performance against the Free Cash Flow metric resulted in higher achievement for senior management under the plan as compared to other employees, the Compensation Committee determined to exercise additional negative discretion in calculating actual bonus awards under the Senior Executive Bonus Plan, reducing awards from achievement of 112.5% of target performance to 101.5% of target, to better align the ultimate payout percentages of the NEOs as compared to the other employees of the Company.

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In addition to the specific performance metrics, the Compensation Committee also considered corporate performance generally in setting salaries and making other decisions about the total compensation provided to the executives.

Personal Performance Assessment and Specific Compensation Actions for the Named Executives

In making compensation decisions, the Compensation Committee considers corporate performance generally, the specific metrics of corporate performance noted above, and individual performance for each NEO. The Compensation Committee also considers total compensation and other factors relevant to its compensation philosophy (including, for example, market and competitive data provided by its independent compensation consultant).

The Compensation Committee assesses the CEO’s performance annually. The CEO and Executive Vice President, Human Resources (along with other executives in certain cases), annually assess the performance of the other NEOs, which assessments are then shared with the Compensation Committee. The Compensation Committee considers those assessments along with its own impressions of the NEOs based on the NEOs’ interactions with the Compensation Committee and the Board.

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Mr. Foss – In November 2016, the Compensation Committee considered Mr. Foss’s performance during fiscal 2016, his prior year’s compensation, his compensation relative to the Peer Group and the value of Mr. Foss’s outstanding equity awards in terms of both wealth creation opportunity and retention power. As a result of that analysis, the Compensation Committee took the following actions for Mr. Foss:

•  Maintained his base salary for calendar year 2017 at the same level as calendar year 2016.

•  Maintained his annual cash incentive target of $3,400,000 for fiscal 2017 and established a maximum award under the Senior Executive Bonus Plan of 1.01% of adjusted EBIT (up to a maximum of $10 million).

•  Awarded long term incentives with a grant date fair value of $10.9 million consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units and was intended to recognize Mr. Foss’ leadership and sustained performance. As a result, his total direct compensation was in the top quartile of the Peer Group.

•  In order to increase the performance orientation of Mr. Foss’s long-term incentives, approximately $956,000 (based on grant date fair value) or 9% of the total long term incentive award described above is subject to an additional relative total shareholder return performance vesting requirement. These awards will cliff vest on September 27, 2019 if the Company’s total shareholder return is among the top five total shareholder returns of the Company’s peer group over the three-year performance period for fiscal 2017-2019. This award subject to the relative total shareholder return performance requirement consisted of 40% stock options, 20% restricted stock units and 40% performance restricted stock with the same 2017-2019 cumulative adjusted EPS target as the other performance restricted stock awarded to Mr. Foss.

In November 2017, the Compensation Committee considered Mr. Foss’s performance during fiscal 2017, his prior year’s compensation, his compensation relative to the Peer Group and the value of his outstanding equity awards. As a result of that analysis, the Compensation Committee took the following actions for Mr. Foss:

•  Exercised negative discretion under the Senior Executive Bonus Plan and awarded him a cash incentive bonus of $3,451,900 for fiscal 2017, which was the amount that he would have received had he participated in the Management Bonus Plan further reduced by additional negative discretion as previously described.

•  Maintained his base salary for calendar year 2018 at the same level as calendar year 2017.

•  Maintained his annual cash incentive target of $3,400,000 for fiscal 2018 and established a maximum award under the Senior Executive Bonus Plan of 0.92% of adjusted EBIT (up to a maximum of $10 million).

•  Awarded long-term incentives with a grant date value of $11.3 million consisting of 50% performance stock units, 30% time-vesting stock options and 20% time-vesting restricted stock units, including $1.4 million of equity incentives that will only cliff vest on October 2, 2020 if and to the extent the Company’s total shareholder return as a percentile relative to the total shareholder return of the Peer Group exceeds certain levels. The total shareholder return portion of the long-term incentives consists of 50% performance stock units, 30% time-vesting stock options and 20% time-vesting restricted stock units with the performance stock units having the same 2018-2020 cumulative adjusted EPS and ROIC targets as the other performance stock units awarded to Mr. Foss. The intent of such awards was to appropriately reward Mr. Foss for and incentivize his sustained performance and as a result his direct compensation was in the top quartile of the Peer Group.

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Mr. Bramlage – The Compensation Committee took the following compensation actions for Mr. Bramlage in November 2016 related to fiscal 2017:

•  Raised his base salary for calendar year 2017 by 8% to $660,960 in order to increase his compensation to closer to the median of base salary of the Peer Group.

•  Established a maximum award under the Senior Executive Bonus Plan of 0.25% of adjusted EBIT and an annual cash incentive target for fiscal 2017 of $660,960, which represents the same annual cash incentive target, as a percentage of base salary that he had in fiscal 2016.

•  Awarded long term incentives with a grant date fair value of $1,600,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units, which was the same value awarded in the previous fiscal year.

In November 2017 the Compensation Committee took the following actions for Mr. Bramlage:

•  Exercised negative discretion under the Senior Executive Bonus Plan and awarded him a cash incentive bonus of $671,000 for fiscal 2017, which was the amount that he would have received had he participated in the Management Bonus Plan further reduced by additional negative discretion as previously described.

•  Raised his base salary for calendar year 2018 by 7% to $707,227 in order to increase his base salary to the market median of the Peer Group.

•  Established a maximum award under the Senior Executive Bonus Plan of 0.23% of adjusted EBIT and an annual cash incentive target for fiscal 2018 of $707,227 which represents the same annual cash incentive target as a percentage of base salary that he had in fiscal 2017.

•  Awarded long-term incentives with a grant date value of $2,100,000 consisting of 50% performance stock units, 30% time-vesting stock options and 20% time vesting restricted stock units, which was an increase over the amount awarded in November 2016 and was intended to result in his total compensation being closer to the market median for the Peer Group.

Ms. McKee – The Compensation Committee took the following compensation actions for Ms. McKee in November 2016 related to fiscal 2017:

•  Raised her base salary for calendar 2017 by 2.5% to $700,232, which is generally consistent with the overall annual salary increase budget for the Company.

•  Established a maximum award under the Senior Executive Bonus Plan of 0.20% of adjusted EBIT and an annual cash incentive target for fiscal 2017 of $700,232, which represents the same annual cash incentive target as a percentage of base salary that she had in fiscal 2016.

•  Awarded long term incentives with a grant date fair value of $1,600,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units, which was the same value awarded in the previous fiscal year.

In November 2017 the Compensation Committee took the following actions for Ms. McKee.

•  Exercised negative discretion under the Senior Executive Bonus Plan and awarded her a cash incentive bonus of $710,900 for fiscal 2017, which was the amount that she would have received had she participated in the Management Bonus Plan further reduced by additional negative discretion as previously described.

•  Maintained her base salary for calendar year 2018 at the same level as calendar year 2017.

•  Established a maximum award under the Senior Executive Bonus Plan of 0.18% of adjusted EBIT and an annual cash incentive target for fiscal 2018 of $700,232 which represents the same annual cash incentive target as a percentage of base salary that she had in fiscal 2017.

•  Awarded long-term incentives with a grant date value of $1,600,000 consisting of 50% performance stock units, 30% time-vesting stock options and 20% time vesting restricted stock units, which was the same amount awarded in November 2016.

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Mr. Reynolds – The Compensation Committee took the following compensation actions for Mr. Reynolds in November 2016 related to fiscal 2017:

•  Raised his base salary for calendar 2017 by 2.5% to $543,869 which is generally consistent with the overall annual salary increase budget for the Company.

•  Established a maximum award under the Senior Executive Bonus Plan of 0.20% of adjusted EBIT and an annual cash incentive target for fiscal 2017 of $543,869, which represents the same annual cash incentive target as a percentage of base salary that he had in fiscal 2016.

•  Awarded long term incentives with a grant date fair value of $1,600,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units, which was the same value awarded in the previous fiscal year.

In November 2017 the Compensation Committee took the following actions for Mr. Reynolds.

•  Exercised negative discretion under the Senior Executive Bonus Plan and awarded him a cash incentive bonus of $552,200 for fiscal 2017, which was the amount that he would have received had he participated in the Management Bonus Plan further reduced by additional negative discretion as previously described.

•  Maintained his base salary for calendar year 2018 at the same level as calendar year 2017.

•  Established a maximum award under the Senior Executive Bonus Plan of 0.18% of adjusted EBIT and an annual cash incentive target for fiscal 2018 of $543,869 which represents the same annual cash incentive target as a percentage of base salary that he had in fiscal 2017.

•  Awarded long-term incentives with a grant date value of $1,600,000 consisting of 50% performance stock units, 30% time-vesting stock options and 20% time vesting restricted stock units, which was the same amount awarded in November 2016.

Mr. Kroeker – The Compensation Committee took the following compensation actions for Mr. Kroeker in November 2016 related to fiscal 2017:

•  Raised his base salary for calendar year 2016 by 2.5% to $548,888, which was generally consistent with the overall annual salary increase budget for the Company.

•  Established a maximum award under the Senior Executive Bonus Plan of 0.20% of adjusted EBIT and an annual cash incentive target for fiscal 2017 of $466,555.

•  Awarded long term incentives with a grant date fair value of $1,200,000 consisting of 40% performance restricted stock, 40% time-vesting stock options and 20% time-vesting restricted stock units. The value of this grant was consistent with the value received by other executives at his level.

In November 2017 the Compensation Committee took the following actions for Mr. Kroeker.

•  Exercised negative discretion under the Senior Executive Bonus Plan and awarded him a cash incentive bonus of $473,700 for fiscal 2017, which was the amount that he would have received had he participated in the Management Bonus Plan further reduced by additional negative discretion as previously described.

•  Maintained his base salary for calendar year 2018 at the same level as calendar year 2017.

•  Established a maximum award under the Senior Executive Bonus Plan of 0.18% of adjusted EBIT and an annual cash incentive target for fiscal 2018 of $466,555 which represents the same annual cash incentive target as a percentage of base salary that he had in fiscal 2017.

•  Awarded long-term incentives with a grant date value of $1,200,000 consisting of 50% performance stock units, 30% time-vesting stock options and 20% time vesting restricted stock units, which was the same amount awarded in November 2016.

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Information About How the Compensation Committee Makes Decisions and Interacts with Others

Peer Group

The Compensation Committee refers to a peer group in order to benchmark executive pay, consider the retention value of compensation and provide a foundation for other compensation design and award decisions.

In 2015, the Compensation Committee, taking into account the advice of its independent compensation consultant, established the Company’s peer group using a variety of quantitative and qualitative factors. The peer group is reviewed on an annual basis and was originally determined based on the following criteria (in each case, originally using data relative to the Company in fiscal 2014):

Comparable in Size	Revenue between 0.3 times and 3 times
Enterprise value between 0.25 times and 5 times
Operating margin between 2.5% and 10%
Similar Industry/Operating Model	Provides business services
Logistics-centered business model
Repeatable business model and consumer facing
Competitor for Talent	Attracting new employees to the Company and retaining current executives

The independent compensation consultant reviewed Aramark’s Peer Group in 2017 utilizing criteria similar to the criteria used in 2015 described above and did not recommend any changes other than removing Tyco due to its acquisition by Johnson Controls Plc. Based on our fiscal 2017 results, as compared to the Peer Group, our revenues approximated the median, our enterprise value was between the 25th percentile and median, our market capitalization was at the 25th percentile, and the number of our employees was between the median and 75th percentile.

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Peer Group and Characteristics

The following table sets forth characteristics of the Peer Group companies based on Aramark’s fiscal 2017 performance and results:

	COMPARABLE IN SIZE			SIMILAR INDUSTRY/OPERATING MODEL
COMPANY NAME	REVENUE	ENTERPRISE VALUE	OPERATING MARGIN	BUSINESS SERVICES	LOGISTICS	CONSUMER FACING WITH REPEATABLE BUSINESS MODEL	COMPETITOR FOR TALENT
Carnival	X	X			X	X
C.H. Robinson Worldwide	X	X	X	X	X
Darden Restaurants	X	X	X		X	X
FedEx		X	X	X	X	X
Hertz Global Holdings	X	X	X	X	X	X
Macy’s	X	X	X		X	X	X
Manpower	X	X	X	X	X
Marriott International	X	X	X		X	X	X
McDonalds	X				X	X	X
MGM Resorts International	X	X			X	X
PepsiCo					X		X
RR Donnelley & Sons	X	X	X	X	X
Starbucks	X				X	X	X
Sysco		X	X	X	X		X
United Parcel Service				X	X	X	X
Waste Management	X	X		X	X
Yum! Brands	X	X			X	X

Survey Data

In evaluating the compensation of certain of our NEOs, the Compensation Committee also references certain survey data. In 2017, the Compensation Committee referred to, in part, peer group data and a subset of the Willis Towers Watson 2016 CDB General Industry Executive Compensation Survey – U.S. that is size-adjusted based on Aramark’s revenue (211 companies from the overall survey of 484 companies), to perform a market check of the individual components of compensation and total compensation for Messrs. Reynolds and Kroeker and Ms. McKee. We do not consider any specific company included in the survey data to be a material factor in the review of the compensation of our named executive officers.

Independence of the Compensation Consultant

The Compensation Committee recognizes the importance of using an independent compensation consultant that is appropriately qualified and that provides services solely to the Compensation Committee and not to the Company.

Since 2007, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent consultant. It did so again in 2017.

The Compensation Committee annually reviews its relationship with FW Cook and determines whether to renew the engagement. Only the Compensation Committee has the right to approve services to be provided by, or to terminate the services of, FW Cook. FW Cook and its affiliates do not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on director and executive compensation.

During 2017, the Compensation Committee considered FW Cook’s independence and determined that the engagement of FW Cook did not raise any conflict of interest or other issues that would adversely impact FW Cook’s independence, including using the six factors set forth in the SEC and New York Stock Exchange rules regarding compensation advisor conflicts of interest and independence. Accordingly, the Compensation Committee determined FW Cook to be independent and free from conflicts of interest.

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Role of Independent Compensation Consultant

The Compensation Committee’s independent compensation consultant provides the Compensation Committee with general services related to executive and director compensation each year. These services include market intelligence, compensation trends, suggestions about compensation program design, general views on specific requests to the Compensation Committee from management regarding compensation program design or decisions, the review of the peer group, benchmarking executive pay against the peer group and against the broader market for executive talent, and an analysis of the risk profile of the compensation system. In particular years, the services also have included thorough analyses of particular compensation issues. During 2017, FW Cook advised the Compensation Committee with respect to the long-term equity incentive program and recommended that the percentage of PSUs be increased to 50% with a corresponding decrease in the percentage of stock options to 30% and that the additional performance metric of ROIC be added to the PSUs.

In May, August and October 2017, FW Cook reviewed Mr. Foss’s compensation compared to the Peer Group and in particular analyzed his equity awards to ensure that they motivated him to drive performance while encouraging retention. Based on guidance from the Compensation Committee, FW Cook provided advice to the Chairman of the Compensation Committee who then, based on such advice, made recommendations to the Compensation Committee with respect to Mr. Foss’s 2018 compensation, including the grant of $11.3 million in long term incentives including $1.4 million of long term incentives subject to relative shareholder return vesting discussed above. FW Cook also recommended the new retirement provisions for the NEOs’ long-term incentives and the change in the structure of Mr. Foss’ long-term incentives subject to relative shareholder return vesting previously discussed.

FW Cook, after evaluating current NEO compensation levels and Market Practice, also advised that no significant changes to base salaries of Messrs. Reynolds and Kroeker and Ms. McKee are required to support the competitiveness of the Company’s compensation programs. FW Cook also indicated that target bonus opportunities for Messrs. Bramlage, Reynolds and Kroeker and Ms. McKee are at or above the median of Market Practice. The Compensation Committee then determined to maintain the base salaries for calendar 2018 of Messrs. Reynolds, Kroeker and Ms. McKee at the same level as calendar 2017 and to increase the base salary of Mr. Bramlage by seven percent in order for his base salary to be at the median of the Peer Group. The Compensation Committee also determined to maintain the same percentage bonus target for Messrs. Bramlage, Reynolds, Kroeker and Ms. McKee for fiscal 2018 as they had for fiscal 2017.

In fiscal 2017, FW Cook also advised the Compensation Committee with respect to certain features of the Company’s Amended and Restated 2013 Stock Incentive Plan and Amended and Restated Senior Executive Performance Bonus Plan which were approved by shareholders at the 2017 Annual Meeting.

Interaction of the Compensation Committee with Executive Officers and Others

CEO: The Compensation Committee regularly seeks the advice of the CEO. In 2017, it sought his input on the performance of his direct reports including the other named executive officers and his views on how performance metrics and goals will motivate other executives and the workforce. The Compensation Committee also discusses with the CEO matters relating to the retention of key executives and employees and sought his input on his performance results in 2017 and his objectives for 2018.

EVP, Human Resources: The Compensation Committee regularly asks Ms. McKee, Executive Vice President, Human Resources to attend portions of the Compensation Committee’s meetings in order to discuss compensation design and award issues, allow her to review and respond to suggestions about compensation matters and ask for her input about compensation decisions.

Other Executive Officers: As necessary, the Executive Vice President and Chief Financial Officer attends Compensation Committee meetings to discuss and review financial metrics relating to our compensation programs. Additionally, the Executive Vice President and General Counsel or the Senior Vice President and Deputy General Counsel attend Compensation Committee meetings to advise about legal requirements and provide regulatory updates.

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In administering the annual cash and long term equity incentive plans of the Company, the Compensation Committee approves cash and equity awards to executive officers and/or recommends such approval by the Stock Committee, as appropriate, for purposes of obtaining certain exemptions under Rule 16b-3 of the Exchange Act and exceptions under Section 162(m) of the Internal Revenue Code. References in this proxy statement to actions taken by the Compensation Committee may, in certain circumstances, refer to actions formally taken by the Stock Committee in conjunction with additional corresponding actions taken by the full Compensation Committee.

Long Term Incentive Grant Procedures

Timing of Awards The Compensation Committee intends to make annual awards of long term equity incentives at its meeting held early in each fiscal year. The Compensation Committee has in the past, and may in the future, make limited grants of long term incentives on other dates, including to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join our Company.

Grant Date and Exercise Price The grant date of long term incentives to executives may be the date of Compensation Committee approval or, if specified in the approval, a later date, including a date of subcommittee or Stock Committee approval if designated by the Compensation Committee. The exercise price of option grants is the closing market price of our common stock on the date of grant.

Stock Ownership Guidelines

The Compensation Committee has adopted the following stock ownership guidelines to help align the interests of each NEO with those of Aramark’s shareholders.

EXECUTIVE	STOCK OWNERSHIP GUIDELINE(1)	CURRENT STATUS
CEO	6x annual base salary	Meets or Exceeds Guideline
Executive Vice President and CFO	3x annual base salary	Meets or Exceeds Guideline
Executive Vice President, HR	3x annual base salary	Meets or Exceeds Guideline
Executive Vice President and GC	3x annual base salary	Meets or Exceeds Guideline
Senior Vice President, Integration	3x annual base salary	On Track to Meet Guideline

(1)	Multiple of annual base salary. Prior to attainment, absolute value is determined annually based on then-current salary and the prior year’s average of month-end stock closing prices.

For purposes of determining compliance with the guidelines, shares included are limited to those that are (1) directly or indirectly beneficially owned (held indirectly, such as through family trusts or by immediate family members) or (2) unvested restricted stock units or restricted shares. Therefore, unexercised vested and unvested stock options and unearned or unvested PSUs or performance restricted stock are not considered when determining compliance with the guidelines.

These guidelines require that the specified amount be attained by the fifth anniversary of the later of (1) the named executive officer’s start date with the Company or (2) November 10, 2015 (the date this timing requirement was adopted). If a named executive officer has not attained the guideline amount by such date, one half of all shares delivered upon vesting of awards held by such named executive officer (net of withholding for tax obligations) must be retained until the guideline amount has been attained.

All of our named executive officers exceed, have met or are on track to meet their guideline amount within the five-year period. For example, as of December 8, 2017, our CEO held shares and RSUs with a value on such date equal to more than 36 times his annual base salary.

Prohibitions on Hedging and Pledging

The Company’s Securities Trading Policy restricts pledging and prohibits our directors, officers and employees from engaging in hedging, speculative or other transactions that hedge or offset any decrease in the market value of Aramark stock (including swaps, forwards, options and futures) except in certain very limited circumstances.

To date, no current director or officer has utilized any of the exceptions. None of our directors or named executive officers or other executive officers has currently pledged Aramark stock.

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The Board has not approved any exceptions for hedging transactions to date and does not currently anticipate any situation where it would do so in the future.

Compensation Risk Disclosure

As part of its responsibility to set appropriate executive compensation, the Compensation Committee annually considers balance in the compensation program and its impact on Aramark’s risk management profile.

Specifically, in 2017, the Compensation Committee considered whether the mix of performance-based pay, the performance metrics and the degree of difficulty of the performance goals was sufficient to encourage management to strive for strong performance without encouraging risk taking beyond established risk parameters. The Compensation Committee also considered the input of its independent compensation consultant regarding the risk profile of the compensation program as well as various factors that would mitigate risks associated with Aramark’s compensation program. These factors include: an effective balance between the cash and equity mix and short and long-term focus; the use of multiple performance metrics for annual incentive programs; substantial stock ownership guidelines; a clawback policy; an anti-hedging policy; and independent committee oversight of the compensation programs.

After discussing all such matters, the Compensation Committee determined that in relation to 2017, Aramark’s compensation program is appropriately structured and does not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company.

Impact of Regulatory Requirements on Executive Compensation

Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code (the “Code”) limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in the Code) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance and other payments from us that are contingent on or in connection with a change of control.

The Compensation Committee considered the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structured certain post-termination compensation payable to our named executive officers. The potential adverse tax consequences to us and/or the executive, however, are not necessarily determinative factors in such decisions. Our 2007 agreement with Ms. McKee relating to employment requires us to make a gross-up payment to compensate her for any excise taxes (and income taxes on such gross-up payment) that she incurs under Section 4999. Subsequently, as market practices changed, the Compensation Committee determined it would no longer provide such gross-up payments. As a result, no gross-up was provided in the agreements entered into with Messrs. Foss, Bramlage, Reynolds and Kroeker.

Section 162(m). Section 162(m) of the Code generally limits tax deductions for compensation paid to named executive officers (other than the chief financial officer) to $1,000,000, except to the extent that the compensation constitutes “performance-based compensation” for purposes of Section 162(m). We became subject to the Section 162(m) compensation deduction limit commencing upon the date of our 2017 Annual Meeting of Shareholders.

The Compensation Committee expects to structure performance-based awards in compliance with Section 162(m) requirements applicable to the “performance-based compensation” exception, and the Compensation Committee considers the loss of deductibility, as well as other factors, when it structures compensation arrangements for our named executive officers. However, the potential tax consequences to Aramark are not necessarily determinative and the Compensation Committee may from time to time determine that certain compensation awards that would result in non-deductible compensation expenses would be in the best interests of the Company, such as if necessary to accomplish particular business objectives or to attract and retain certain executives. Additionally, Aramark and the Compensation Committee are continuing to monitor pending tax bills which, if approved, could curtail or eliminate the performance-based compensation exception under Section 162(m) and could also expand the group of individuals potentially covered by the deduction limitations under Section 162(m).

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and in this Proxy Statement relating to our 2018 Annual Meeting of Shareholders. Submitted by the Compensation Committee of the Board:

Stephen I. Sadove, Chairman

Lisa G. Bisaccia

Richard W. Dreiling

Sanjeev K. Mehra

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COMPENSATION TABLES

2017 Summary Compensation Table

The following tables, narrative and footnotes discuss the compensation of the Chairman, President, and Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers in 2017, who are referred to as named executive officers or NEOs.

Name and Principal position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non- Equity Incentive Plan Compen- Sation(4) ($)	Change in Pension value And non- Qualified Deferred Compensation Earnings(5) ($)	All Other Compen- Sation(6) ($)	Total ($)
Eric J. Foss, President and Chief Executive Officer	2017	1,700,000	—	6,388,467	4,467,809	3,451,900	3,239	313,583	16,324,998
	2016	1,700,000	—	6,516,166	4,575,843	3,726,000	2,355	530,648	17,051,012
	2015	1,622,625	—	7,800,020	7,790,065	3,300,000	1,498	624,198	21,138,406
Stephen P. Bramlage, EVP and Chief Financial Officer	2017	648,720	—	960,034	640,007	671,000	382	61,689	2,981,832
	2016	609,000	—	960,008	640,002	670,700	68	415,031	3,294,809
	2015	300,000	—	2,200,041	800,003	272,000	—	159,593	3,731,637
Lynn B. McKee, EVP, Human Resources	2017	695,831	—	960,034	640,007	710,900	13,709	58,382	3,078,863
	2016	679,804	—	960,008	640,002	748,700	12,682	74,888	3,116,084
	2015	666,475	—	960,024	640,005	607,000	11,744	77,779	2,963,027
Stephen R. Reynolds, EVP, General Counsel and Secretary	2017	540,553	—	960,034	640,007	552,200	1,942	36,595	2,731,331
	2016	528,003	—	960,008	640,002	581,500	1,467	61,592	2,772,572
	2015	517,650	—	960,024	1,103,130	472,000	953	59,056	3,112,813
Harrald Kroeker Senior Vice President, Integration	2017	545,541	—	720,042	480,003	473,700	—	24,669	2,243,955
	2016	532,875	—	510,026	340,001	498,800	—	24,479	1,906,181

(1)	For fiscal years 2015, 2016 and 2017, Messrs. Foss and Reynolds and Ms. McKee, and for fiscal years 2016 and 2017 only, Mr. Bramlage, each deferred a portion of their salaries under the 2007 Savings Incentive Retirement Plan. These amounts are reflected in the Salary column, and for fiscal 2017 are reflected in the Non-Qualified Deferred Compensation Table for Fiscal Year 2017.

(2)	Includes the aggregate grant date fair value of restricted stock units, performance stock units and performance stock awards granted in the respective fiscal year computed in accordance with FASB ASC Topic 718. For performance stock units and performance stock awards, the grant date fair value reported is based upon the probable outcome of the performance condition at the grant date as described in the table below, which also identifies the grant date fair value at the highest level of performance:

	Fiscal 2015 Grants		Fiscal 2016 Grants		Fiscal 2017 Grants
	Probable Outcome ($)	Highest Level of Performance ($)	Probable Outcome ($)	Highest Level of Performance ($)	Probable Outcome ($)	Highest Level of Performance ($)
Eric J. Foss	$5,200,013	$10,400,026	$4,344,100	$8,688,200	$4,258,978	$8,517,956
Stephen P. Bramlage	$800,009	$1,600,018	$640,005	$1,280,011	$640,022	$1,280,044
Lynn B. McKee	$640,006	$1,280,012	$640,005	$1,280,011	$640,022	$1,280,044
Stephen R. Reynolds	$640,006	$1,280,012	$640,005	$1,280,011	$640,022	$1,280,044
Harrald Kroeker			$340,017	$680,034	$480,017	$960,034

With regard to Mr. Foss, the table immediately above does not include certain awards granted in fiscal years 2016 and 2017 that are subject only to time-based and market-based conditions (relative total shareholder return), because these awards are not subject to any performance-based conditions that would vary the number of shares that vest if the relative total shareholder return condition is achieved. The grant date fair value of awards with market-based conditions is determined based on a Monte Carlo simulation model for market-based total shareholder return. For additional information on the valuation assumptions and more discussion with respect to the valuation of equity awards, refer to Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 29, 2017.

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(3)	This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts shown for fiscal year 2015 include the grant date fair value for certain performance-based stock options granted prior to such fiscal years for which vesting was subject to EBIT targets where such target was not established at the time the option was granted, as targets for later years had not been determined. For fiscal 2015, these amounts are, for Mr. Foss, $2,590,063 and for Mr. Reynolds, $463,125. For Messrs. Foss and Reynolds, these amounts are attributable to a portion of performance-based stock options that were awarded in fiscal 2012 for Mr. Foss and fiscal 2013 for Mr. Reynolds, but whose annual performance target was established in November 2014, and, for Mr. Reynolds, a portion of performance-based stock options that were awarded in fiscal 2013 and which vested in connection with the achievement of certain returns on sales of shares by our former Sponsors in fiscal 2015. With regard to Mr. Foss, a portion of the stock options granted in fiscal years 2016 and 2017 have a market-based condition (relative total shareholder return). These options are not subject to any performance-based conditions that would vary the number of options that vest if the relative total shareholder return condition is achieved. The grant date fair value of these options with market-based conditions is determined based on a Monte Carlo simulation model for market-based total shareholder return. For additional information on the valuation assumptions and more discussion with respect to the stock options, refer to Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 29, 2017.

(4)	Includes payment under the Senior Executive Bonus Plan for each of Messrs. Foss, Bramlage, Reynolds and Kroeker (with regard to fiscal year 2017) and Ms. McKee and payment for Mr. Kroeker, with regard to fiscal year 2016, under the Management Bonus Plan.

(5)	Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set.

(6)	The following are included in this column for 2017:

a.	The aggregate incremental cost to us of the following perquisites: car allowance, premium payments for disability insurance, premium payments for an excess health insurance plan, payments for an executive physical, parking fees paid by the Company, financial planning and, for Messrs. Foss and Bramlage, costs associated with personal use of the Company aircraft and/or personal use of the Company’s fractional ownership of an additional aircraft, personal use of Company-owned tickets or the Company-owned suite at sports stadiums and arenas and, for Mr. Foss, personal use of a Company-provided car and driver.

b.	With regard to Mr. Foss, $177,972 for Mr. Foss’s personal use of the Company aircraft and personal use of the Company’s fractional ownership of an additional aircraft. Pursuant to a resolution adopted by the Compensation Committee and an Aircraft Time Sharing Agreement entered into between Mr. Foss and the Company, Mr. Foss reimburses the Company for the amount by which the aggregate incremental cost to the Company attributable to his personal use of the Company aircraft exceeds $250,000 per year. The calculation of incremental cost for personal use of Company aircraft includes the variable costs incurred as a result of his personal flight activity, including charges for aircraft fuel, landing fees, and any travel expenses for the flight crew. The variable costs for the Company’s fractional ownership share include the regular hourly charge, the fuel variable charge, international flat fees and other fees. Mr. Foss is not reimbursed by the Company for any personal income taxes associated with his personal use of the Company aircraft or the Company’s fractional ownership share.

c.	Premium payments for term life insurance or the Survivor Income Protection Plan as follows: for Mr. Foss, $1,308, for Mr. Bramlage, $1,308, for Ms. McKee, $6,971, for Mr. Reynolds, $1,308 and for Mr. Kroeker, $1,308.

d.	Amounts that constitute the Company match to the Savings Incentive Retirement Plan for fiscal 2017 of $9,000 for each of Messrs. Foss, Bramlage and Reynolds and Ms. McKee.

e.	The dollar value of dividend equivalents accrued or credited on certain restricted stock units and performance stock units granted prior to February 5, 2014 (the date the Company announced the payment of its first quarterly dividend), where dividends were not factored into the grant date fair value required to be reported for such awards. Also includes the cash dividends accrued on restricted stock awards, which will be paid out on the applicable vesting date. The total value of dividend equivalents accrued or credited on restricted stock units and performance stock units and the total value of cash dividends accrued on restricted stock for the executive officers during fiscal 2017, in each case for awards granted prior to February 5, 2014, is as follows: for Mr. Foss, $65,783, for Ms. McKee, $6,781, for Mr. Reynolds, $4,899, and for Mr. Kroeker, $1,973. For awards granted on or after February 5, 2014, the value of dividend equivalents credited or otherwise allocated to restricted stock units or performance stock units in the form of additional units with the same vesting terms as the original awards is not included in the “All Other Compensation” column because their value is factored into the grant date fair value of awards. Additional units awarded in connection with dividend adjustments are subject to vesting and delivery conditions as part of the underlying awards.

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Grants of Plan-Based Awards for Fiscal Year 2017

The following table provides information about equity and non-equity awards granted or deemed granted to our named executive officers in fiscal 2017.

Name	Type(1)	Grant Date	Committee Meeting Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3)
				Thres- hold	Target	Maxi- mum	Thres- hold	Target	Maxi- mum
Foss	ACI			850,000	3,400,000	10,000,000
	NQSOs(4)	11/18/2016	11/8/2016								468,086	$34.08	$3,960,008
	PSAs(5)	11/18/2016	11/8/2016				58,099	116,198	232,396				$3,960,028
	RSUs(6)	11/18/2016	11/8/2016							58,099			$1,980,014
	TSR_NQSOs(7)	11/18/2016	11/8/2016					141,844				$34.08	$507,802
	TSR_PSAs(8)	11/18/2016	11/8/2016				17,606	35,212	70,424				$298,950
	TSR_PSUs(9)	11/18/2016	11/8/2016					17,606					$149,475
Bramlage	ACI			165,240	660,960	1,288,872
	NQSOs(4)	11/18/2016	11/8/2016								75,651	$34.08	$640,007
	PSAs(5)	11/18/2016	11/8/2016				9,390	18,780	37,560				$640,022
	RSUs(6)	11/18/2016	11/8/2016							9,390			$320,011
McKee	ACI			175,058	700,232	1,365,452
	NQSOs(4)	11/18/2016	11/8/2016								75,651	$34.08	$640,007
	PSAs(5)	11/18/2016	11/8/2016				9,390	18,780	37,560				$640,022
	RSUs(6)	11/18/2016	11/8/2016							9,390			$320,011
Reynolds	ACI			135,967	543,869	1,060,545
	NQSOs(4)	11/18/2016	11/8/2016								75,651	$34.08	$640,007
	PSAs(5)	11/18/2016	11/8/2016				9,390	18,780	37,560				$640,022
	RSUs(6)	11/18/2016	11/8/2016							9,390			$320,011
Kroeker	ACI			116,639	466,555	909,782
	NQSOs(4)	11/18/2016	11/8/2016								56,738	$34.08	$480,003
	PSAs(5)	11/18/2016	11/8/2016				7,043	14,085	28,170				$480,017
	RSUs(6)	11/18/2016	11/8/2016							7,043			$240,025

(1)	ACI = Annual Cash Incentive; NQSO = Non-Qualified Stock Option; RSU = Restricted Stock Unit; PSU = Performance Stock Unit; PSA = Performance Stock Award; TSR = Total Shareholder Return (Outperformance award).

(2)	The amounts represent the threshold, target, and maximum payouts under the Management Bonus Plan for the 2017 performance period which serves as the basis for the annual cash incentive payments under the Senior Executive Bonus Plan in which Messrs. Foss, Bramlage, Reynolds and Kroeker and Ms. McKee participated in 2017. With regard to Mr. Foss, the maximum shown is the maximum allowed under the Senior Executive Bonus Plan. The maximum bonuses under the Senior Executive Bonus Plan for fiscal 2017 as a percentage of the aggregate bonus amount under the Senior Executive Bonus Plan are: for Mr. Foss, 54%; for Mr. Bramlage, 14%; and for each of Messrs. Reynolds and Kroeker and Ms. McKee, 11%.

(3)	This column shows the full grant date fair value of non-qualified stock options, restricted stock units, performance stock units and performance stock awards granted to our named executive officers in fiscal 2017 under FASB ASC Topic 718. The grant date fair value for performance stock units and performance stock awards granted in fiscal 2017 assumes achievement of the target amount. For additional information on the valuation assumptions, refer to Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 29, 2017. These amounts do not correspond to the actual value that will be received by the named executive officers.

(4)	These stock options were granted under the 2013 Stock Plan, vest annually 25% per year over four years and have a ten-year term, subject to the grantee’s continued employment with the Company.

(5)	These performance stock awards were granted under the 2013 Stock Plan, and vest at the end of fiscal 2019, provided that the performance target, based on adjusted earnings per share, is met for the three-year period ending September 27, 2019.

(6)	These restricted stock units were granted under the 2013 Stock Plan and vest annually 25% per year over four years, subject to the grantee’s continued employment with the Company.

(7)	These performance based non-qualified stock options are subject to the achievement of a relative TSR performance target for the three-year period ending September 27, 2019, and will vest following the completion of fiscal year 2019, provided that the performance target is met.

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(8)	These performance stock awards are subject to the achievement of a relative TSR performance target for the three-year period ending September 27, 2019, and an adjusted earnings per share performance target for the three year period ended September 27, 2019, and will vest following the completion of fiscal year 2019, provided that the performance targets are met.

(9)	These performance stock units are subject to the achievement of a relative TSR performance target for the three-year period ending September 27, 2019, and will vest following the completion of fiscal year 2019, provided that the performance target is met.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Cash Incentive

Senior Executive Bonus Plan

In fiscal 2017, all of our named executive officers participated in the Senior Executive Bonus Plan. Under the Senior Executive Bonus Plan, the Compensation Committee approved in November 2016 the establishment of a bonus pool that was funded based on 1.86% of adjusted EBIT. For purposes of the Senior Executive Bonus Plan and the formula used to determine the bonus pool approved by the Compensation Committee, adjusted EBIT is income from both continuing and discontinued operations before income taxes, if any, and before interest expense and other financing costs, in each case as shown in our audited consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the fiscal year ended September 29, 2017. In addition, adjusted EBIT for purposes of the pool excluded incremental customer relationship amortization and incremental depreciation that resulted from the 2007 going private transaction (the “2007 Transaction”) and share-based compensation expense. These adjustments were made to normalize the adjusted EBIT number so that it does not reflect certain non-operational items.

As described in the Compensation Discussion and Analysis, the primary reference points the Compensation Committee considers when determining the use of negative discretion in awarding annual cash incentives to the executive officers participating in the Senior Executive Bonus Plan is a target percentage of base salary and reference to how each such executive would have been compensated under the Management Bonus Plan.

Management Bonus Plan

In fiscal 2017, each of our named executive officers participated in the Senior Executive Bonus Plan, which the Compensation Committee administers with reference to hypothetical achievement under the Management Bonus Plan.

Each November (or at another time during the year in the case of a new hire or promotion), the Compensation Committee sets an annual cash incentive target in dollars for each executive who participates in the Management Bonus Plan. For fiscal 2017, the Management Bonus Plan was composed of two parts: a financial portion, based on the Company’s adjusted EBIT, adjusted sales and free cash flow, which determines 90% of the overall potential Management Bonus Plan award, and an individual portion, based on functional or business group objectives, which determines the remaining 10% of the award.

Adjusted EBIT: The adjusted EBIT target for fiscal 2017 was $994.9 million, which determines 40% of the total target. Actual 2017 adjusted EBIT was $980.5 million, representing 98.6% of target achievement. The adjusted EBIT target for purposes of the Management Bonus Plan excludes the impact of currency translation, acquisitions and divestitures, the incremental customer relationship amortization and incremental depreciation from the 2007 Transaction and share-based compensation expense and includes an adjustment for severance and other charges and branding charges and an amount intended to normalize the plan targets for corporate functional participants.

Adjusted Sales: The adjusted sales target for fiscal 2017 was $14.8 billion, which determines 25% of the total target. Actual 2017 adjusted sales was $14.7 billion, representing 99.0% of target achievement. The sales target for purposes of the Management Bonus Plan is adjusted for the impact of currency translation and acquisitions and divestitures and includes an amount intended to normalize the plan targets for corporate functional participants.

Free Cash Flow: The free cash flow target for fiscal 2017 was $320.0 million, which determines 25% of the total target. Actual 2017 free cash flow was $519.6 million, representing 162.4% of target achievement. The free cash flow target for purposes of the Management Bonus Plan represents net cash provided by operating activities less net purchases of property and equipment, client contract investments and other.

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Functional Objectives: The functional objectives that comprised 10% of the overall Management Bonus Plan calculations for the executives who earned annual cash incentives under the Senior Executive Bonus Plan were as follows: for Mr. Foss, implement and execute a focused business plan to achieve the key financial goal; develop, pursue and execute a strategic plan that enables long term shareholder value creation; develop and execute a plan to strengthen the Board of Directors and improve Board effectiveness; and develop a high performing organization, for Messrs. Bramlage, Reynolds and Kroeker, and for Ms. McKee, improving overall employee engagement.

The following table describes the threshold, target and maximum for each of the components of the Management Bonus Plan for fiscal 2017:

Measure	Performance			Payout
	(Percentage of Target Performance)			(Percentage of Target Incentive)
	Threshold	Target	Maximum	Threshold	Target	Maximum
Adjusted EBIT (40%)	95	100	105	25	100	200
Adjusted Sales (25%)	90	100	110	25	100	200
Free Cash Flow (25%)	80	100	120	25	100	200
Functional Objectives (10%)	1	100	150	1	100	150

As the table illustrates, the Company must attain a threshold, or minimum, performance on each measure of the financial portion of the Management Bonus Plan for the participant to receive any payout under the financial portion. If the threshold performance is achieved, the participant would receive 25% of the payout for that financial measure, which would increase to 100% when 100% of the financial measure is attained. If greater than 100% of the target for a particular financial measure is achieved, the participant would receive more than 100% payout on that financial measure up to the maximum percentage set forth in the table. The payout under the individual portion of the Management Bonus Plan is directly proportional to the level of achievement of the functional objectives and the maximum payout for this measure is as described in the table. Therefore, if the maximum performance of all measures was achieved, the executive would receive up to 195% of his or her target bonus amount.

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Fiscal 2017 Annual Cash Incentive Opportunities and Payouts and Fiscal 2018 Annual Cash Incentive Opportunities

For fiscal 2017, under the Management Bonus Plan our adjusted EBIT was $980.5 million and our adjusted sales was $14.7 billion and our free cash flow was $519.6 million. The following table sets forth for each named executive officers the bonus opportunity as percentages of adjusted EBIT, the maximum amount that could have been awarded to him or her for fiscal 2017 based on the Company’s achievement of adjusted EBIT, the target annual cash incentive opportunities set by the Compensation Committee, the actual annual cash incentives awarded (which was primarily based on what the executive would have received under the Management Bonus Plan), as well as the percentages of the adjusted EBIT and target annual cash incentive the Compensation Committee established in November 2017 in respect of fiscal 2018 awards:

Executive	Fiscal 2017 Percentage of Adjusted EBIT	Maximum Incentive Potential Based on Fiscal 2017 Results	Fiscal 2017 Target Incentive Opportunity as a Percentage of Salary	Actual Incentive Awarded for Fiscal 2017	Fiscal 2018 Percentage of Adjusted EBIT	Fiscal 2018 Target Incentive Opportunity as a Percentage of Salary
Mr. Foss	1.01% (up to a maximum of $10 million)	$9.625 million	200%	$3,451,900	0.92% (up to a maximum of $10 million)	200%
Mr. Bramlage	0.25%	$2.406 million	100%	$671,000	0.23%	100%
Ms. McKee	0.20%	$1.925 million	100%	$710,900	0.18%	100%
Mr. Reynolds	0.20%	$1.925 million	100%	$552,200	0.18%	100%
Mr. Kroeker	0.20%	$1.925 million	85%	$473,700	0.18%	85%

The Compensation Committee reviewed Mr. Foss’s functional objectives described above that it had set for him at the beginning of fiscal 2017 and his performance against such objectives and determined that he had achieved the maximum level of performance of his functional objectives, which for fiscal 2017 on an enterprise basis was 80%. The Compensation Committee then determined that each of Messrs. Bramlage, Reynolds, and Kroeker and Ms. McKee had achieved an 80% level of performance of their functional objectives, in each case based upon an assessment of the performance of each of the respective executives and departments against the objectives described above as well as the overall financial performance of the Company. As a result of this level of financial and functional objective achievement, Mr. Foss’s payout under the Management Bonus Plan as well as those of Messrs. Bramlage, Reynolds, and Kroeker and Ms. McKee would have been 112.5% of his or her respective target.

The Compensation Committee then exercised further negative discretion to reduce the overall payout percentage for Mr. Foss, Messrs. Bramlage, Reynolds and Kroeker and Ms. McKee from 112.5% to 101.5% of his or her respective target due to the level of achievement of Free Cash Flow and the desire to better align the named executive officers’ bonus payouts to those of executives who did not have a Free Cash Flow bonus target.

Equity Incentive Awards

Fiscal 2017 Awards

In November 2016, the Compensation Committee granted an annual award to each of the Company’s named executive officers in respect of fiscal 2017 compensation.

Time-vesting Awards: restricted stock units and stock options granted in fiscal 2017 are generally subject to a vesting schedule with 25% of the award vesting on each of the first four anniversaries of the date of grant, subject to the participant’s continued employment with the Company or one of its subsidiaries through each such anniversary.

Performance-based Awards: Shares of performance restricted stock granted in fiscal 2017 generally vest at the end of a three-year period, subject to achievement of a specified performance target and the participant’s continued employment with the Company. The performance metric for the shares of performance restricted stock granted in

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fiscal 2017 was based upon a cumulative adjusted EPS target for the 2017, 2018 and 2019 fiscal years. The adjusted EPS target and actual is calculated as adjusted net income divided by a constant share number. Adjusted net income is calculated as reported net income excluding the impact of currency translation, acquisitions and divestitures, the incremental customer relationship amortization and incremental depreciation from the 2007 Transaction, any expenses or charges related to any equity offering, acquisition, disposition, refinancing or similar transaction, share-based compensation expense and gains, losses and settlements impacting comparability and including an adjustment for severance and other charges and the tax impact related to these adjustments.

No awards may become earned in fiscal 2017; however, the number of shares of performance restricted stock that can be earned in fiscal 2019 is based upon the percentage of the adjusted EPS target that is achieved as follows:

Adjusted Earnings Per Share Performance Level As A Percentage of Target	Percentage Of Target Number of PSAs Earned
less than 90.8%	0%
90.8%	50%
100%	100%
109.9% or greater	200%

If the performance target is satisfied at or above 90.8%, the shares of performance stock earned effectively convert into time-vesting restricted stock, vesting in entirety, upon certification of performance, subsequent to the completion of the performance period.

In November 2016, the Compensation Committee also granted to Mr. Foss stock options and performance stock units that will each vest on the third anniversary of the grant date and performance restricted stock with the same vesting and payout subject to the achievement of the cumulative fiscal 2017-2019 adjusted EPS target as the performance restricted stock described above, which stock options, performance stock units, and performance restricted stock are subject to an additional performance vesting requirement that the Company’s relative total shareholder return be one of the top five of the Company’s peer group over the three-year performance period beginning October 1, 2016 and ending September 27, 2019.

See “Grants of Plan Based Awards for Fiscal Year 2017” for further information regarding the November 2016 equity grants.

All restricted stock units and performance stock units will accrue dividend equivalents from the date of grant until the date of settlement in shares (with the dividend equivalents earned on performance stock units determined based upon the actual achievement against target performance). Shares of performance restricted stock accrue cash dividends that are payable only upon the vesting of the underlying performance restricted stock. Time-vesting restricted stock units, performance stock units, performance restricted stock and stock options also vest in connection with certain termination events, as described in more detail in “Potential Post-Employment Benefits.”

Other Outstanding Equity Awards

Employment Agreements and Change of Control Arrangements

We have employment agreements with all of the named executive officers for indeterminate periods terminable by either party, in most cases subject to post-employment severance and benefit obligations. While we do have these agreements in place, from time to time, it has been necessary to renegotiate some terms upon actual termination. For more information regarding change of control and severance payments for our named executive officers, see the disclosure under “Potential Post-Employment Benefits.”

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Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information with respect to outstanding equity awards held by our named executive officers at 2017 fiscal year-end.

		Option Awards							Stock Awards
Name	Type	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Foss	NQSOs	1,450,000	—	—		$13.90	(4)	6/6/2022	—	—	—		—
	NQSOs	1,247,638	—	—		$16.21		6/20/2023	—	—	—		—
	NQSOs	342,998	—	—		$16.21		7/31/2022	—	—	—		—
	NQSOs	577,812	192,605	—		$23.92		12/20/2023	—	—	—		—
	NQSOs	313,630	313,632	—		$28.66		11/19/2024	—	—	—		—
	NQSOs	104,540	313,623	126,716	(3)	$32.65		11/20/2025	—	—	—		—
	NQSOs	—	468,086	141,844	(3)	$34.08		11/18/2026	—	—	—		—
	PSAs(5)	—	—	—		—		—	—	—	309,451.0000		$12,566,805
	PSUs(6)	—	—	—		—		—	62,517.0224	$2,538,816	36,585.6805	(8)	$1,485,744
	RSUs(7)	—	—	—		—		—	179,887.2461	$7,305,221	—		—
Bramlage	NQSOs	44,944	44,944	—		$31.40		4/6/2025	—	—	—		—
	NQSOs	16,895	50,687	—		$32.65		11/20/2025	—	—	—		—
	NQSOs	—	75,651	—		$34.08		11/18/2026	—	—	—		—
	PSAs(5)	—	—	—		—		—	—	—	38,382.0000		$1,558,693
	PSUs(6)	—	—	—		—		—	8,730.9107	$354,562	—		—
	RSUs(7)	—	—	—		—		—	56,292.8375	$2,286,052	—		—
McKee(10)	NQSOs	100,000	—	—		$9.48	(4)	3/2/2020	—	—	—		—
	NQSOs	250,000	—	—		$11.63	(4)	6/22/2021	—	—	—		—
	NQSOs	94,518	—	—		$16.21		7/9/2023	—	—	—		—
	NQSOs	25,828	—	—		$16.21		7/31/2021	—	—	—		—
	NQSOs	23,112	7,705	—		$23.92		12/20/2023	—	—	—		—
	NQSOs	38,600	38,602	—		$28.66		11/19/2024	—	—	—		—
	NQSOs	16,895	50,687	—		$32.65		11/20/2025	—	—	—		—
	NQSOs	—	75,651	—		$34.08		11/18/2026	—	—	—		—
	PSAs(5)	—	—	—		—		—	—	—	38,382.0000		$1,558,693
	PSUs(6)	—	—	—		—		—	7,695.7547	$312,525	—		—
	RSUs(7)	—	—	—		—		—	23,892.9572	$970,293	—		—
Reynolds	NQSOs	62,500	—	—		$14.99		12/5/2022	—	—	—		—
	NQSOs	18,906	—	—		$16.21		7/9/2023	—	—	—		—
	NQSOs	55,484	—	—		$16.21		7/31/2023	—	—	—		—
	NQSOs	18,489	6,165	—		$23.92		12/20/2023	—	—	—		—
	NQSOs	38,600	38,602	—		$28.66		11/19/2024	—	—	—		—
	NQSOs	16,895	50,687	—		$32.65		11/20/2025	—	—	—		—
	NQSOs	—	75,651	—		$34.08		11/18/2026	—	—	—		—
	PSAs(5)	—	—	—		—		—	—	—	38,382.0000		$1,558,693
	PSUs(6)	—	—	—		—		—	7,695.7547	$312,525	—		—
	RSUs(7)	—	—	—		—		—	23,670.9763	$961,278	—		—

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		Option Awards					Stock Awards
Name	Type	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kroeker	NQSOs	32,106	10,702	—	$20.00	12/11/2023	—	—	—		—
	NQSOs	24,124	24,127	—	$28.66	11/19/2024	—	—	—		—
	NQSOs	8,975	26,928	—	$32.65	11/20/2025	—	—	—		—
	NQSOs	—	56,738	—	$34.08	11/18/2026	—	—	—		—
	PSAs(5)	—	—	—	—	—	—	—	14,085.0000		$571,992
	PSUs(6)	—	—	—	—	—	4,809.7174	$195,323	10,645.9926	(9)	$432,334
	RSUs(7)	—	—	—	—	—	18,582.0980	$754,619	—		—

(1)	The amounts in this column are time-vesting and performance-based options that have vested, generally based on the vesting schedules described below in footnote 2, provided that a certain portion of these options which were subject to performance conditions may have vested at an earlier or later time when such performance conditions were satisfied.

(2)	These are options subject to time-vesting and, other than as set forth below, vest 25% per year over four years from the date of grant, provided that the named executive officer is still employed by us, with certain exceptions (disability, retirement or death). See “Potential Post-Employment Benefits.” Other than as set forth below, all options were granted on the date that is ten years prior to the listed expiration date. Certain options included in this column were granted in connection with an equity exchange offer in fiscal 2013 and have vesting schedules based upon the original vesting schedule of the award that was exchanged, as set forth below.

Name	Expiration Date	Grant Date	Vesting Schedule
McKee	July 31, 2021	July 31, 2013	One-third on each of December 15, 2013, 2014 and 2015
Foss	July 31, 2022	July 31, 2013	25% on each of December 15, 2013, 2014, 2015 and 2016
Reynolds	July 31, 2023	July 31, 2013	20% vested on grant and 20% vest on each of December 15, 2013, 2014, 2015 and 2016

(3)	These are stock options subject to a relative TSR vesting condition for a three-year period as outlined below and are not eligible to vest until the end of the performance period:

Name	Award Date	Number of Securities Underlying Unexercised Unearned Options (#)	Performance Period End Date
Foss	11/20/2015	126,716	9/28/2018
	11/18/2016	141,844	9/27/2019

(4)	Exercise price reflects the reduction of $1.06 per share, in connection with the spin-off of Seamless Holdings by the Company on October 26, 2012.

(5)	These are shares of performance restricted stock that are not eligible to vest prior to the end of the performance period as outlined below, and vest provided that the named executive officer is still employed by us on such dates with certain exceptions (disability, retirement or death). See “Potential Post-Employment Benefits”. Performance restricted stock awards do not accrue dividend equivalents, but instead accrue cash dividends to be delivered only upon vesting of the underlying shares. For awards granted subject to fiscal 2018, fiscal 2016—2018 and fiscal 2017-2019 performance periods, we have reflected the awards at target because the actual adjusted EPS results for fiscal 2017 represented above threshold performance for fiscal 2018 and that portion of the fiscal 2017-2019 performance period and we have assumed that the TSR conditions will be satisfied. The actual number of shares that will be distributed with respect to fiscal 2018, fiscal 2016-2018 and fiscal 2017-2019 performance periods are not yet determinable. The awards vest between 50% and 200% of target amount based on actual performance during the performance periods, assuming the threshold performance requirement is met.

Name	Award Date	Target PSAs Outstanding	Performance Condition	Performance Period
Foss	11/20/2015	36,754	Adjusted EPS + TSR	Adjusted EPS: FY 2018 TSR: FY 2016 – FY 2018
	11/18/2016	35,212	Cumulative Adjusted EPS + TSR	FY 2017 – FY 2019

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Name	Award Date	Target PSAs Outstanding	Performance Condition	Performance Period
Foss	11/20/2015	121,287	Adjusted EPS	FY 2018
	11/18/2016	116,198	Cumulative Adjusted EPS	FY2017 – FY2019
Bramlage	11/20/2015	19,602	Adjusted EPS	FY 2018
	11/18/2016	18,780	Cumulative Adjusted EPS	FY2017 – FY2019
McKee	11/20/2015	19,602	Adjusted EPS	FY 2018
	11/18/2016	18,780	Cumulative Adjusted EPS	FY2017 – FY2019
Reynolds	11/20/2015	19,602	Adjusted EPS	FY 2018
	11/18/2016	18,780	Cumulative Adjusted EPS	FY2017 – FY2019
Kroeker	11/18/2016	14,085	Cumulative Adjusted EPS	FY2017 – FY2019

(6)	Unless otherwise noted, these are performance stock units, which were subject to the achievement of an adjusted earnings per share target for fiscal 2015, which was achieved at 100% and which vest in three equal annual installments from the grant dates (November 19, 2014 for each named executive officer, other than Mr. Bramlage, whose grant date was April 4, 2015), provided that the named executive officer is still employed by us on such dates, with certain exceptions (disability, retirement or death). See “Potential Post-Employment Benefits”. The number of performance stock units listed includes dividend equivalents accrued with respect to such award.

(7)	These are restricted stock units that are subject to time-vesting and, unless otherwise noted, vest in four equal annual installments, provided that the named executive officer is still employed by us on such dates, with certain exceptions (disability, retirement or death). See “Potential Post-Employment Benefits”. The number of restricted stock units listed includes dividend equivalents accrued with respect to such award.

Name	Award Date	Number of Shares or Units of Stock That Have Not Vested (#)		Name	Award Date	Number of Shares or Units of Stock That Have Not Vested (#)
Foss	12/20/2013	27,765.3524		Reynolds	12/20/2013	891.0511
	11/19/2014	46,888.8005			11/19/2014	5,772.0744
	11/20/2015	46,496.2238			11/20/2015	7,514.7580
	11/18/2016	58,736.8694			11/18/2016	9,493.0928
Bramlage	4/6/2015	32,736.2896	*	Kroeker	12/11/2013	3,860.1785
	4/6/2015	6,548.6971			11/19/2014	3,608.5804
	11/20/2015	7,514.7580			11/20/2015	3,993.0139
	11/18/2016	9,493.0928			11/18/2016	7,120.3252
McKee	12/20/2013	1,113.0320
	11/19/2014	5,772.0744
	11/20/2015	7,514.7580
	11/18/2016	9,493.0928

*	Vest 100% on the third anniversary of award date

(8)	These are performance stock units subject to a relative TSR vesting condition for a three-year period as outlined below and are not eligible to vest until the end of the performance period:

Name	Award Date	Number of Shares or Units of Stock That Have Not Vested (#)	Performance Period	Option Expiration Date
Foss	11/20/2015	18,786.3841	FY 2016 – FY 2018	11/20/2025
	11/18/2016	17,799.2964	FY 2017 – FY 2019	11/18/2026

(9)	These are performance stock units granted on November 20, 2015 that are subject to the achievement of an adjusted earnings per share target for fiscal 2018, and are not eligible to vest until the completion of fiscal year 2018; provided that the named executive officer is still employed by us on such dates, with certain exceptions (disability, retirement or death). See “Potential Post-Employment Benefits”. The number of performance stock units listed includes dividend equivalents accrued with respect to such award.

(10)	If a participant’s service with the Company or any of its subsidiaries terminates due to retirement (as defined in the 2013 Stock Plan), the installment of stock options, restricted stock and restricted stock units that are scheduled to vest on the next vesting date following such termination will immediately vest. With regard to performance awards, a participant is entitled to a portion of the award proportionate to the timing of the retirement and performance period (subject to achievement of the performance targets). Only Ms. McKee is retirement eligible as of the end of fiscal 2017. For information on the value of equity awards which would have vested upon retirement as of the end of fiscal 2017, see the table of estimated payments presented in “Potential Post-Employment Benefits” below.

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Option Exercises and Stock Vested Table for Fiscal Year 2017

The following table sets forth information with respect to the named executive officers concerning the exercise of options and the vesting of restricted stock, restricted stock unit and performance stock unit awards in fiscal 2017.

Name	Option Awards		Stock Awards
	Number Of Shares Acquired On Exercise (#)	Value Realized On Exercise(1) ($)	Number Of Shares Acquired On Vesting(2)(3) (#)	Value Realized On Vesting(1) ($)
Foss	—	—	489,648	$17,828,246
Bramlage	—	—	14,417	$519,149
McKee	100,000	$2,900,073	58,553	$2,120,744
Reynolds	—	—	44,307	$1,600,078
Kroeker	—	—	11,682	$405,824

(1)	Value realized on exercise and vesting is calculated based upon the closing price of our common stock on the NYSE at the date of exercise or vesting, as applicable.

(2)	This column includes restricted stock, restricted stock units and performance stock units that have vested during the fiscal year. For restricted stock units and performance stock units, the number of shares acquired on vesting includes dividend equivalents.

(3)	For each named executive officer, shares actually delivered upon vesting of restricted stock, restricted stock units and performance stock units were net of amounts withheld related to taxes.

Pension Benefits for Fiscal 2017

No named executive officer participated in a pension benefit plan during fiscal 2017.

Non-Qualified Deferred Compensation for Fiscal Year 2017

Our named executive officers are eligible to participate in two deferred compensation plans: the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan, each of which is discussed in further detail below. Ms. McKee participated in predecessor plans to the 2007 Savings Incentive Retirement Plan and retains balances in these older plans, all of which are reflected in the table.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE(3)(4) ($)
Foss
2007 SIRP	102,000	9,000	22,335	—	560,477
2005 Deferred Comp Plan	—	—	—	—	—
Bramlage
2007 SIRP	38,810	9,000	2,632	—	89,488
2005 Deferred Comp Plan	—	—	—	—	—
McKee
2007 SIRP	41,711	9,000	94,534	—	2,134,682
2005 Deferred Comp Plan	—	—	—	—	—
Reynolds
2007 SIRP	48,572	9,000	11,267	—	286,406
2005 Deferred Comp Plan	—	—	2,127	—	47,305
Kroeker
2007 SIRP	—	—	—	—	—
2005 Deferred Comp Plan	—	—	—	—	—

(1)	All amounts in this column were deferred under the 2007 Savings Incentive Retirement Plan during fiscal 2017; such amounts are included in the named executive officer’s salary amount in the Summary Compensation Table.

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(2)	These amounts constitute the Company matching contributions to the 2007 Savings Incentive Retirement Plan for fiscal 2017, which were made in November 2017. These amounts are reported in the All Other Compensation column of the Summary Compensation Table.

(3)	To the extent that participants’ earnings on their account balances for the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan exceeded 120% of the applicable federal rate, those excess earnings were reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table as follows: for Mr. Foss, $3,239, for Mr. Bramlage, $382, for Ms. McKee, $13,709, and for Mr. Reynolds, $1,942.

(4)	The Aggregate Balance at Fiscal Year End includes amounts that were reported in the Summary Compensation Table for the last three fiscal years as follows: for Mr. Foss, $339,596, for Mr. Bramlage in 2016 & 2017 only, $86,780, for Ms. McKee, $192,421, and for Mr. Reynolds, $178,832.

The 2007 Savings Incentive Retirement Plan enables our named executive officers to defer up to 25% of their base salaries, which become our unfunded deferral obligations. We credit the deferral amounts with interest at the Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 4.38% beginning January 1, 2017. From October 1, 2016 until December 31, 2016, we credited amounts deferred with an interest rate equal to 5.34%. Employees who participate in the 2007 Savings Incentive Retirement Plan are eligible to receive a Company matching contribution equal to 25-75% of the first 6% of their salary deferred up to the Internal Revenue Code maximum deferral limit ($18,000 for fiscal 2017). This match is intended to replicate what the employee would have received if he or she had been able to participate in our 401(k) plans. For fiscal 2017, the Company matching contribution was 50%. Participants in the Savings Incentive Retirement Plan may only make account withdrawals if there occurs an unforeseeable emergency as defined in the plan and the withdrawal is approved by the plan administrative committee. Company match amounts are not available for a hardship withdrawal. The 2007 Savings Incentive Retirement Plan is settled in cash following termination of employment and in compliance with certain requirements of Section 409A of the Internal Revenue Code.

Named executive officers may defer receipt of part or all of their cash compensation under our 2005 Deferred Compensation Plan. The 2005 Deferred Compensation Plan allows executives to save for retirement in a tax-deferred way at minimal cost to us. Under this unfunded Plan, amounts deferred by the executive are credited with interest at the Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 4.38% beginning January 1, 2017. From October 1, 2016, until December 31, 2016, we credited amounts deferred with an interest rate equal to 5.34%. The 2005 Deferred Compensation Plan permits participants to select a payment schedule at the time they make their deferral election, subject to a three-year minimum deferral period as long as the participant remains employed by us. All or a portion of the amount then credited to a deferral account may be withdrawn, if the withdrawal is necessary in light of a severe financial hardship.

The interest rate for both the 2007 Savings Incentive Retirement Plan and the 2005 Deferred Compensation Plan will be adjusted on January 1, 2018, based on the Moody’s Long Term Corporate Baa Bond Index rate for October 2017 which is 4.32%.

Potential Post-Employment Benefits

Our named executive officers may be eligible to receive benefits in the event their employment is terminated (1) upon their retirement, disability or death, (2) by Aramark without cause (or by the executive in certain cases of “good reason”), or (3) in certain circumstances following a change of control. The amount of benefits will vary based on the reason for the termination.

The following sections present a discussion and calculations, as of September 29, 2017, of the estimated benefits the named executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions discussed in the footnotes to the table and may not represent the actual amount an executive would receive if an eligible termination event were to occur.

Each of our named executive officers has entered into an agreement relating to employment and post-employment competition, which we refer to herein as an employment agreement. In addition to the amounts disclosed in the following sections, each of our named executive officers would retain the amounts which he or she has earned or accrued over the course of his or her employment prior to the termination event, such as the executive’s balances under our deferred compensation plans and previously vested equity awards. For further information about previously earned and accrued amounts, see “Summary Compensation Table,” “Outstanding Equity Awards at 2017 Fiscal Year-End” and “Non-Qualified Deferred Compensation for Fiscal Year 2017.”

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Mr. Foss

Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control

If Mr. Foss is terminated without cause or resigns for good reason in the absence of a change of control (as defined in his agreement and described below), he will be entitled to the following payments and benefits:

•	a pro rata bonus for the year of termination based upon actual performance;

•	continued payment of his base salary for 24 months;

•	two times the prior year’s bonus (if any) paid over 24 months;

•	continued participation in the Company’s basic medical and life insurance programs on the same terms as prior to termination for a period of 24 months, both for Mr. Foss and for his dependents;

•	continued payment of his car allowance for 24 months;

•	immediate vesting of time-vesting stock options that would have vested during the 24-month period following his termination; and

•	all of his vested stock options (including those that immediately vest as described above), with 90 days following termination of employment to exercise, with all other unvested equity awards automatically canceled.

Termination without Cause / Resignation for Good Reason in Relation to a Change of Control

Our employment agreement with Mr. Foss also contains a “double trigger” change of control termination provision. If we terminate Mr. Foss’s employment at any time during the three-year period following a change of control (or his employment is terminated prior to such change of control either at the request of a party to the change of control transaction or otherwise in connection with or in anticipation of such change of control which subsequently occurs) by the Company without cause or he resigns for good reason (as defined in his agreement and described below), Mr. Foss would receive the following payments and benefits (in lieu of those described above):

•	two times his base salary in effect on the date of the change of control or on the date of termination, whichever is higher, payable over 24 months;

•	two times the higher of his annual target bonus in effect on the date of the change of control or his most recent annual bonus, whichever is higher, payable over 24 months;

•	a pro-rata portion of his annual target bonus in effect on the date of the change of control or on the date of termination, whichever is higher, in a lump sum;

•	continued participation in our medical (for Mr. Foss and his dependents), life and disability insurance programs on the same terms as in effect immediately prior to his termination, for a period of 24 months;

•	outplacement counseling in an amount not to exceed 20% of his base salary, for a period of 24 months;

•	continued payment of his car allowance, if provided at the time of termination, for a period of 24 months; and

•	accelerated vesting of outstanding equity-based awards (as described below under “Change of Control Vesting of Equity Awards”) or retirement plan benefits as is specified under the terms of the applicable plans.

Termination for Cause / Resignation without Good Reason

Upon termination for cause or resignation without good reason, Mr. Foss is not entitled to any severance benefits under his employment agreement and all vested stock options (on termination for cause) and unvested equity awards held by him would be immediately canceled. Termination for cause as defined in his employment agreement means termination of employment due to conviction or plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude that has a substantial adverse effect on Mr. Foss’s qualifications or his ability to perform his duties, willful and continuous failure to perform his duties after written notice, willful and continuous failure to perform lawfully assigned duties that are consistent with his position with the Company, willful violation of our Business Conduct Policy that causes material harm to us or our reputation or intentionally working against our best interests, in each case after notice and failure to cure the conduct within 15 business days.

Retirement, Death or Disability

Mr. Foss does not receive any special severance benefits upon retirement, disability or death, other than those under life insurance policies in the case of death. With regard to his equity awards, upon retirement, death or disability,

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Mr. Foss is eligible to vest in one additional tranche of time-vesting equity awards, performance stock options, and performance stock units or performance stock awards (“Performance Awards”) (subject to the achievement of the applicable performance target(s)) that are scheduled to vest in the year following retirement, death or disability, except that with respect to Performance Awards, if the date of termination due to retirement, death or disability occurs prior to the end of the performance period, then a portion of such award equal to 1/3 if such termination occurs in the first fiscal year, 2/3 if such termination occurs in the second fiscal year and the entire amount if such termination occurs in the third fiscal year, in each case, of the Performance Awards will become vested on the original vesting date (subject to achievement of the applicable performance target(s)). In addition, vested stock options remain exercisable for one year following termination of employment due to death, disability or retirement. Beginning for awards granted in fiscal 2018, if Mr. Foss is at least 62 years old and gives the Company at least one year’s written notice of his intent to retire, then upon such a retirement with notice, all of Mr. Foss’s outstanding, unvested equity awards will remain outstanding and eligible to vest on their original terms (with the vesting of performance based equity incentives to remain subject to the achievement of the relevant performance condition), without regard to a requirement that Mr. Foss remain in service with the Company. Additionally, in such event of retirement with notice, any vested stock options granted beginning in fiscal 2018 would remain exercisable for up to three years following the later of such retirement with notice or applicable vesting date.

Change of Control Vesting of Equity Awards

In the event of a change of control with respect to equity awards granted under the 2013 Stock Plan, upon a termination without cause (or, if applicable, a resignation for good reason) during the two-year period following a change of control, all time-vesting equity awards become immediately vested and all Performance Awards will become vested (i) at the target level if the termination date occurs prior to the end of the performance period and (ii) based on the actual performance level if the termination date occurs on or after the end of the performance period; provided that in the case of equity awards granted subject to the achievement of a relative total shareholder return condition, the vesting will remain subject to the achievement of such condition.

280G Golden Parachute Provisions

Mr. Foss’s agreement provides that if any payments to Mr. Foss in connection with a change of control of the Company would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code, such payments will be subject to a reduction to avoid any such excise taxes that may be due, if such reduction results in Mr. Foss retaining a greater after-tax amount than if Mr. Foss received the full unreduced amount and paid all taxes (including the excise taxes) due. Mr. Foss is not eligible to receive a gross-up payment in respect of any such excise taxes he may pay. If a change of control were to have occurred at the end of fiscal 2017, excise tax would not have been imposed on Mr. Foss.

Restrictive Covenants

Mr. Foss is subject to (i) non-disclosure and non-disparagement obligations and (ii) non-competition and non-solicitation provisions for the two-year period following his termination of employment for any reason.

Good Reason Definition

Good reason is defined in Mr. Foss’s employment agreement as:

•	any diminution in title or reporting relationships, or substantial diminution in duties or responsibilities (other than solely as a result of a change of control after which we are no longer publicly held or independent) including the requirement that he report to any person or entity other than the Board;

•	reduction in base salary or target annual bonus opportunity, other than, prior to a change of control, an across-the-board reduction applicable to all senior executives;

•	the relocation of his principal place of employment by more than 35 miles in a direction further away from his current residence;

•	a material decrease in his employee benefits in the aggregate; or

•	failure to pay or provide (in any material respect) the compensation and benefits under his employment letter agreement or his employment agreement.

Mr. Foss must provide written notice that he is resigning for good reason within 90 days of becoming aware of the existence of good reason and the Company then has 30 days to cure such condition constituting good reason. If the event or condition is not cured, Mr. Foss has 30 days from the end of the cure period to resign for good reason.

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Messrs. Bramlage and Reynolds and Ms. McKee

Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control

If we terminate Messrs. Bramlage or Reynolds or Ms. McKee without cause, he or she will receive:

•	severance payments equal to his or her monthly base salary for 18 months made in the course of our normal payroll cycle;

•	participation in our basic medical and life insurance programs during the period over which he or she receives severance payments, with the employee’s share of premiums deducted from the severance payments;

•	continuation of his or her car allowance payments during the severance period; and

•	all of his or her vested stock options, with 90 days following termination of employment to exercise, with all other unvested equity awards automatically canceled.

Termination without Cause / Resignation for Good Reason in Relation to a Change of Control

Our employment agreements with Messrs. Bramlage and Reynolds and Ms. McKee contain a “double trigger” change of control termination provision. If Messrs. Bramlage’s or Reynolds’ or Ms. McKee’s employment is terminated by us without cause during the three-year period (or two-year period, with respect to Mr. Bramlage) following a change of control (or his or her employment is terminated prior to such change of control either at the request of a party to the change of control transaction or otherwise in connection with or in anticipation of such change of control which subsequently occurs) or if he or she resigns with good reason (as defined in his or her employment agreement and described below), following a change of control, he or she would receive, (in the case of Mr. Reynolds and Ms. McKee, in addition to severance payments described above under “Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control”):

•	cash severance benefits based on a multiple of two times his or her base salary and two times his or her target bonus (or the prior year’s actual bonus, if higher) payable over a two-year period according to our payroll cycle;

•	a lump sum payment, within 40 days after his or her termination date, equal to the portion of his or her target bonus attributable to the portion of the fiscal year served prior to termination, plus any earned but unpaid amounts;

•	continued medical, life and disability insurance at our expense for a two-year period following termination;

•	outplacement counseling in an amount not to exceed 20% of base salary;

•	continued payment of his or her car allowance payments, if provided at the time of termination, with respect to Mr. Bramlage, for a period of 24 months, and with respect to Mr. Reynolds and Ms. McKee, for a period of 18 months; and

•	accelerated vesting of outstanding equity-based awards (as described below under “Change of Control Vesting of Equity Awards”) or retirement plan benefits as is specified under the terms of the applicable plans.

Termination for Cause / Resignation without Good Reason

Upon termination for cause or resignation without good reason, Messrs. Bramlage and Reynolds and Ms. McKee are not entitled to any severance benefits under their respective employment agreements and all vested stock options (on termination for cause) and unvested equity awards held by them would be immediately canceled. With respect to Messrs. Bramlage and Reynolds and Ms. McKee, termination for cause means termination of employment due to conviction or plea of guilty or nolo contendere to a felony, intentional fraud or dishonesty with regard to us that causes us demonstrable harm, willful and continuous failure to perform his or her lawfully assigned duties that are consistent with his or her position, willful violation of our Business Conduct Policy that causes material harm to us or our business reputation or intentionally working against our best interests, in each case after notice and failure to cure the conduct within 10 business days.

Retirement, Death or Disability

Messrs. Bramlage and Reynolds and Ms. McKee do not receive any special severance benefits upon retirement, death or disability, other than those under the Survivor Income Protection Plan and/or life insurance policies, as applicable, in the case of death (or, in the case of the Survivor Income Protection Plan, upon retirement after age 65). With regard to their equity awards, upon retirement, death or disability, Messrs. Bramlage and Reynolds and Ms. McKee are eligible to vest in one additional tranche of time-vesting equity awards and become vested in Performance Awards in the same manner as described above for Mr. Foss. In addition, vested stock options remain exercisable for one year

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following termination of employment due to death, disability or retirement. Beginning for awards granted in fiscal 2018, if any of these executives has been employed with the Company for at least five years, is at least 62 years old and gives the Company at least one year’s written notice of his or her intent to retire, then upon such a retirement with notice, the next two tranches of outstanding, unvested equity awards will remain outstanding and eligible to vest on their original terms (with the vesting of performance based equity incentives to remain subject to the achievement of the relevant performance condition), without regard to a requirement that the executive remain in service with the Company. Additionally, in such event of retirement with notice, any vested stock options granted beginning in fiscal 2018 would remain exercisable for up to three years following the later of such retirement with notice or applicable vesting date.

Change of Control Vesting of Equity Awards

In the event of a change of control, Messrs. Bramlage and Reynolds and Ms. McKee will receive the same treatment with respect to equity awards granted under the 2013 Stock Plan as described above for Mr. Foss.

280G Golden Parachute Provisions

Ms. McKee’s agreement provides that if the payments made to Ms. McKee were to result in excise taxes or interest and penalties under Section 4999 of the Internal Revenue Code, the Company is required to gross up the payments to Ms. McKee for the income or excise tax imposed. This gross-up provision ensures that Ms. McKee receives the full benefit of payments related to a change of control to which each is entitled. If a change of control were to have occurred at the end of fiscal 2017, excise tax would not have been imposed on Ms. McKee.

Each of Messrs. Bramlage’s and Reynolds’ agreement provides that if any payments to Messrs. Bramlage or Reynolds in connection with a change of control of the Company would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code, such payments will be subject to a reduction to avoid any such excise taxes that may be due, if such reduction results in Messrs. Bramlage or Reynolds retaining a greater after-tax amount than if Messrs. Bramlage or Reynolds received the full unreduced amount and paid all taxes (including the excise taxes) due. Neither of Messrs. Bramlage or Reynolds is eligible to receive a gross-up payment in respect of any such excise taxes he may pay. If a change of control were to have occurred at the end of fiscal 2017, excise tax would have been imposed on Mr. Bramlage and he would have retained a greater after-tax amount if his payments were reduced. The table below reflects such reduction in payments. If a change of control were to have occurred at the end of fiscal 2017, excise tax would not have been imposed on Mr. Reynolds.

Restrictive Covenants

Messrs. Bramlage and Reynolds and Ms. McKee are each subject to (i) non-disclosure and non-disparagement obligations, (ii) a two-year non-competition covenant if his or her employment is terminated in the absence of a change of control, provided that such period of restriction is reduced to one year (or eighteen months, in the case of Mr. Bramlage) if he or she is terminated without cause or he or she resigns for good reason, in each case, following a change of control, and (iii) a two-year non-solicitation covenant following his or her termination of employment.

Good Reason Definition

Good reason is defined in Messrs. Bramlage’s and Reynolds’ and Ms. McKee’s employment agreements as any of the following actions occurring after a change of control:

•	a decrease in base salary or target bonus;

•	a material decrease in aggregate employee benefits (or, with respect to Mr. Bramlage only, any decrease in pension benefit opportunities); or

•	diminution in title or substantial diminution in reporting relationship or responsibilities (other than solely as a result of a change of control in which the Company is no longer publicly held); or relocation of his or her principal place of business by 35 miles or more.

Messrs. Bramlage and Reynolds and Ms. McKee have twelve months to resign for good reason from the time he or she first becomes aware of the existence of good reason; provided that he or she must provide written notice that he or she is resigning for good reason within 90 days from the initial existence of good reason and the Company then has 30 days to cure the condition constituting good reason.

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Mr. Kroeker

Termination without Cause in the Absence of a Change of Control

If we terminate Mr. Kroeker without cause, he will receive:

•	severance payments equal to his monthly base salary for 39 weeks made in the course of our normal payroll cycle;

•	participation in our basic medical and life insurance programs during the period over which he receives severance payments, with his share of premiums deducted from the severance payments;

•	continuation of his car allowance payments during the severance period; and

•	all of his vested stock options, with 90 days following termination of employment to exercise, with all other unvested equity awards automatically canceled.

Mr. Kroeker is not entitled to payment of any additional benefits or amounts upon resignation, including under circumstances that may typically be considered “good reason.”

Termination without Cause in Relation to a Change of Control

Mr. Kroeker is not entitled to any additional benefits under his employment agreement upon termination without cause after a change of control, other than severance benefits described above under “Termination without Cause in the Absence of a Change of Control.”, except that Mr. Kroeker would also be entitled to accelerated vesting of outstanding equity-based awards (as described below under “Change of Control Vesting of Equity Awards”).

Termination for Cause / Resignation

Upon termination for cause or resignation for any reason, Mr. Kroeker is not entitled to any benefits under his employment agreement and all vested stock options (on termination for cause) and unvested equity awards held by him would be immediately canceled. With respect to Mr. Kroeker, termination for cause means termination of employment due to conviction or plea of guilty or nolo contendere to a felony, fraud or dishonesty, willful failure to perform his assigned duties, willful violation of our Business Conduct Policy or intentionally working against our best interests.

Retirement, Death or Disability

Mr. Kroeker does not receive any special severance benefits upon retirement, death or disability, other than those under life insurance policies in the case of death. With regard to his equity awards, upon retirement, death or disability, Mr. Kroeker is eligible to vest in one additional tranche of time-vesting equity awards and become vested in Performance Awards in the same manner as described above for Mr. Foss. In addition, vested stock options remain exercisable for one year following termination of employment due to death, disability or retirement. Beginning for awards granted in fiscal 2018, if Mr. Kroeker has been employed with the Company for at least five years, is at least 62 years old and gives the Company at least one year’s written notice of his intent to retire, then upon such a retirement with notice, the next two tranches of outstanding, unvested equity awards will remain outstanding and eligible to vest on their original terms (with the vesting of performance based equity incentives to remain subject to the achievement of the relevant performance condition), without regard to a requirement that Mr. Kroeker remain in service with the Company. Additionally, in such event of retirement with notice, any vested stock options granted beginning in fiscal 2018 would remain exercisable for up to three years following the later of such retirement with notice or applicable vesting date.

Change of Control Vesting of Equity Awards

In the event of a change of control, Mr. Kroeker will receive the same treatment with respect to equity awards granted under the 2013 Stock Plan as described above for Mr. Foss.

280G Golden Parachute Provisions

Mr. Kroeker’s employment agreement does not contain any provisions relating to golden parachutes or Section 280G of the Internal Revenue Code.

Restrictive Covenants

Mr. Kroeker is subject to (i) non-disclosure and non-disparagement obligations, (ii) a one-year non-competition covenant and (iii) a two-year non-solicitation covenant after termination of employment for any reason.

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Definition of Change of Control

Change of control is defined in each of our named executive officers’ agreements relating to employment and post-employment competition (other than Mr. Kroeker’s agreement) to include the following:

•	an entity or group other than us, our former Sponsors or one of our employee benefit plans acquires more than 50% of our voting stock;

•	the Company experiences a reorganization, merger or sale or disposition of substantially all of our assets or we purchase the assets or stock of another entity unless the shareholders prior to the transaction own at least 50% of the voting stock after the transaction and no person owns a majority of the voting stock (unless that ownership existed before the transaction); or

•	a majority of the members of the Board are replaced during any 12-month period and the new directors are not endorsed by a majority of the Board before the replacement or the replacement is not contemplated by our shareholders’ agreement (as in effect on the date such named executive officer entered into the employment agreement).

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Estimated Benefits Upon Termination

The following table shows potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a termination of employment, assuming a September 29, 2017, termination date and using the closing price of our common stock on the NYSE as of September 29, 2017 ($40.61). The named executive officers would also be eligible to receive their accrued deferred compensation (see “Nonqualified Deferred Compensation for Fiscal Year 2017”), which does not automatically accelerate upon a change of control, and the value of any vested stock options. Certain of the named executive officers have optional life insurance for which they pay 100% of the premium.

NAME	RETIREMENT ($)	DEATH(3) ($)	DISABILITY ($)	TERMINATION WITH CAUSE	TERMINATION WITHOUT CAUSE(4) ($)	CHANGE OF CONTROL(5) ($)
Foss(6)
Cash Payment (Lump Sum)	—	2,000,000	—	—	—	—
Cash Payment (Over Time)	—	—	—	—	10,852,000	10,852,000
Acceleration of Unvested Equity Awards(1)	—	20,587,906	20,587,906	—	10,155,051	38,347,008
Perquisites(2)	—	—	—	—	84,884	437,280
Total	—	22,587,906	20,587,906	—	21,091,935	49,636,288
Bramlage(7)
Cash Payment (Lump Sum)	—	2,000,000	—	—	—	—
Cash Payment (Over Time)	—	—	—	—	991,440	1,988,466
Acceleration of Unvested Equity Awards(1)	—	3,264,817	3,264,817	—	—	5,510,711
Perquisites(2)	—	—	—	—	55,171	218,687
Total	—	5,264,817	3,264,817	—	1,046,611	7,717,864
McKee(8)
Cash Payment (Lump Sum)	—	1,500,000	—	—	—	—
Cash Payment (Over Time)	—	3,351,276	—	—	1,050,348	3,948,212
Acceleration of Unvested Equity Awards(1)	2,075,075	2,075,075	2,075,075	—	—	4,328,871
Perquisites(2)	—	—	—	—	20,748	184,810
Total	2,075,075	6,926,351	2,075,075	—	1,071,096	8,461,893
Reynolds(9)
Cash Payment (Lump Sum)	—	2,000,000	—	—	—	—
Cash Payment (Over Time)	—	—	—	—	815,804	3,066,542
Acceleration of Unvested Equity Awards(1)	—	2,040,358	2,040,358	—	—	4,294,153
Perquisites(2)	—	—	—	—	55,171	188,669
Total	—	4,040,358	2,040,358	—	870,975	7,549,364
Kroeker(10)				—
Cash Payment (Lump Sum)	—	2,000,000	—	—	—	—
Cash Payment (Over Time)	—	—	—	—	411,666	411,666
Acceleration of Unvested Equity Awards(1)	—	1,559,221	1,559,221	—	—	3,047,999
Perquisites(2)	—	—	—	—	27,149	27,149
Total	—	3,559,221	1,559,221	—	438,815	3,486,814

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(1)	Represents acceleration of unvested stock options, restricted stock, restricted stock units and performance based awards that would vest upon the occurrence of the specified event. Calculations are based upon the closing price of our common stock on the NYSE as of September 29, 2017 ($40.61).

(a)	Only Ms. McKee has attained the eligible retirement age of 60 under the 2013 Stock Plan and has been employed by the Company or any of its subsidiaries for at least five years. Therefore, the accelerated vesting for equity awards on retirement would apply only to Ms. McKee.

(b)	In the case of death or disability of any named executive officer, amounts were calculated assuming that all time-vesting options, restricted stock units and earned performance stock units scheduled to vest in fiscal 2018 vest. With regard to unearned performance awards, amounts were calculated assuming target performance levels were achieved and proration applied if applicable.

(c)	In the case of Mr. Foss, upon a termination of Mr. Foss’s employment without cause or Mr. Foss’s resignation for good reason, in each case, in the absence of a change of control, all time-vesting stock options that would have vested during the 24-month period following his termination would vest immediately.

(d)	Unvested stock options, restricted stock units and performance stock units granted under the 2013 Stock Plan would become fully vested if the named executive officer is terminated without cause (or, if applicable, resigns for good reason) during the two-year period following the change of control (which, for purposes of this table, is assumed to have occurred on the last day of fiscal 2017).

(2)	The following assumptions were used in our calculation of the cost of perquisites in connection with termination of employment: a 7.5% increase annually for health insurance premiums, dental insurance premiums, vision insurance premiums and excess health, with 2017 used as the base year, and no increase annually for life and accident insurance premiums.

(3)	Includes amounts payable under the Survivor Income Protection Plan (for Ms. McKee), various term life insurance policies and accidental death and dismemberment policies for which we pay all or part of the premium, which amounts are reflected in the “Summary Compensation Table.”

(4)	For Mr. Foss, the “Termination Without Cause” column means termination without cause or resignation for Good Reason (as defined in his employment arrangements) in the absence of a change of control.

(5)	Cash payments and perquisites included in this column will only be paid to or received by the named executive officers if they are terminated without cause (or, if applicable, resign for good reason) following a change of control. Equity awards granted under the 2013 Stock Plan vest if the named executive officer is terminated without cause (or, if applicable, resigns for good reason) during the two-year period following the change of control. With regard to performance based equity, valuation is based on achieving target.

(6)

(a)	Mr. Foss’s payout upon a change of control of the Company on September 29, 2017, would not be considered an excess parachute payment and subject to excise tax.

(b)	Included in Mr. Foss’s perquisites: (i) in the case of termination without cause or resignation for good reason are basic medical and life insurance coverage and a car allowance over a 24-month severance period; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within three years following, a change of control, are health care, accident, disability and life insurance premiums for two years and a car allowance for 24 months, as well as outplacement benefits of 20% of his base salary.

(7)

(a)	Mr. Bramlage would incur excise tax if a change of control of the Company had occurred on September 29, 2017, as a portion of his payout would be considered an excess parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered an excess parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. If a change of control occurred on September 29, 2017, the total amount of $2,663,320 payable to Mr. Bramlage would be reduced by $674,854 to $1,988,466, which is reflected in the table. In the event that Mr. Bramlage’s payments were considered excess parachute payments, the Company would lose the deduction for all amounts it paid to Mr. Bramlage above the “base amount” as defined in the Internal Revenue Code.

(b)	Included in Mr. Bramlage’s perquisites: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over an 18-month severance period; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are health care, accident, disability and life insurance premiums for two years, a car allowance for 24 months, and outplacement benefits of 20% of his base salary.

(8)

(a)	Ms. McKee has attained the eligible retirement age of 60 under the 2013 Stock Plan and has been employed by the Company or any of its subsidiaries for at least five years. Therefore, the accelerated vesting for equity awards on retirement would apply to Ms. McKee.

(b)	Ms. McKee’s payout upon a change of control of the Company on September 29, 2017, would not be considered an excess parachute payment and subject to excise tax.

(c)	Included in Ms. McKee’s perquisites: (i) in the case of termination without cause, are basic life insurance coverage and a car allowance over an 18-month severance period; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within three years following, a change of control, are health care, accident, disability and survivor insurance premiums for two years, a car allowance for 18 months, as well as outplacement benefits of 20% of her base salary.

(9)

(a)	Mr. Reynolds’ payout upon a change of control of the Company on September 29, 2017, would not be considered an excess parachute payment and subject to excise tax.

(b)	Included in Mr. Reynolds’ perquisites: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over an 18-month severance period; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within three years following, a change of control, are health care, accident, disability and life insurance premiums for two years, a car allowance for 18 months, and outplacement benefits of 20% of his base salary.

(10)	Included in Mr. Kroeker’s perquisites, in the case of termination without cause, are basic medical and life insurance coverage and receipt of a car allowance over a 39-week severance period.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about Aramark common stock that may be issued under all of Aramark’s existing equity compensation plans as of September 29, 2017, including the 2013 Stock Plan and the 2007 Management Stock Incentive Plan (the “2007 Stock Plan”).

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights(1)(2)	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance (Excluding Securities Reflected In Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	18,657,496	$22.65	12,312,383
Equity compensation plans not approved by security holders:	—	—	—
Total:	18,657,496	$22.65	12,312,383

(1)	Under the 2007 Stock Plan, options, restricted stock units and restricted stock were granted to employees of or consultants to the Company. Deferred stock units were granted to directors of the Company under the 2007 Stock Plan. As of December 12, 2013, no further grants were made or may be made under the 2007 Stock Plan. Under the 2013 Stock Plan, options, stock appreciation rights, restricted shares, restricted stock units, shares and deferred stock units and dividend equivalent awards may be granted, but the 2013 Stock Plan does not separately segregate the shares used for each type of award. As of September 29, 2017, 12,312,383 shares were available for grant under the 2013 Stock Plan.

(2)	In addition to shares issuable upon exercise of stock options, includes shares issuable upon the settlement of 145,591 deferred stock units; 1,741,780 restricted stock units; and 215,516 earned performance stock units, in each case issuable under the 2007 Stock Plan or the 2013 Stock Plan at a rate of one share for each unit. Also includes shares issuable upon the settlement of 1,297,686 performance awards issued under the 2013 Stock Plan at the maximum 200% payout rate (2,595,372 shares). The deferred stock units, restricted stock units and performance stock units do not have an exercise price. Therefore, these awards are not included in the calculation of weighted average exercise price in column (b).

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Certain Relationships and Related Transactions

Review of Related Party Transactions

The Board adopted a written Policy Regarding Transactions with Related Persons, which is administered by the Audit Committee, provided that in lieu of approval by the Audit Committee, any such transaction may be reviewed and approved or ratified by a committee of disinterested members of the Board. This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person (as defined in Item 404(a) of SEC Regulation S-K) has a direct or indirect material interest; provided, however, the Board has determined that certain transactions not required to be reported pursuant to Item 404(a) of SEC Regulation S-K are not considered to be transactions covered by the Policy. Under the policy, a related person transaction must be reported to the Company’s General Counsel and be reviewed and approved or ratified by the Audit Committee (or disinterested members of the Board) in accordance with the terms of the policy, prior to the effectiveness or consummation of the transaction, whenever practicable. The Audit Committee will review all relevant information available to it about the potential related person transaction. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Person in connection with the approval of the Related Person Transaction.

During fiscal 2017, the Company paid fees of $77,478 to an affiliate of FMR LLC for record keeping and administrative services for the Company’s non-qualified deferred compensation plans and the Company’s qualified 401(k) plans paid an affiliate of FMR LLC $2,188,375 for record keeping and administrative services. We believe that the transactions described above were carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained from an unrelated third party in transactions of similar size. From time to time in the ordinary course of our business we may enter into commercial transactions, including the sale and purchase of goods and services, on an arm’s-length basis with entities that, together with their affiliates, beneficially own five percent or more of our common stock. We believe that none of these transactions is significant enough to be considered material to either party.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership, as of December 8, 2017, of (i) each individual or entity known by us to beneficially own more than five percent of the shares of our common stock, (ii) each of our named executive officers, (iii) each of our directors and director nominees and (iv) all of our directors and executive officers as a group. As of December 8, 2017, we had approximately 1,731 holders of record.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is Aramark, Aramark Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107.

Name of Beneficial Owner	Amount And Nature of Beneficial Ownership(1)	Percent of Class (%)
Capital Research Global Investors(2)	15,945,100	6.5%
FMR LLC(3)	16,530,086	6.7%
Massachusetts Financial Services Company(4)	13,511,848	5.5%
The Vanguard Group(5)	18,654,883	7.6%
T. Rowe Price Associates, Inc.(6)	26,353,087	10.7%
Eric J. Foss(7)	6,514,182	2.6%
Lynn B. McKee(8)	987,665	*
Stephen R. Reynolds(9)	391,781	*
Stephen P. Bramlage, Jr.(10)	190,619	*
Harrald Kroeker(11)	166,561	*
Pierre-Olivier Beckers-Vieujant(12)	—	—
Lisa G. Bisaccia(13)	—	—
Calvin Darden	—	—
Richard W. Dreiling(14)	—	—
Irene M. Esteves(15)	—	—
Daniel J. Heinrich(16)	3,750	*
Sanjeev K. Mehra(17)	24,550	*
Patricia B. Morrison(18)	4,876	*
John A. Quelch(19)	—	—
Stephen I. Sadove(20)	7,500	*
Directors and Executive Officers as a Group (16 Persons)(21)	8,336,398	3.3%

*	Less than one percent

(1)	As of December 8, 2017, we had 245,585,906 shares outstanding.

(2)	Information based on a Schedule 13G filed February 13, 2017 by Capital Research Global Investors, reporting beneficial ownership by Capital Research Global Investors, consisting of sole voting power and sole dispositive power over all of these shares. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

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(3)	Information based on a Schedule 13G filed February 14, 2017 by FMR LLC and Abigail P. Johnson, reporting beneficial ownership by FMR LLC, certain of its subsidiaries and affiliates and other companies, consisting of sole voting power with respect to 2,244,413 of these shares and sole dispositive power over all of these shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)	Information based on a Schedule 13G filed February 7, 2017 by Massachusetts Financial Services Company, reporting beneficial ownership by Massachusetts Financial Services Company, consisting of sole voting power with respect to 13,158,599 of these shares and sole dispositive power over all of these shares. The address of Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, MA 02199.

(5)	Information based on a Schedule 13G filed February 9, 2017 by The Vanguard Group, reporting beneficial ownership by The Vanguard Group, and certain of its subsidiaries, consisting of sole voting power with respect to 204,671 of these shares, shared voting power with respect to 50,934 of these shares, sole dispositive power over 18,408,178 of these shares and shared dispositive power over 246,705 of these shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Information based on a Schedule 13G/A filed October 10, 2017 by T. Rowe Price Associates, Inc., reporting beneficial ownership by T. Rowe Price Associates, Inc., consisting of sole voting power with respect to 7,077,423 of these shares and sole dispositive power over all of these shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(7)	Shares shown as beneficially owned by Mr. Foss reflect 4,607,599 shares subject to stock options exercisable as of December 8, 2017, or within 60 days of December 8, 2017; 27,834 shares underlying restricted stock units scheduled to vest within 60 days of December 8, 2017; and 618,902 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(8)	Includes beneficial ownership of shares held by a general partnership for which Ms. McKee serves as a general partner and shares held in a trust over which Ms. McKee may be deemed to have investment control. Shares shown as beneficially owned by Ms. McKee reflect 611,765 shares subject to stock options exercisable as of December 8, 2017, or within 60 days of December 8, 2017; 1,116 shares underlying restricted stock units scheduled to vest within 60 days of December 8, 2017; and 76,764 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(9)	Shares shown as beneficially owned by Mr. Reynolds reflect 272,146 shares subject to stock options exercisable as of December 8, 2017, or within 60 days of December 8, 2017; 893 shares underlying restricted stock units scheduled to vest within 60 days of December 8, 2017; and 76,764 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(10)	Shares shown as beneficially owned by Mr. Bramlage reflect 97,646 shares subject to stock options exercisable as of December 8, 2017, or within 60 days of December 8, 2017; and 76,764 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(11)	Shares shown as beneficially owned by Mr. Kroeker reflect 111,128 shares subject to stock options exercisable as of December 8, 2017, or within 60 days of December 8, 2017; 3,870 shares underlying restricted stock units scheduled to vest within 60 days of December 8, 2017; and 28,170 shares of unvested performance restricted stock (representing the maximum 200% payout rate).

(12)	Does not include 13,947 deferred stock units that are vested or will vest within 60 days of December 8, 2017, and that will convert to shares of common stock and be delivered to Mr. Beckers-Vieujant six months following his termination as a director.

(13)	Does not include 13,510 deferred stock units that are vested or will vest within 60 days of December 8, 2017, and that will convert to shares of common stock and be delivered to Ms. Bisaccia six months following her termination as a director.

(14)	Does not include 14,471 deferred stock units that are vested or will vest within 60 days of December 8, 2017, and that will convert to shares of common stock and be delivered to Mr. Dreiling six months following his termination as a director.

(15)	Does not include 19,113 deferred stock units that are vested or will vest within 60 days of December 8, 2017, and that will convert to shares of common stock and be delivered to Ms. Esteves six months following her termination as a director.

(16)	Represents beneficial ownership of shares held through a trust over which Mr. Heinrich has investment control. Does not include 20,067 deferred stock units that are vested or will vest or within 60 days of December 8, 2017, and that will convert to shares of common stock and be delivered to Mr. Heinrich six months following his termination as a director.

(17)	Includes beneficial ownership of 12,275 shares held by an irrevocable gift trust and 4,910 shares held through a family foundation. Does not include 28,693 deferred stock units that are vested or will vest or within 60 days of December 8, 2017, and that will convert to shares of common stock and be delivered to Mr. Mehra six months following his termination as a director.

(18)	Represents 4,876 deferred stock units that are vested or will vest within 60 days of December 8, 2017, and that will convert to shares of common stock and be delivered to Ms. Morrison upon vesting on January 30, 2018.

(19)	Does not include 14,471 deferred stock units that are vested or will vest or within 60 days of December 8, 2017, and that will convert to shares of common stock and be delivered to Mr. Quelch six months following his termination as a director.

(20)	Does not include 20,067 deferred stock units that are vested or will vest or within 60 days of December 8, 2017, and that will convert to shares of common stock and be delivered to Mr. Sadove six months following his termination as a director.

(21)	Shares shown as beneficially owned by directors and executive officers as a group: (i) reflect 5,737,770 shares subject to stock options exercisable currently, or within 60 days of December 8, 2017; 33,826 shares underlying restricted stock units scheduled to vest within 60 days of December 8, 2017; 4,876 deferred stock units that are vested or will vest within 60 days of December 8, 2017, that are described in footnote 16 above; and 877,364 shares of unvested performance restricted stock (representing the maximum 200% payout rate); and (ii) does not include 144,339 deferred stock units that are vested or will vest within 60 days of December 8, 2017 that are described in footnotes 12 to 17 and 19 to 20 above.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all such forms they file. During fiscal 2017, James Tarangelo, our Vice President and Treasurer, filed one Form 4 late, reporting the exercise of stock options. Based solely on a review of the copies of forms received by us and on written representations from certain reporting persons that no Form 5 was required to be filed, other than as indicated above, we believe our directors, executive officers and 10% beneficial owners complied during fiscal year 2017 with all applicable Section 16(a) filing requirements in a timely manner.

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General Information

2018 ANNUAL SHAREHOLDERS MEETING

What is a proxy or proxy statement? What is included in the proxy materials?

A proxy is your legal designation of another person to vote the stock you own – that person is sometimes called “your proxy.” A proxy statement is a document that SEC regulations require us to provide to you when we ask you to sign a proxy designating someone to vote on your behalf.

The Board is soliciting your proxy to vote at the 2018 Annual Meeting of Shareholders (the “Annual Meeting”). You received proxy materials because you owned shares of Aramark common stock at the close of business on December 8, 2017, the record date, and that entitles you to vote at the Annual Meeting. Proxy materials are first being made available to shareholders on December 21, 2017.

Proxy materials include the Notice of Internet Availability, notice of annual meeting of shareholders, this proxy statement and our annual report for the year ended September 29, 2017 (the “Annual Report”). If you received a paper copy of the proxy materials, they also include a proxy card or voting instruction form. This proxy statement describes the matters on which the Board would like you to vote, and provides information about Aramark that we must disclose under SEC regulations when we solicit your proxy. You may refer to the Annual Report for financial and other information about us.

Your proxy will authorize specified persons, or proxies, to vote on your behalf at the Annual Meeting. We have designated two of our officers – Eric J. Foss and Stephen R. Reynolds – as proxies for the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting in person.

When and where will the Annual Meeting be held?

We will hold the Annual Meeting at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania, 19107 on Wednesday, January 31, 2018, at 10:00 a.m. Eastern Standard Time subject to any adjournments or postponements. For directions to the meeting, you may contact our Investor Relations Department at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

How can I get electronic access to the proxy materials?

The proxy materials are available for viewing on www.proxyvote.com. The Notice of Internet Availability or proxy card that you received also provides instructions on how to:

•	vote your shares; and

•	select a future delivery preference of paper or electronic copies of the proxy materials.

What is “householding”?

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability, annual report or proxy statement addressed to those shareholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. Your materials may be househeld based on your prior express or implied consent.

A number of brokerage firms with account holders who are Aramark shareholders have instituted householding. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes his or her consent. Householding benefits both you and Aramark because it reduces the volume of duplicate information received at your household and helps Aramark reduce expenses and conserve natural resources.

If you would like to receive your own set of Aramark’s Notice of Internet Availability, proxy statement and annual report now or in the future, or if you share an address with another Aramark shareholder and together both of you would like to receive only a single set of Aramark’s proxy materials in the future, please contact your broker (if you hold your shares in “street name”) or write or call Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s). You can also request prompt delivery of a copy of the Notice of Internet Availability, proxy

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statement and annual report by contacting Aramark’s Investor Relations Department at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

What am I voting on at the Annual Meeting?

PROPOSAL	ITEM	BOARD’S VOTE RECOMMENDATION	PAGE
1	To elect the 11 director nominees listed herein to serve until the 2019 annual meeting of shareholders and until their respective successors have been duly elected and qualified	FOR nominees listed herein	8
2	To ratify the appointment of KPMG LLP as Aramark’s independent registered public accounting firm for the fiscal year ending September 28, 2018	FOR	26
3	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers	FOR	29

Could other matters be decided at the Annual Meeting?

As of the date of this proxy statement, we did not know of any matters that will be brought before the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the Annual Meeting, Mr. Foss and Mr. Reynolds will have the authority to vote shares represented by properly executed proxies in their discretion on such matters.

How many votes can be cast by all shareholders?

Each share of Aramark common stock is entitled to one vote on each of the directors to be elected and one vote on each of the other matters properly presented at the Annual Meeting. There is no cumulative voting in the election of directors. We had 245,585,906 shares of common stock outstanding and entitled to vote on December 8, 2017.

How many votes must be present to hold the Annual Meeting?

A quorum of shareholders is necessary to transact business at the 2018 Annual Meeting. A quorum exists if the holders of a majority of the shares of Aramark common stock entitled to vote at the Annual Meeting are present either in person or by proxy at the Annual Meeting. Abstentions, withheld votes in the election of directors and broker shares that include broker non-votes will be counted as present for purposes of determining whether a quorum exists. A broker non-vote occurs when shareholders who hold shares in street name do not provide voting instructions to the nominee that holds the shares and the nominee is not permitted to exercise voting discretion. Under the NYSE rules, a nominee may exercise its discretion to vote your shares in routine matters (Proposal 2 – Ratification of Independent Registered Public Accounting Firm) but not for non-routine matters (Proposals 1 and 3).

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How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal, assuming a quorum is present, and the effect on the outcome of the vote of abstentions and broker non-votes. Votes “withheld” from a director nominee will be treated the same way as an abstention.

PROPOSAL NUMBER	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
1	To elect the 11 director nominees listed herein to serve until the 2019 annual meeting of shareholders and until their respective successors have been duly elected and qualified	Plurality of votes cast	No effect	Not voted/No effect
2	To ratify the appointment of the independent registered public accounting firm	Majority of shares present and entitled to vote on the matter	Counted “Against”	No broker non-votes; shares may be voted by brokers in their discretion
3	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers	Majority of shares present and entitled to vote on the matter	Counted “Against”	Not voted/No effect

Signed but unmarked proxy cards will be voted in accordance with the recommendation of the Board: “for” each of the director nominees listed herein, “for” Proposal No. 2 (Ratification of Appointment of Independent Registered Public Accounting Firm) and “for” Proposal No. 3 (Approval of Compensation Paid to Our Named Executive Officers).

How do I vote if I own shares as a record holder?

If your name is registered on Aramark’s shareholder records as the owner of shares, you are the “record holder.” If you hold shares as a record holder, there are four ways that you can vote your shares.

•	Over the Internet. Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Standard Time on Tuesday, January 30, 2018. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

•	You will need the 16-digit number included on your Notice of Internet Availability or your proxy card (if you received a paper copy of the proxy materials) to obtain your records and to vote.

•	By telephone. You can vote by calling 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Standard Time on Tuesday, January 30, 2018. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•	You will need the 16-digit number included on your Notice of Internet Availability or your proxy card (if you received a paper copy of the proxy materials) in order to vote by telephone.

•	By mail. If you received a paper copy of the proxy materials, mark your voting instructions on the proxy card and sign, date and return it in the postage-paid envelope provided. If you received only a Notice of Internet Availability but want to vote by mail, the Notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 11:59 p.m. Eastern Standard Time on Tuesday, January 30, 2018.

•	In person. Attend the Annual Meeting, or send a personal representative with a valid legal proxy.

How do I vote if my Aramark shares are held by a bank, broker or custodian?

If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a Notice of Internet Availability or a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone. Unless you provide voting instructions, your shares may not be voted on any

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matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in the election of directors and the advisory vote on executive compensation, we encourage you to provide instructions on how to vote your shares.

If you hold shares in street name and want to vote in person at the Annual Meeting, you will need to ask your bank, broker or custodian to provide you with a valid legal proxy. You will need to bring the proxy with you to the Annual Meeting in order to vote. Please note that if you request a legal proxy from your bank, broker or custodian, any previously executed voting instruction form will be revoked and your vote will not be counted unless you vote in person at the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before it is voted at our annual meeting. If you are a record holder, you may:

•	Write to the Corporate Secretary at Aramark, Aramark Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 3:00 p.m. Eastern Standard Time on Tuesday, January 30, 2018;

•	Send a new proxy card with a later date than the card submitted earlier (which automatically revokes the earlier proxy). We must receive your new proxy card before 11:59 p.m. Eastern Standard Time on Tuesday, January 30, 2018;

•	Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern Standard Time on Tuesday, January 30, 2018; or

•	Vote in person (or send a personal representative with a valid proxy) at the Annual Meeting after revoking your proxy by letter to the Corporate Secretary.

If you hold your shares in street name, you may:

•	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or

•	Contact your bank, broker or other custodian to request a proxy to vote in person at the Annual Meeting.

Who will count the votes? Is my vote confidential?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as Inspectors of Election. The vote will be certified by the Company’s Inspector of Election. During the proxy solicitation period, the Company will receive vote tallies from time to time, but such tallies will provide aggregate figures rather than names of shareholders. Individual proxy voting and voting instructions will be kept confidential by Broadridge and will not be provided to the Company.

Who pays for the proxy solicitation and how will Aramark solicit votes?

Aramark pays the cost of preparing our proxy materials and soliciting your vote. We have engaged Okapi Partners LLC to assist with the solicitation of proxies for an estimated fee of $18,500 plus expenses. Aramark will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. Proxies may be solicited on our behalf by our directors, officers, employees and agents, without additional remuneration, by telephone, electronic or facsimile transmission or in person.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC. The Form 8-K will be available online at www.Aramark.com within four business days following the end of our Annual Meeting.

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IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

You must be able to show that you owned Aramark’s common stock on the record date, December 8, 2017, to gain admission to the Annual Meeting. Please bring to the meeting your Notice of Internet Availability, a printed proxy card or a brokerage statement or letter from your broker verifying ownership of Aramark shares as of December 8, 2017. You also must bring a valid government-issued photo ID. Registration will begin at 9:30 am Eastern Standard Time. Please note that you are not permitted to bring any cameras, recording equipment, electronic devices, large bags, briefcases or packages into the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Wednesday, January 31, 2018: This proxy statement, along with our Annual Report for the fiscal year ended September 29, 2017, are available free of charge on www.proxyvote.com.

2019 ANNUAL SHAREHOLDERS MEETING

When do you expect to hold the 2019 annual meeting of Shareholders?

We expect to hold the 2019 annual meeting on or around January 30, 2019, at a time and location to be announced later. The Board may change this date in its discretion.

How can I submit a recommendation of a director candidate for the 2019 Annual Meeting of Shareholders?

Shareholders who wish to submit director candidates for consideration by the Nominating Committee for election at our 2019 Annual Meeting of Shareholders may do so by submitting in writing such candidates’ names, along with the other information set forth in our By-laws, to the Corporate Secretary, at Aramark, 1101 Market Street, Philadelphia, PA 19107. All director candidates recommended by shareholders will be evaluated in the same manner as all other director candidates, regardless of who recommended the candidate.

In addition, in 2017 the Board implemented proxy access. For information regarding submission of a director nominee using the Company’s proxy access bylaw provision, see “Corporate Governance—Proxy Access”.

How can I submit a Shareholder proposal at the 2019 Annual Meeting of Shareholders?

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2019 Annual Meeting of Shareholders must submit their proposals to the Corporate Secretary, at Aramark, 1101 Market Street, Philadelphia, PA 19107. Proposals must be received on or before August 23, 2018. In addition, all shareholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2019 Annual Meeting of Shareholders.

In addition, the Company’s By-laws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors, to be brought before an annual meeting of shareholders. In accordance with our By-laws, for a matter not included in our proxy materials to be properly brought before the 2019 Annual Meeting of Shareholders, a Shareholder’s notice of the matter that the Shareholder wishes to present must be delivered to the Corporate Secretary, at Aramark, 1101 Market Street, Philadelphia, PA 19107, not less than 90 nor more than 120 days prior to the first anniversary of the 2018 Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than October 3, 2018, and no later than November 2, 2018. If the date of the 2019 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of the 2018 Annual Meeting, notice must be received not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Copies of the Company’s By-laws may be obtained free of charge by contacting our Investor Relations Department, at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

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Company Documents and Communications

How do I obtain copies of Aramark’s corporate governance and other company documents?

The Corporate Governance Guidelines, committee charters and Aramark’s code of ethics contained in its Business Conduct Policy are posted at www.aramark.com/investorrelations/corporategovernance. In addition, these documents are available in print without charge to any Shareholder who submits a written request to the Corporate Secretary at the address listed above.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.aramark.com) and click on “Investor Relations”. Copies of our proxy statement, form of proxy and our Annual Report for the year ended September 29, 2017, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to: Investor Relations, Aramark, 1101 Market Street, Philadelphia, PA 19107. You may also contact our Investor Relations Department at Aramark, 1101 Market Street, Philadelphia, Pennsylvania, 19107, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

How can I communicate with the Board?

Shareholders and interested parties may contact any director, the Board, the Audit, Nominating or Compensation Committees, or the non-management or independent members of the Board as a group by addressing the particular person or group in care of the General Counsel of Aramark, 1101 Market Street, Philadelphia, PA 19107, who will forward such communications to the addressee.

78

Annex A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide additional financial information that is meaningful and uses these measures to help evaluate operational results and make financial, operating and planning decisions. We believe these non-GAAP measures should be considered by investors and others when reviewing the Company’s performance.

Selected Operational and Financial Metrics

Adjusted Sales (Organic)

Adjusted Sales (Organic) represents sales growth, adjusted to eliminate the effects of material acquisitions and divestitures and the impact of currency translation.

Adjusted Operating Income

Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the “2007 LBO”); the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of material acquisitions and divestitures and other items impacting comparability.

Adjusted Operating Income (Constant Currency)

Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA

Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Adjusted Net Income

Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 LBO; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of material acquisitions and divestitures and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)

Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS

Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Free Cash Flow

Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment, client contract investments and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Sales (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Operating Income Margin, Covenant Adjusted EBITDA, Adjusted Net Income (including on a constant currency basis), Adjusted EPS and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics

Annex-1

that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income or net income, determined in accordance with GAAP. Adjusted Sales (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Operating Income Margin, Adjusted Earnings Per Share (including on a constant currency basis), Covenant Adjusted EBITDA, Adjusted Net Income (including on a constant currency basis) and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules

Amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 Leveraged Buy-out –adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.

Share-based compensation – adjustments to eliminate compensation expense related to the Company’s issuances of share-based awards and the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.

Severance and other charges – adjustments to eliminate severance expenses and other costs incurred in the applicable period such as organizational streamlining initiatives ($18.4 million net expense for fiscal 2017 and $24.9 million net expense for fiscal 2016), other consulting costs related to transformation initiatives ($9.9 million for fiscal 2017 and $16.2 million for fiscal 2016) and asset write-offs, mainly from the exit of certain operations in the FSS International segment ($0.6 million for fiscal 2016).

Effects of acquisitions and divestitures – adjustments to eliminate the impact that material acquisitions and divestitures had on the comparative periods.

Gains, losses and settlements impacting comparability – adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for income from prior years’ loss experience that were favorable under our casualty insurance program ($6.5 million gain for fiscal 2017), expenses related to acquisition costs ($2.1 million for fiscal 2017 and $3.9 million for fiscal 2016), expenses related to long-term disability payments ($2.3 million for fiscal 2016), property and other asset write-downs associated with the sale of a building ($6.8 million for fiscal 2016), asset write-offs ($7.0 million for fiscal 2016), multiemployer pension plan withdrawal charges ($2.6 million for fiscal 2016), certain consulting costs ($3.7 million for fiscal 2017) and the impact of the change in fair value related to certain gasoline and diesel agreements ($0.4 million loss for fiscal 2017 and $8.3 million gain for fiscal 2016).

Effect of currency translation – adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Effect of refinancing on interest and other financing costs, net – adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs and debt discounts.

Tax Impact of Adjustments to Adjusted Net Income – adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S.

Annex-2

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN

(Unaudited) ($ In thousands)

	Fiscal 2017	Fiscal 2016
Sales (as reported)	$14,604,412	$14,415,829
Operating Income (as reported)	$808,057	$746,314
Operating Income Margin (as reported)	5.53%	5.18%
Sales (as reported)	$14,604,412	$14,415,829
Effect of Currency Translation	71,780	259,424
Effect of Acquisitions and Divestitures	(18,563)	(48,155)
Adjusted Sales (Organic)	$14,657,629	$14,627,098
Operating Income (as reported)	$808,057	$746,314
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	57,585	78,174
Share-Based Compensation	67,089	59,358
Severance and Other Charges	28,328	41,736
Effect of Acquisitions and Divestitures	(1,127)	275
Gains, Losses and Settlements impacting comparability	912	13,447
Adjusted Operating Income	$960,844	$939,304
Effect of Currency Translation	1,307	12,407
Adjusted Operating Income (Constant Currency)	$962,151	$951,711
Adjusted Operating Income Margin (Constant Currency)	6.56%	6.51%

	Fiscal 2015	Fiscal 2014
Sales (as reported)	$14,329,135	$14,832,913
Operating Income (as reported)	$627,938	$564,563
Operating Income Margin (as reported)	4.38%	3.81%
Sales (as reported)	$14,329,135	$14,832,913
Effect of Currency Translation	—	(470,565)
Effect of Acquisitions and Divestitures	(9,377)	(3,774)
Adjusted Sales	$14,319,758	$14,358,574
Estimated Impact of 53rd Week	—	(257,963)
Adjusted Sales (Organic)	$14,319,758	$14,100,611
Operating Income (as reported)	$627,938	$564,563
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	110,080	129,505
Share-Based Compensation	72,800	47,522
Effect of Currency Translation	—	(27,955)
Severance and Other Charges	66,545	53,554
Effect of Acquisitions and Divestitures	(421)	(71)
Branding	—	26,910
Initial Public Offering-Related Expenses, including share-based compensation	—	56,133
Gains, Losses and Settlements impacting comparability	3,793	1,911
Adjusted Operating Income (Constant Currency)	$880,735	$852,072
Adjusted Operating Income Margin (Constant Currency)	6.15%	5.93%

	Fiscal 2013
Sales (as reported)	$13,945,657
Operating Income (as reported)	$514,474
Operating Income Margin (as reported)	3.69%
Sales (as reported)	$13,945,657
Effect of Currency Translation	(106,188)
Effect of Acquisitions and Divestitures	(25,477)
Adjusted Sales	$13,813,992
Estimated Impact of 53rd Week	—
Adjusted Sales (Organic)	$13,813,992
Operating Income (as reported)	$514,474
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	155,443
Share-Based Compensation	19,417
Effect of Currency Translation	(6,063)
Severance and Other Charges	113,464
Effect of Acquisitions and Divestitures	(5,992)
Branding	968
Initial Public Offering-Related Expenses, including share-based compensation	—
Gains, Losses and Settlements impacting comparability	(10,251)
Adjusted Operating Income (Constant Currency)	$781,460
Adjusted Operating Income Margin (Constant Currency)	5.66%

Annex-3

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED NET INCOME & ADJUSTED EPS

(Unaudited) (In thousands, except per share amounts)

	12 Months Ended 9/29/2017	12 Months Ended 9/30/2016	12 Months Ended 10/2/2015	12 Months Ended 10/3/2014	12 Months Ended 9/27/2013
Net Income Attributable to Aramark Stockholders (as reported)	$373,923	$287,806	$235,946	$148,956	$69,356
Adjustment:
Loss from Discontinued Operations, net of tax	—	—	—	—	1,030
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	57,585	78,174	110,080	129,505	155,443
Share-Based Compensation	67,089	59,358	72,800	47,522	19,417
Severance and Other Charges	28,328	41,736	66,545	53,554	113,464
Effects of Acquisitions and Divestitures	(1,127)	275	(421)	(71)	(5,992)
Branding	—	—	—	26,910	968
Initial Public Offering-Related Expenses, including share-based compensation	—	—	—	56,133	—
Gains, Losses and Settlements impacting comparability	912	13,447	3,793	1,911	(10,251)
Effects of Refinancing on Interest and Other Financing Costs, net	31,491	31,267	—	25,705	39,830
Tax Impact of Adjustments to Adjusted Net Income	(69,039)	(87,025)	(102,485)	(128,442)	(118,694)
Adjusted Net Income	$489,162	$425,038	$386,258	$361,683	$264,571
Effect of Currency Translation, net of tax	989	7,802	—	(18,171)	(3,941)
Adjusted Net Income (Constant Currency)	$490,151	$432,840	$386,258	$343,512	$260,630

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$373,923	$287,806	$235,946	$148,956	$69,356
Diluted Weighted Average Shares Outstanding	251,557	248,763	246,616	237,451	209,370
	$1.49	$1.16	$0.96	$0.63	$0.33
Earnings Per Share Growth (as reported)	28.45%

Adjusted Earnings Per Share
Adjusted Net Income	$489,162	$425,038	$386,258	$361,683	$264,571
Diluted Weighted Average Shares Outstanding	251,557	248,763	246,616	237,451	209,370
	$1.94	$1.71	$1.57	$1.52	$1.26
Adjusted Earnings Per Share (Constant Currency as reported in each respective year)
Adjusted Net Income (Constant Currency)	$490,151	$432,840	$386,258	$343,512	$260,630
Diluted Weighted Average Shares Outstanding	251,557	248,763	246,616	237,451	209,370
	$1.95	$1.74	$1.57	$1.45	$1.24
Adjusted Earnings Per Share (Constant Currency)	$1.95	$1.71
Adjusted Earnings Per Share Growth (Constant Currency)	14.04%

Annex-4

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

NET DEBT TO COVENANT ADJUSTED EBITDA

(Unaudited) ($ in thousands)

	12 Months Ended 9/29/2017	12 Months Ended 9/30/2016
Net Income Attributable to Aramark Stockholders (as reported)	$373,923	$287,806
Interest and Other Financing Costs, net	287,415	315,383
Provision for Income Taxes	146,455	142,699
Depreciation and Amortization	508,212	495,765
Share-based compensation expense	65,155	56,942
Unusual or non-recurring (gains) and losses	—	—
Pro forma EBITDA for equity method investees	14,198	14,277
Pro forma EBITDA for certain transactions	18	4,098
Other	36,833	35,436
Covenant Adjusted EBITDA	$1,432,209	$1,352,406

Net Debt to Covenant Adjusted EBITDA
Total Debt[1]	$5,268,488	$5,270,036
Less: Cash and cash equivalents	238,797	152,580
Net Debt	$5,029,691	$5,117,456
Covenant Adjusted EBITDA	$1,432,209	$1,352,406
Net Debt/Covenant Adjusted EBITDA	3.5	3.8

	12 Months Ended 10/2/2015	12 Months Ended 10/3/2014
Net Income Attributable to Aramark Stockholders (as reported)	$235,946	$148,956
Interest and Other Financing Costs, net	285,942	334,886
Provision for Income Taxes	105,020	80,218
Depreciation and Amortization	504,033	521,581
Share-based compensation expense	66,416	96,332
Unusual or non-recurring (gains) and losses	(3,900)	2,866
Pro forma EBITDA for equity method investees	14,804	18,819
Pro forma EBITDA for certain transactions	—	—
Other	58,858	28,373
Covenant Adjusted EBITDA	$1,267,119	$1,232,031

Net Debt to Covenant Adjusted EBITDA
Total Debt[1]	$5,266,024	$5,445,594
Less: Cash and cash equivalents	122,416	111,690
Net Debt	$5,143,608	$5,333,904
Covenant Adjusted EBITDA	$1,267,119	$1,232,031
Net Debt/Covenant Adjusted EBITDA	4.1	4.3

12 Months Ended 9/27/2013
Net Income Attributable to Aramark Stockholders (as reported)	$69,356
Interest and Other Financing Costs, net	423,845
Provision for Income Taxes	19,233
Depreciation and Amortization	542,135
Share-based compensation expense	19,417
Unusual or non-recurring (gains) and losses	8,634
Pro forma EBITDA for equity method investees	20,984
Pro forma EBITDA for certain transactions	—
Other	74,485
Covenant Adjusted EBITDA	$1,178,089

Net Debt to Covenant Adjusted EBITDA
Total Debt[1]	$5,824,070
Less: Cash and cash equivalents	110,998
Net Debt	$5,713,072
Covenant Adjusted EBITDA	$1,178,089
Net Debt/Covenant Adjusted EBITDA	4.8

1	2015-2017 Total Debt reflects an adjustment attributable to an accounting rule change related to debt issuance costs (Accounting Standards Update 2015-03); 2013-2014 Total Debt does not.

Annex-5

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(Unaudited) ($ in thousands)

	12 Months Ended 9/29/2017	12 Months Ended 9/30/2016
Net Cash provided by operating activities	$1,053,387	$867,314
Net purchases of property and equipment, client contract investments and other	(533,823)	(485,708)
Free Cash Flow	$519,564	$381,606
Free Cash Flow Increase	36.15%

Annex-6

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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Standard Time on January 30, 2018. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Standard Time on January 30, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by 11:59 p.m. Eastern Standard Time on January 30, 2018.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E34923-P98461	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARAMARK	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) with respect to whom authority to vote is withheld on the line below.
The Board of Directors recommends you vote FOR each of the director nominees listed below.

1. Election of Directors	☐	☐	☐

Nominees:

01) Eric J. Foss	07) Daniel J. Heinrich
02) Pierre-Olivier Beckers-Vieujant	08) Sanjeev K. Mehra
03) Lisa G. Bisaccia	09) Patricia B. Morrison
04) Calvin Darden	10) John A. Quelch
05) Richard W. Dreiling	11) Stephen I. Sadove
06) Irene M. Esteves

The Board of Directors recommends you vote FOR Proposals 2 and 3.			For	Against	Abstain

2. To ratify the appointment of KPMG LLP as Aramark’s independent registered public accounting firm for the fiscal year ending September 28, 2018.			☐	☐	☐

3. To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.			☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be held on January 31, 2018:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E34924-P98461

Aramark

Annual Meeting of Shareholders

January 31, 2018, 10:00 AM EST

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Eric J. Foss and Stephen R. Reynolds, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Aramark that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Standard Time, on January 31, 2018, at the Philadelphia Marriott Downtown, 1201 Market Street, Philadelphia, Pennsylvania 19107, and any adjournment or postponement thereof and further authorizes such proxies to vote in his or her discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side